PROSPECTUS SUPPLEMENT To Prospectus dated May 6, 2025	Filed Pursuant to 424(b)(3) Registration No. 333-274606

NAKAMOTO INC.

2,059,811 Shares of Common Stock Issuable Upon Exercise of Previously Issued Warrants

and

82,310 Shares of Common Stock

This prospectus supplement updates and supplements the information contained in the prospectus dated May 6, 2025 (as may be supplemented or amended from time to time, the “Prospectus”), which forms part of our registration statement on Form S-1 (File No. 333-274606), as amended, with the information contained in our Current Reports on Form 8-K which were filed with the Securities and Exchange Commission on December 8, 2025, December 9, 2025, December 12, 2025, December 18, 2025, and January 21, 2026 (the “Current Reports”). Accordingly, we have attached the Current Reports to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the issuance by Nakamoto Inc., a Delaware corporation, of up to 2,059,811 shares of common stock underlying the tradeable warrants (the “Tradeable Warrants”), the non-tradeable warrants (the “Non-tradeable Warrants”) and the representative’s warrants (the “Representative’s Warrants” and, together with the Tradeable Warrants and the Non-tradeable Warrants, the “Warrants”) previously issued by us in our initial public offering that closed on June 3, 2024. We are not selling any shares of our common stock in this offering, and, as a result, we will not receive any proceeds from the sale of the common stock covered by this prospectus. All of the net proceeds from the sale of our common stock will go to the holders of the Warrants. Upon exercise of the Warrants, however, we will receive proceeds from the exercise of such Warrants if exercised for cash.

The Prospectus and the prospectus supplement also relate to the resale from time to time by the selling stockholders named in the Prospectus (the “Selling Stockholders”) of 82,310 shares of common stock. We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders pursuant to the Prospectus.

You should read this prospectus supplement in conjunction with the Prospectus. This prospectus supplement is qualified by reference to the Prospectus except to the extent that the information in this prospectus supplement supersedes the information contained in the Prospectus. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus. If there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement. Terms used in this prospectus supplement but not defined herein shall have the meanings given to such terms in the Prospectus.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “NAKA” and our Tradeable Warrants are listed under the symbol “NAKAW.” The last reported sale price of our common stock on Nasdaq on January 22, 2026 was $0.40 per share and the last reported sale price of our Tradeable Warrants on Nasdaq on January 22, 2026 was $1.89 per warrant.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 20 of the Prospectus and in the other documents that are incorporated by reference in the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under the Prospectus or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 23, 2026.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2025

Kindly MD, Inc.

(Exact name of registrant as specified in its charter)

001-42103	84-3829824
(Commission File Number)	(IRS Employer Identification Number)

5097 South 900 East, Suite 100, Salt Lake City, UT	84117
(Address of Principal Executive Offices)	(Zip Code)

(385) 388-8220

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	NAKA	The Nasdaq Stock Market LLC
Tradeable Warrants to purchase shares of Common Stock, par value $0.001 per share	NAKAW	OTC Pink Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On December 8, 2025, the Board of Directors (the “Board”) of Kindly MD, Inc., a Utah corporation (the “Company”) appointed Teresa Gendron, age 56, as Chief Financial Officer of the Company, effective December 8, 2025 (the “Effective Date”). Ms. Gendron will also serve as the Company’s Treasurer. Ms. Gendron will replace Jared Barrera, who will step down from the role of Chief Financial Officer and into a role as Senior Vice President of Finance, effective immediately. Mr. Barrera’s employment agreement, initially dated September 1, 2023, will continue and there will be no changes to the terms of the employment, other than his role.

Prior to her appointment, Ms. Gendron served as Chief Financial Officer of Markel Group Inc., a publicly traded insurance and investments company listed on the New York Stock Exchange, from March 2023 to December 2023, and as Chief Financial Officer of Jefferies Financial Group Inc., a publicly traded financial services company listed on the New York Stock Exchange, from September 2014 to March 2023. Since July 2021, she has served as a director and Audit Committee member of Hillman Solutions Corp., a publicly traded company. Ms. Gendron holds a bachelor’s degree in accounting from the University of Virginia, and an MBA degree from Georgetown University.

There are no arrangements or understandings between Ms. Gendron and any other person pursuant to which Ms. Gendron was appointed to serve as the Chief Financial Officer of the Company. There are no family relationships between Ms. Gendron and any of the Company’s directors or executive officers. Ms. Gendron has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

In connection with her appointment as Chief Financial Officer, the Company entered into an employment agreement with Ms. Gendron (the “CFO Employment Agreement”) dated December 8, 2025. Under the terms of the CFO Employment Agreement, Ms. Gendron will receive an annual base salary of $450,000, and will be eligible for annual incentive compensation with a target of up to 150% of the base salary, subject to performance metrics established by the Board. Ms. Gendron will also be eligible to receive an initial grant of performance-based restricted stock units valued at $1,000,000, which will vest over a four-year period from the Effective Date, subject to performance metrics established by the Board and other customary terms. The agreement contains customary confidentiality, non-compete, non-solicitation, and intellectual property provisions, and may be terminated by either party in accordance with its terms.

Ms. Gendron will also be entitled to participate in the Company’s employee benefit plans made available to similarly situated employees, as well as directors’ and officers’ insurance and indemnification consistent with other executive officers.

The CFO Employment Agreement provides that Ms. Gendron’s employment is at will and may be terminated by either party at any time, with or without cause or notice. If her employment is terminated by the Company without Cause (as defined in the CFO Employment Agreement), or she resigns for Good Reason (as defined in the CFO Employment Agreement), Ms. Gendron may be entitled to: (i) severance equal to six (6) months of her then current base salary, (ii) payment of any earned but unpaid prior year annual incentive, (iii) partial acceleration of any then unvested stock options (if any) and performance-based RSUs, and (iv) accrued but unpaid base salary and any accrued, unused vacation, in each case subject to the terms of the CFO Employment Agreement.

The foregoing description of the CFO Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CFO Employment Agreement, which is filed as Exhibit 10.1 and incorporated by reference hereto.

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Appointment of Chief Accounting Officer

On December 8, 2025, the Board appointed John Dalton, age 43, as Chief Accounting Officer and Controller of the Company, effective as of the Effective Date. Prior to his appointment, Mr. Dalton served as Chief Financial Officer of Jefferies Finance LLC, from July 2023 to September 2025, and previously served as Vice President and Co-Controller of Jefferies Financial Group Inc., a publicly traded financial services company listed on the New York Stock Exchange, from 2022 to 2023. Prior to the corporate consolidation of Jefferies Financial Group Inc. and Jefferies Group LLC, Mr. Dalton served as Vice President, Controller and Chief Accounting Officer of Jefferies Financial Group Inc. from 2015 to 2022. Mr. Dalton holds a Bachelor of Business Administration from James Madison University and is a Certified Public Accountant in the Commonwealth of Virginia.

In connection with his appointment as Chief Accounting Officer, the Company entered into an employment agreement with Mr. Dalton (the “CAO Employment Agreement”) dated December 8, 2025. Under the terms of the CAO Employment Agreement, Mr. Dalton will receive an annual base salary of $300,000 and will be eligible for annual incentive compensation with a target equal to 50% of his annual base salary, based on performance metrics established by the Board (or its Compensation Committee). Mr. Dalton will be eligible to receive an initial grant of performance-based restricted stock units with a grant-date value of $600,000. Such award will vest over a four-year period. Subsequent annual performance-based awards may be granted at the Board’s discretion, subject to performance metrics established for each grant year. The agreement contains customary confidentiality, non-compete, non-solicitation, and intellectual property provisions, and may be terminated by either party in accordance with its terms.

Mr. Dalton will also be entitled to participate in the Company’s employee benefit plans made available to similarly situated employees, as well as to vacation and sick leave in accordance with Company policy and reimbursement of reasonable business expenses pursuant to the Company’s expense reimbursement policy.

The CAO Employment Agreement provides that Mr. Dalton’s employment is at will and may be terminated by either party at any time, with or without cause or notice. If his employment is terminated by the Company without Cause (as defined in the CAO Employment Agreement), or he resigns for Good Reason (as defined in the CAO Employment Agreement), Mr. Dalton may be entitled to: (i) severance equal to six (6) months of his then-current base salary, (ii) partial acceleration of any then-unvested stock options (if any) and performance-based RSUs to the extent such awards would have vested during the six (6) months following termination (subject to satisfaction of applicable performance metrics), and (iii) accrued but unpaid base salary and any accrued, unused vacation, in each case subject to the terms of the CAO Employment Agreement.

The foregoing description of the CAO Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CAO Employment Agreement, which is filed as Exhibit 10.2 and incorporated by reference hereto.

Item 7.01. Regulation FD Disclosures.

On December 8, 2025 the Company issued a press release announcing the appointment of Ms. Gendron as the Company’s new Chief Financial Officer, and the appointment of Mr. Dalton as the Company’s Chief Accounting Officer, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Exhibit 99.1 contains forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements.

The information set forth under Item 7.01 of this Current Report on Form 8-K (“Current Report”), including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1#	Employment Agreement with Teresa Gendron, dated December 8, 2025
10.2#	Employment Agreement with John Dalton, dated December 8, 2025
99.1	Press Release, dated December 8, 2025
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

#	Indicates a management contract or any compensatory plan, contract or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

KINDLY MD, INC.

Dated: December 8, 2025	By:	/s/ David Bailey
David Bailey
Chief Executive Officer

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Exhibit 10.1

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is made as of December 8, 2025 and is entered into by and between Kindly MD, Inc. d/b/a Nakamoto (the “Company”) and Teresa Gendron (“Employee”) (collectively with the Company, the “Parties”; each of the Parties referred to individually as a “Party”). In consideration of the promises and mutual covenants and agreements set forth in this Agreement, the Parties hereby agree as follows:

1.	EMPLOYMENT.

(a)	Title. The Company hereby agrees to employ Employee, and Employee hereby accepts such employment, as Chief Financial Officer reporting to the Chief Executive Officer or a designee of the Chief Executive Officer.

(b)	Principal Place of Employment. Employee’s principal place of employment shall initially be Virgina, although time may be spent, as part of performing the services set forth herein, in such other domestic and/or international locations, as may be reasonably requested by the Company from time to time, for which Employee may be required to travel at the Company’s sole expense, in accordance with its travel policies.

(c)	At Will Relationship. Employee’s employment with the Company shall commence on the date here. Employee’s employment shall be considered “at will” in nature and, accordingly, either the Company or Employee may terminate this Agreement and Employee’s employment at any time and for any reason, with or without cause or prior notice. Nothing in this Agreement, including but not limited to Section 3 hereof, shall be construed as, or shall interfere with, abridge, limit, modify, or amend the “at will” nature of Employee’s employment with Company. Except as set forth in Section 3 of this Agreement, upon Employee’s separation from employment with the Company (for any reason), all compensation and benefits payable or provided to Employee shall, except as required by applicable law, terminate as of the effective date of Employee’s termination (the “Termination Date”).

(d)	Duties and Responsibilities. During Employee’s employment with the Company, Employee shall at all times: (i) comply with the terms and conditions set forth in this Agreement; (ii) perform and carry out such responsibilities, duties, and authorities as the Company may direct, designate, request of, or assign to Employee from time to time consistent with Employee’s title, which shall include, but not necessarily be limited to, the services set forth in Exhibit A hereto; (iii) perform the duties and carry out the responsibilities assigned to the Employee by the Company to the best of Employee’s ability, in a trustworthy, business-like, and efficient manner for the purpose of advancing the business and interests of the Company; (iv) devote sufficient time, attention, effort, and skill to Employee’s position with and the business of the Company; (v) comply with and abide by the Company’s policies, practices, and procedures (as may be amended or otherwise modified from time to time by the Company); and (vi) comply with all laws, rules, regulations, and licensing requirements of, or that may be applicable to, Employee’s employment with the Company.

In the event that any term(s) of this Agreement conflicts with a term(s) of any employee handbook, policy, practice, or procedure adopted or maintained, at any time, by the Company, the term(s) of this Agreement shall control and supersede such conflicting term(s).

(e)	No Conflicts. Employee represents and warrants that she is not bound by or subject to any written or oral agreement, pact, covenant, or understanding with any previous or concurrent employer, or any other party, that would limit, abridge, restrict, or interfere with, in any way, Employee’s ability to perform Employee’s duties and obligations hereunder. Employee further represents and warrants that the performance of Employee’s duties and obligations hereunder shall not violate any written or oral agreement, pact, covenant, or understanding by and between Employee and any previous or concurrent employer, or any other party. Employee further represents and warrants that she will not use any trade secret, or confidential or proprietary information, of any of Employee’s previous or concurrent employers, or that was obtained, learned, or procured during any period of employment prior to or concurrent with Employee’s employment with the Company, in connection with Employee’s employment with the Company or in the performance of Employee’s duties and obligations hereunder.

2.	COMPENSATION AND BENEFITS. Subject to the terms and conditions of Sections 1 and 3 of this Agreement and Employee’s continued employment with the Company, and in consideration for the services to be provided hereunder by Employee, the Company hereby agrees to pay or otherwise provide Employee with the following compensation and benefits during Employee’s employment with the Company:

(a)	Annual Salary. The Company shall pay Employee a base salary equal to $450,000 per year (as it may be adjusted from time to time, the “Annual Salary”), less applicable taxes, withholdings, and deductions, and any other deductions that may be authorized by Employee, from time to time, in accordance with applicable federal, state, and/or local law. The Annual Salary shall be payable in accordance with the Company’s standard payroll practices and procedures, as in effect from time to time. Employee acknowledges and understands that Employee’s position of employment with the Company is considered “exempt,” as that term is defined under the Fair Labor Standards Act and applicable state or local law. As an exempt employee, Employee is not eligible to receive overtime pay.

Notwithstanding the foregoing, the Annual Salary may be reviewed by the Company from time to time and may be subject to upward or downward adjustment, in the Company’s sole discretion, based upon a review and consideration of various factors, including but not limited to Employee’s performance and/or the Company’s overall financial performance; provided, that in the case of a downward adjustment, only in the case that such downward adjustments are with Employee’s consent or applied pursuant to a salary reduction program affecting all or substantially all of the employees of the Company and that does not adversely affect Employee to a greater extent than other similarly situated employees.

(b)	Incentive Compensation. Employee will be eligible to receive annual incentive compensation with a target equal to 150% of Annual Salary in accordance with performance metrics established by the Board or the compensation committee of the Board, in its sole and absolute discretion (the “Incentive Compensation”), which may vary from year to year and which shall be provided to or made available to Employee. In order for Employee to be eligible to receive Incentive Compensation pursuant to this Section 2(b), Employee must remain continuously employed by the Company through the date of payment of any such earned Incentive Compensation. The Incentive Compensation shall be subject to other customary terms to be set forth in any corresponding award agreement or applicable plan document.

(c)	Annual Performance Award. Subject to (i) approval of the Board or the compensation committee of the Board, which shall be promptly sought, (ii) timely execution of an award agreement (the “Award Agreement”) and (iii) the terms and conditions of the Award Agreement, Employee will receive an annual grant of performance-based restricted stock units. The initial grant shall be calculated by dividing $1,000,000 by the closing trading price of the Company common stock as of the date of grant (the “Initial Annual Performance Award”). Subsequent performance-based annual grants of restricted stock units shall be based on performance metrics established by the Board (or its compensation committee), which metrics may vary from year to year (the “Annual Performance Awards”).

The Initial Annual Performance Award and any subsequent Annual Performance Awards (collectively, the “Performance Awards”) shall each vest over a four (4) year period, with no vesting during the first twelve (12) months following the grant date (the “RSU Cliff Period”), and thereafter twenty-five percent (25%) of the award shall vest upon completion of the RSU Cliff Period, with the remaining seventy-five percent (75%) vesting in equal quarterly installments over the subsequent three (3) years, subject to Employee’s continued employment with the Company in good standing through each applicable vesting date, other than as otherwise stated (if at all) n the Performance Award documentation.

The Performance Awards shall also be subject to the achievement of performance milestones established for each grant year by the Board (or its compensation committee). Each Performance Award shall be subject to other customary terms to be set forth in the corresponding award agreement and the Plan.

The initial annual grant will be issued to Employee no later than the end of the next fiscal quarter.

(d)	Benefit Plans. Employee shall be entitled to participate in any and all medical insurance, group health, disability insurance, life insurance, incentive, savings, retirement, and other benefit plans, if any, which are made generally available to similarly-situated employees of the Company (and subject to eligibility requirements, enrollment criteria, and other terms and conditions of such plans), and which the Company (or any affiliate maintaining any such arrangement), in its sole discretion, may at any time amend, modify, or terminate, subject to the terms and conditions of such plans and applicable federal, state, or local law. Such plans shall include D&O insurance and indemnification in accordance with that provided to other C-suite employees.

(e)	Vacation and Sick Leave. Employee shall be entitled to vacation and sick leave in accordance with the Company’s respective vacation and sick leave policies, as in effect from time to time.

(f)	Expenses. Employee shall be entitled to reimbursement for all reasonable expenses that she incurs in connection with the performance of Employee’s duties and obligations hereunder. Upon presentment by Employee of appropriate and sufficient documentation, as determined in the Company’s sole discretion, the Company shall reimburse Employee for all such expenses in accordance with the Company’s expense reimbursement policy, as in effect from time to time.

3.	EFFECT OF TERMINATION. Employee’s employment may be terminated by the Company for Cause (as defined below) or without Cause or by resignation for any reason. In the event of any such termination, Employee shall only be entitled to the following:

(a)	Termination of Employment for Any Reason, Resignation by the Employee, or Termination by the Company for Cause. If Employee’s employment is terminated for any reason, is terminated by the Company for Cause or Employee resigns from his employment for any reason, then in full satisfaction of the Company’s obligations under this Agreement, Employee shall be entitled to receive (i) any vacation accrued but unused as of the Termination Date, subject to the Company’s policies regarding vacation pay, and (ii) any Annual Salary earned but unpaid as of the Termination Date (the “Accrued Obligations”).

(b)	Termination by the Company without Cause, or Resignation by the Employee for Good Reason. If Employee’s employment is terminated by the Company without Cause or by Employee for Good Reason, subject to Employee executing and not revoking a general release of all claims against the Company, its subsidiaries, and any of their respective affiliates in a form to be provided to Employee from the Company (a “Release”) and the expiration of any applicable revocation period with respect to the Release within forty-five (45) days after Employee’s Termination Date (the last day of the maximum period of time that the Release can be executed and no longer revocable, the “Release Consideration Expiration Date”, and the actual date in which the Release is fully effective and no longer revocable, the “Release Effective Date”), then in full satisfaction of the Company’s obligations under this Agreement, Employee shall be entitled to receive the following: (i) an amount equal to six (6) months of then-current Annual Salary, as of the Termination Date, which shall be paid, in equal monthly installments in accordance with the Company’s general payroll practices, with the first installment to be paid on the first payroll date following the effective date of the Release (the “Severance Payment Commencement Date”), with any such payments that would have otherwise been made to Employee following their Termination Date but prior to the Release Effective Date to be paid on the Severance Payment Commencement Date; (ii) Incentive Compensation for a prior year, if earned but not yet paid; (iii) partial acceleration of any then-unvested stock options (if any) and Annual Performance Awards as of the Termination Date that would have vested during the six (6) month period immediately following the date of the Termination Date (provided that, for any performance-based awards, any applicable performance-metrics are satisfied); and (iii) any Accrued Obligations as of the Termination Date.

(c)	Definition of Cause and Good Reason.

(i)	For purposes herein, “Cause” shall mean the occurrence of any one or more of the following events, as determined in the sole discretion of the Company:

(A)	Willful Misconduct or Gross Negligence: Employee’s willful misconduct, gross negligence, or material failure to perform the duties and responsibilities of their position (other than as a result of physical or mental incapacity), after written notice from the Company and a reasonable opportunity to cure, if curable.

(B)	Violation of Policies: Employee’s material violation of any written policy, code of conduct, or procedure of the Company, its subsidiaries, or any of their respective affiliates, including but not limited to those relating to harassment, discrimination, workplace safety, or substance abuse.

(C)	Dishonesty or Fraud: Employee’s commission of, or participation in, any act of fraud, dishonesty, embezzlement, misappropriation, or other act of material misconduct with respect to the Company, its subsidiaries, or any of their respective affiliates.

(D)	Criminal Conduct: Employee’s indictment for, conviction of, or plea of guilty or nolo contendere to, a felony or any crime involving moral turpitude, dishonesty, or theft.

(E)	Breach of Agreement or Fiduciary Duty: Employee’s material breach of this Agreement or any other written agreement with the Company, its subsidiaries, or any of their respective affiliates, or Employee’s breach of any fiduciary duty owed to the Company, its subsidiaries, or any of their respective affiliates.

(F)	Unauthorized Disclosure: Employee’s unauthorized use or disclosure of any confidential or proprietary information of the Company, its subsidiaries, or any of their respective affiliates.

(ii)	“Good Reason” shall mean Employee’s termination of his employment in accordance with the next sentence after the occurrence of one or more of the following events without Employee’s express written consent: (i) a material diminishment of Employee’s job title; (ii) a material reduction by the Company in Employee’s rate of Annual Salary by more than ten percent (10%) (provided, however that such a reduction in the Holder’s base salary pursuant to a salary reduction program affecting all or substantially all of the employees of the Company and that does not adversely affect the Holder to a greater extent than other similarly situated employees shall not constitute Good Reason); (iii) a material change in the geographic location of Employee’s primary work facility or location that is requested or initiated by the Company; provided, that a relocation of less than thirty (30) miles from Employee’s then present location will not be considered a material change in geographic location.

4.	RESTRICTIVE COVENANTS. The Parties agree that the Company and its respective subsidiaries and affiliates are engaged in highly competitive industries and would suffer irreparable harm and incur substantial damage if Employee were to enter into competition with the Company and its respective subsidiaries and affiliates. Therefore, in order for the Company to protect their legitimate business interests, Employee covenants and agrees as follows:

(a)	Employee shall not, at any time during Employee’s employment with the Company and for a period of 6 months thereafter (the “Restricted Period”), anywhere in the United States or any jurisdiction in which the Company and its subsidiaries and affiliates conduct material business operations (the “Restricted Territory”), either directly or indirectly: (i) accept employment with or render services to (whether as an employee, agent, servant, owner, partner, consultant, employee, independent contractor, representative, director, officer, or stockholder) any person or entity that is a business competitor of the Company and its subsidiaries and affiliates or entity that competes with the Company and its subsidiaries and affiliates in the field of Bitcoin treasury management, Bitcoin-native financial services, or public-market digital asset vehicles, or has at any time during Employee’s employment with the Company engaged or attempted to engage in business competition with the Company and its subsidiaries and affiliates, in a position, capacity, or function that is similar, in title or substance, whether in whole or in part, to any position, capacity, or function that Employee held with or in which Employee served the Company; or (ii) invest in any person or entity that is a business competitor of the Company and its subsidiaries and affiliates, or has at any time during Employee’s employment with the Company engaged or attempted to engage in business competition with the Company and subsidiaries and affiliates, except that Employee may own up to one percent (1%) of any outstanding class of securities of any company registered under Section 12 of the Securities Exchange Act of 1934, as amended;

(b)	Employee shall not, at any time during Employee’s employment with the Company and for a period of 12 months thereafter in the Restricted Territory, for any reason, on Employee’s own behalf or on behalf of any other person or entity, by or through any means including but not limited to social media: (i) solicit, invite, induce, cause, or encourage to alter or terminate Employee’s, her, or its business relationship with the Company and its subsidiaries and affiliates, any client, customer, supplier, vendor, licensee, licensor, or other person or entity that, at any time during Employee’s employment with the Company, had a business relationship with the Company and subsidiaries and affiliates, or any person or entity whose business the Company and its subsidiaries and affiliates was soliciting or attempting to solicit at the time of Employee’s termination, (a) for whom Employee performed services or with whom Employee had contact during Employee’s employment with the Company, or whose business Employee was soliciting or attempting to solicit at the time of Employee’s termination, and (b) with whom Employee did not have a business relationship prior to Employee’s employment with the Company; (ii) solicit, entice, attempt to solicit or entice, or accept business from any such client, customer, supplier, vendor, licensee, licensor, person, or entity; or (iii) interfere or attempt to interfere with any aspect of the business relationship between the Company and its subsidiaries and affiliates and any such client, customer, supplier, vendor, licensee, licensor, person, or entity.

(c)	Employee shall not, at any time during Employee’s employment with the Company and for a period of 12 months thereafter in the Restricted Territory, either directly or indirectly, on Employee’s own behalf or on behalf of any other person or entity, by or through any means including but not limited to social media: (i) solicit, invite, induce, cause, or encourage any director, officer, employee, agent, representative, consultant, or contractor of the Company and its subsidiaries and affiliates to alter or terminate Employee’s, her, or its employment, relationship, or affiliation with the Company and its subsidiaries and affiliates; (ii) interfere or attempt to interfere with any aspect of the relationship between the Company and its subsidiaries and affiliates and any such director, officer, employee, agent, representative, consultant, or contractor; or (iii) engage, hire, or employ, or cause to be engaged, hired, or employed, in any capacity whatsoever, any such director, officer, employee, agent, representative, consultant, or contractor.

(d)	Employee covenants and agrees that, during the Restricted Period, Employee shall not make any statement, written or verbal, in any forum or media, or take any other action or engage in any conduct that disparages the Company and its subsidiaries and affiliates, their services, products, officers, directors, managers, employees, shareholders, members, investments or agents. The Company and its subsidiaries and affiliates covenant and agree that, during the Restricted Period, the Company and its subsidiaries and affiliates shall not make any statement, written or verbal, in any forum or media, or take any other action or engage in any conduct that disparages Employee. Nothing in this Section 4(d) shall prohibit any Person from (A) testifying truthfully in any legal or administrative proceeding or otherwise truthfully responding to any other request for information or testimony to which such Person is legally required to respond; (B) making any truthful statement to the extent necessary to rebut any untrue public statements made by another Person; (C) making any statement or engaging in any conduct that would constitute a permitted disclosure; (D) making any truthful statement as part of or in any arbitration or court proceeding that involves such Person; or (E) making any truthful statement or expression of opinion in connection with requests from third parties for employment references or in connection with discussions involving matters of workplace concern, such as performance review, bonus determination, or investigation.

Employee represents, warrants, agrees, and understands that: (i) the covenants and agreements set forth in this Section 4 of the Agreement are reasonable in their geographic scope, temporal duration, and the type and scope of activities they restrict; (ii) the Company’s agreement to employ Employee, and a portion of the compensation to be paid to Employee hereunder, are in consideration for such covenants and Employee’s continued compliance therewith, and constitute adequate and sufficient consideration for such covenants; (iii) Employee shall not raise any issue of, nor contest or dispute, the reasonableness of the geographic scope, temporal duration, or content of such covenants and agreements in any proceeding to enforce such covenants and agreements; (iv) the enforcement of any remedy under this Agreement will not prevent Employee from earning a livelihood, because Employee’s past work history and abilities are such that Employee can reasonably expect to find work in other areas and lines of business; (v) the covenants and agreements set forth in this Section 4 of the Agreement are essential for the Company’s and its subsidiaries and affiliates reasonable protection, are designed to protect the Company’s and its subsidiaries and affiliates legitimate business interests, and are necessary and implemented for legitimate business reasons; and (vi) in entering into this Agreement, the Company has relied upon Employee’s representation that Employee will comply in full with the covenants and agreements set forth in this Section 4 of the Agreement.

If Employee breaches Section 4(a), 4(b), or 4(c) above, then the period during which that section remains in effect shall be extended by the length of time during which such breach continues.

5.	CONFIDENTIALITY.

(a)	Confidential Information. Employee acknowledges that during her employment with the Company, and by the nature of Employee’s duties and obligations hereunder, Employee will come into close contact with confidential information of the Company and its subsidiaries, affiliates, and/or other related entities, as applicable, including but not limited to: trade secrets, know-how, Intellectual Property (as that term is defined below), business plans, client/customer lists, pricing, sales and marketing information, products, research, algorithms, market intelligence, services, technologies, concepts, methods, sources, methods of doing business, patterns, processes, compounds, formulae, programs, devices, tools, compilations of information, development, manufacturing, purchasing, engineering, computer programs (whether in source code or object code), theories, techniques, procedures, strategies, systems, designs, works of art, the identity of and any information concerning affiliates or customers, or potential customers, information received from others that the Company and its subsidiaries and affiliates are obligated to treat as confidential or proprietary, and any other technical, operating, non-public financial, and other business information that has commercial value, whether relating to the Company, its business, potential business, or operations, or the business of any of the Company’s affiliates, subsidiaries, related entities, clients, customers, suppliers, vendors, licensees, or licensors, that Employee may develop or of which Employee may acquire knowledge during Employee’s employment with the Company, or from Employee’s colleagues while working for the Company, whether prior to, during, or subsequent to Employee’s execution of this Agreement, and all other business affairs, methods, and information not readily available to the public (collectively, “Confidential Information”). Confidential Information does not include: (i) Employee’s general skills and experience; (ii) information that was lawfully in Employee’s possession prior to Employee’s employment with the Company (other than through breach by a third party of any confidentiality obligation to the Company and its subsidiaries and affiliates); (iii) information that is or becomes publicly available without any direct or indirect act or omission on Employee’s part; (iv) information that is required to be disclosed pursuant to any applicable law, regulation, judicial or administrative order or decree, or request by other regulatory organization having authority pursuant to the law; provided, however, that, except as set forth in and subject to Section 5(b) of this Agreement, Employee shall first have given reasonable notice to the Company prior to making such disclosure; or (v) information that is generally known within the industries or trades in which the Company and its subsidiaries and affiliates transact business.

The term “Intellectual Property” means all discoveries, procedures, designs, creations, developments, improvements, methods, techniques, practices, methodologies, data models, databases, scripts, know-how, processes, algorithms, application program interfaces, software programs, software source documents and training manuals, codes, formulae, works of authorship, mask-works, reports, memoranda, ideas, inventions, customer lists, business and/or financial information, and contributions of any kind, whether or not they are patentable, registrable, or protectable under federal or state patent, copyright, or trade secret laws, or similar statutes, or protectable under common-law principles, and regardless of their form or state of development, that are made, conceived, generated, or reduced to practice by Employee, in whole or in part, either alone or jointly with others, or while Employee was serving as an officer, director, employee, or consultant of, or in any other capacity with, the Company. Notwithstanding anything else in this Agreement, and as it used in this Section 5, the term “Intellectual Property” excludes any software program, application program interface, equipment, supplies, resources, facilities, data, products, information, materials, or trade secrets used by the Company and its subsidiaries and affiliates, and which was developed entirely on Employee’s own time, unless said Intellectual Property: (i) relates to the Company’s and its subsidiaries and affiliates business or potential business; or (ii) results from tasks assigned to Employee by the Company or from work performed by Employee for the Company.

Employee acknowledges and agrees that each and every part of the Company’s and its subsidiaries and affiliates Confidential Information: (a) has been developed by the Company and its subsidiaries and affiliates at significant effort and expense; (b) is sufficiently secret to derive economic value from not being generally known to other parties; (c) is proprietary to and a trade secret of the Company and its subsidiaries and affiliates and, as such, is a valuable, special, and unique asset of the Company and its subsidiaries and affiliates; and (d) constitutes a protectable business interest of the Company and its subsidiaries and affiliates. Employee further acknowledges and agrees that any unauthorized use or disclosure of any Confidential Information by Employee will cause irreparable harm and loss to the Company and its subsidiaries and affiliates. Employee acknowledges and agrees that the Company and its subsidiaries and affiliates own the Confidential Information. Employee agrees not to dispute, contest, or deny any such ownership rights either during or after Employee’s employment with the Company.

In recognition of the foregoing, and except as set forth in and subject to Section 5(b) of this Agreement, Employee covenants and agrees as follows:

(i)	Employee will use Confidential Information only in the performance of Employee’s duties and obligations hereunder for the Company. Employee will not use Confidential Information, directly or indirectly, at any time during or after Employee’s employment with the Company, for Employee’s personal benefit, for the benefit of any other person or entity, or in any manner adverse to the interests of the and its subsidiaries and affiliates. Further, Employee will keep secret all Confidential Information and will not make use of, divulge, or otherwise disclose Confidential Information, directly or indirectly, to anyone outside of the Company, except with the Company’s prior written consent;

(ii)	Employee will take all necessary and reasonable steps to protect Confidential Information from being disclosed to anyone within the Company who does not have a need to know the information and to anyone outside of the Company, except with the Company’s prior written consent;

(iii)	Employee shall not at any time remove, copy, download, or transmit any information from the Company and its subsidiaries and affiliates during the term of this Agreement, except for the benefit of the Company and in accordance with this Agreement and the Company’s policies; and

(iv)	Promptly upon Employee’s termination, and in any event no later than three (3) business days after Employee’s employment with the Company ceases, Employee shall return to the Company and its subsidiaries and affiliates any and all Confidential Information in Employee’s possession, custody, or control, including but not limited to all memoranda, notes, records, plans, reports, forecast, marketing information, financial records and information, employee or contractor records and files, client lists, training materials, trade secrets, and all other documents (and all copies thereof), whether in electronic or hard copy form, which Employee obtained while employed by the Company or otherwise serving or acting on behalf of the Company, or which Employee may then possess or have under Employee’s control. Employee may retain documents evidencing her terms of employment and compensation.

(b)	Duration of Covenant. Employee acknowledges and agrees that Employee’s obligations under this Section 5 of the Agreement shall remain in effect for the duration of Employee’s employment relationship with the Company or its subsidiaries or affiliates and for a period of five (5) years thereafter.

Notwithstanding the foregoing, nothing in this Agreement shall be construed as, or shall interfere with, abridge, limit, restrain, or restrict Employee’s (or Employee’s attorney’s) right, without prior authorization from or notification to the Company: (i) to engage in any activity or conduct or any provision of the National Labor Relations Act (and, in fact, this Section 5 of the Agreement shall not apply to, among other things, any discussion of company wages, hours, and working conditions as protected by the National Labor Relations Act and/or any other applicable federal, state, or local law); (ii) to communicate with any federal, state, or local government agency charged with the enforcement and/or investigation of claims of discrimination, harassment, retaliation, improper wage payments, or any other unlawful employment practices under federal, state, or local law, or to file a charge, claim, or complaint with, or participate in or cooperate with any investigation or proceeding conducted by, any such agency; (iii) to report possible violations of federal, state, or local law or regulation to any government agency or entity, including but not limited, to the extent applicable, to the U.S. Department of Labor, the Department of Justice, the Securities and Exchange Commission (the “SEC”), the Congress, and/or any agency Inspector General, or make other disclosures that are protected under the whistleblower provisions of federal, state, or local law or regulation; or (iv) to communicate directly with, respond to any inquiry from, or provide testimony before, to the extent applicable, the SEC, the Financial Industry Regulatory Authority, any other self-regulatory organization, or any other federal, state, or local regulatory authority, regarding this Agreement or its underlying facts or circumstances.

In addition, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, in the event that Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Employee may disclose the trade secret to Employee’s attorney and use the trade secret information in the court proceeding, if Employee: (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.

To the extent that this Agreement conflicts with the federal Speak Out Act (Public Law No: 117-224), said act shall control and supersede the conflicting portion of this Agreement.

(c)	Retention of All Other Rights. Employee’s obligations under this Section 5 of the Agreement are in addition to, and not in place or lieu of, any other statutory or common law obligations that Employee may have with regard to the maintenance, preservation, protection, use, and/or disclosure of Confidential Information, and the Company specifically reserves all rights it may have against Employee should Employee violate any such statutory or common law obligations.

6.	INJUNCTIVE RELIEF. Employee agrees that it would be difficult to measure any damages caused to the Company and its subsidiaries and affiliates which might result from any breach by Employee of the covenants and agreements set forth in Sections 4 and 5 of this Agreement, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, and notwithstanding any other provision of this Agreement, Employee agrees that if Employee breaches, or the Company and its subsidiaries and affiliates reasonably believe that Employee is likely to breach, Sections 4 or 5 of this Agreement, the Company and its subsidiaries and affiliates shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach, without showing or proving any actual damage to the Company and its subsidiaries and affiliates. Any award or relief to the Company and its subsidiaries and affiliates may, in the discretion of the court, include the Company’s and its subsidiaries and affiliates costs and expenses of enforcement (including reasonable attorneys’ fees, court costs, and expenses). Nothing contained in this Section 6 of the Agreement or in any other provision of the Agreement shall restrict or limit in any manner the Company’s and its subsidiaries and affiliates right to seek and obtain any form of relief, legal or equitable, and shall not waive the Company’s and its subsidiaries and affiliates right to any other relief related to any dispute arising out of this Agreement or related to Employee’s employment with the Company.

7.	NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been given (i) when delivered personally or by hand (with written confirmation of receipt); (ii) if sent by a nationally-recognized overnight courier, on the date received by the addressee (with written confirmation of receipt); or (iii) on the date sent by electronic mail or facsimile (with confirmation of transmission), to the recipient(s) and address(es) specified below (or to such other recipient and/or address as either Party may, from time to time, designate in writing in accordance with the terms and conditions of this Agreement).

8.	LEGAL REPRESENTATION. Employee acknowledges that she was advised to consult with, and has had ample opportunity to receive the advice of, independent legal counsel before executing this Agreement – and the Company hereby advises Employee to do so – and that Employee has fully exercised that opportunity to the extent Employee desired. Employee acknowledges that Employee had ample opportunity to consider this Agreement and to receive an explanation from such legal counsel of the legal nature, effect, ramifications, and consequences of this Agreement. Employee warrants that Employee has carefully read this Agreement, that Employee understands completely its contents, that Employee understands the significance, nature, effect, and consequences of signing it, and that Employee has agreed to and signed this Agreement knowingly and voluntarily of Employee’s own free will, act, and deed, and for full and sufficient consideration.

9.	ENTIRE AGREEMENT; AMENDMENT. This Agreement, together with all exhibits and schedules annexed hereto, including but not limited the Plan, constitutes the entire agreement between the Parties relating to the subject matter hereof, and supersedes all prior agreements and understandings, whether oral or written, with respect to the same. In entering into and performing under this Agreement, neither the Company nor Employee has relied upon any promises, representations, or statements except as expressly set forth herein. No modification, alteration, amendment, revision of, or supplement to this Agreement shall be valid or effective unless the same is memorialized in a writing signed by both by Employee and a duly-authorized representative or agent of the Company. Neither e-mail correspondence, text messages, nor any other electronic communications constitutes a writing for purposes of this Section 10 of the Agreement.

10.	GOVERNING LAW. This Agreement shall in all respects be interpreted, enforced, and governed by and in accordance with the internal substantive laws (and not the laws of choice of laws) of the State of Delaware.

11.	ASSIGNMENT. This Agreement shall not be assignable by Employee, but shall be binding upon Employee and upon Employee’s heirs, administrators, representatives, executors, and successors. This Agreement shall be freely assignable by the Company without restriction and, without limitation of the foregoing, shall be deemed automatically assigned by the Company with Employee’s consent in the event of any sale, merger, share exchange, consolidation, or other business reorganization. This Agreement shall inure to the benefit of the Company and its successors and assigns.

12.	SEVERABILITY. If one or more of the provisions of this Agreement is deemed void by law, then the remaining provisions shall continue with full force and effect and, if legally permitted, such offending provision or provisions shall be replaced with an enforceable provision or enforceable provisions that as nearly as possible effects the Parties’ intent. Without limiting the generality of the foregoing, the Parties hereby expressly state their intent that, to the extent any provision of this Agreement is deemed unenforceable due to the scope, whether geographic, temporal, or otherwise, being deemed excessive, unreasonable, and/or overbroad, the court, person, or entity rendering such opinion regarding the scope shall modify such provision(s), or shall direct or permit the Parties to modify such provision(s), to the minimum extent necessary to cause such provision(s) to be enforceable.

13.	SURVIVAL. Upon the termination or expiration of this Agreement, the entire Agreement shall survive such termination or expiration, and shall continue, with full force and effect, in accordance with their respective terms and conditions.

14.	WAIVER. The failure of either Party to insist, in any one or more instances, upon the performance of any of the terms, covenants, or conditions of this Agreement or to exercise any right hereunder, shall not be construed as a waiver or relinquishment of the future performance of any rights, and the obligations of the Party with respect to such future performance shall continue with full force and effect. No waiver of any such right will have effect unless given in a writing signed by the Party against whom the waiver is to be enforced.

15.	COMPLIANCE WITH SECTION 409A OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“SECTION 409A”).

(a)	It is the intention of the Parties that all payments and benefits under this Agreement (and any amendment hereto) shall be made and provided in a manner that is either exempt from or compliant with Section 409A of the Internal Revenue Code and the rules, regulations and notices thereunder (“Code Section 409A”). Any ambiguity in this Agreement (or any amendment hereto) shall be interpreted to comply with the above. Employee acknowledges that the Company has made no representations and makes no guarantee as to the treatment of the compensation and benefits provided hereunder and Employee has been advised to obtain Employee’s own tax advice, and further, Employees agrees that the Company and the Company’s officers, employees, agents, equity holders, successors, affiliates and representatives shall have no liability for any of the payments or benefits under this Agreement or any other arrangement failing to be exempt from or to comply with Code Section 409A. Each amount or benefit payable pursuant to this Agreement (and any amendment hereto) shall be a separate payment for purposes of Code Section 409A. For all purposes of this Agreement, any iteration of the word “termination” (e.g., “terminated”) with respect to Employee’s employment shall mean a separation from service within the meaning of Code Section 409A. Without limiting the generality of the foregoing, for purposes of this Agreement, Employee shall be considered to have a termination of employment only if such termination is a “separation from service” within the meaning of Code Section 409A.

(b)	To the extent that the reimbursement of any benefits or the provision of any in-kind kind benefits pursuant to this Agreement is subject to Code Section 409A: (a) the amount of such expenses eligible for reimbursement, or in-kind benefits to be provided hereunder during any calendar year shall not affect the amount of such expenses eligible for reimbursement or in-kind benefits to be provided hereunder in any other calendar year; (b) all such expenses eligible for reimbursement hereunder shall be paid to the Employee no later than December 31st of the calendar year following the calendar year in which such expenses were incurred; and (c) Employee’s right to receive any such reimbursements or in-kind benefits shall not be subject to liquidation or exchange for any other benefits.

(c)	Notwithstanding anything in this Agreement to the contrary, in the event the stock of the Company (or its successor) is publicly traded on an establishes securities market or otherwise and the Employee is a “specified employee” (as determined under the Company’s administrative procedure for such determinations, in accordance with Code Section 409A) at the time of Employee’s termination of employment, any payments under this Agreement that are deemed to be deferred compensation subject to Code Section 409A and payable in connection with a separation from service shall not be paid or begin payment until the earlier of (a) Employee’s death or (b) the first day following the six (6) month anniversary of the Termination Date. If the payment of any amounts under this Agreement are delayed as a result of the previous sentence, on the first day following the end of the six (6) month period, the Company shall pay Employee a lump sum amount equal to the cumulative amounts that would have otherwise been previously paid to Employee under this Agreement during such six (6) month period, without interest thereon. To the extent permitted under Code Section 409A, any separate payment or benefits under this Agreement or otherwise shall not be “deferred compensation” subject to Code Section 409A and the six-month delay provided in this subsection, to the extent provided in the exceptions in Treasury Regulation Section 1.409A-1(b)(4) and (b)(9) and any other applicable exception or provision under Code Section 409A.

16.	TAXES. The Parties acknowledge and agree that the Company may withhold from any amounts payable under this Agreement such federal, state, local, and foreign taxes and withholdings as may be required to be withheld pursuant to any applicable law, rule, or regulation.

17.	SECTION HEADINGS. The section headings used in this Agreement are included solely for convenience, and shall not affect, or be used in connection with, the interpretation of this Agreement. Any reference to any gender in this Agreement shall include, where appropriate, any other gender.

18.	COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

COMPANY:

Kindly MD, Inc.

By:	/s/ Amanda Fabiano
Amanda Fabiano
Chief Operating Officer

EMPLOYEE:

/s/ Teresa Gendron
Teresa Gendron

[Signature Page to Employment Agreement]

Exhibit A

Description of the Duties and Responsibilities

Employee shall provide to the Company the following duties and responsibilities (including, as applicable, preparatory work and revisions), which may be amended from time to time by the Company:

●	Develop and execute the company’s long-term financial strategy aligned with corporate objectives.

●	Provide strategic insight to the CEO and Board on financial performance, capital markets, and risk.

●	Oversee preparation, accuracy, and timely filing of all SEC reports, ensuring full compliance with GAAP, SEC regulations, and exchange rules.

●	Maintain and enhance internal controls, including SOX-related processes, and ensure adherence to all audit, tax, regulatory, and disclosure requirements.

●	Lead all accounting, treasury, FP&A, audit, tax, and financial operations functions, implementing systems and processes that ensure accuracy and scalability.

●	Manage relationships with investors, analysts, banks, and other capital-markets stakeholders, including activities related to capital raising and balance-sheet management.

●	Oversee budgeting, forecasting, and long-range financial planning, delivering actionable insights to guide company decision-making.

●	Identify and manage financial, operational, and market risks, and support Board committees with timely and transparent reporting.

●	Build, mentor, and oversee the finance and accounting team, ensuring strong leadership, accountability, and succession planning.

●	Lead financial due diligence, modeling, and integration efforts related to mergers, acquisitions, partnerships, and divestitures.

●	Uphold the highest standards of confidentiality, ethics, and fiduciary responsibility associated with public-company financial leadership.

●	Serve as primary management liaison to the Audit Committee, ensuring timely delivery of financial reports, audit updates, risk assessments, and disclosures, and facilitating clear, transparent communication between management, external auditors, and the Committee.

Exhibit 10.2

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is made as of December 8, 2025 and is entered into by and between Kindly MD, Inc. d/b/a Nakamoto (the “Company”) and John Dalton (“Employee”) (collectively with the Company, the “Parties”; each of the Parties referred to individually as a “Party”). In consideration of the promises and mutual covenants and agreements set forth in this Agreement, the Parties hereby agree as follows:

1.	EMPLOYMENT.

(a)	Title. The Company hereby agrees to employ Employee, and Employee hereby accepts such employment, as Controller and Chief Accounting Officer reporting to the Chief Operating Officer or the Chief Operating Officer’s designee (e.g., the Chief Financial Officer).

(b)	Principal Place of Employment. Employee’s principal place of employment shall initially be New Jersey, although substantial time may be spent, as part of performing the services set forth herein, in such other domestic and/or international locations, as may be reasonably requested by the Company from time to time, for which Employee may be required to travel.

(c)	At Will Relationship. Employee’s employment with the Company shall commence on the date here. Employee’s employment shall be considered “at will” in nature and, accordingly, either the Company or Employee may terminate this Agreement and Employee’s employment at any time and for any reason, with or without cause or prior notice. Nothing in this Agreement, including but not limited to Section 3 hereof, shall be construed as, or shall interfere with, abridge, limit, modify, or amend the “at will” nature of Employee’s employment with Company. Except as set forth in Section 3 of this Agreement, upon Employee’s separation from employment with the Company (for any reason), all compensation and benefits payable or provided to Employee shall, except as required by applicable law, terminate as of the effective date of Employee’s termination (the “Termination Date”).

(d)	Duties and Responsibilities. During Employee’s employment with the Company, Employee shall at all times: (i) comply with the terms and conditions set forth in this Agreement; (ii) perform and carry out such responsibilities, duties, and authorities as the Company may direct, designate, request of, or assign to Employee from time to time, which shall include, but not necessarily be limited to, the services set forth in Exhibit A hereto; (iii) perform the duties and carry out the responsibilities assigned to the Employee by the Company to the best of his ability, in a trustworthy, business-like, and efficient manner for the purpose of advancing the business and interests of the Company; (iv) devote sufficient time, attention, effort, and skill to his position with and the business of the Company; (v) comply with and abide by the Company’s policies, practices, and procedures (as may be amended or otherwise modified from time to time by the Company); and (vi) comply with all laws, rules, regulations, and licensing requirements of, or that may be applicable to, his employment with the Company.

In the event that any term(s) of this Agreement conflicts with a term(s) of any employee handbook, policy, practice, or procedure adopted or maintained, at any time, by the Company, the term(s) of this Agreement shall control and supersede such conflicting term(s).

(e)	No Conflicts. Employee represents and warrants that he is not bound by or subject to any written or oral agreement, pact, covenant, or understanding with any previous or concurrent employer, or any other party, that would limit, abridge, restrict, or interfere with, in any way, his ability to perform his duties and obligations hereunder. Employee further represents and warrants that the performance of his duties and obligations hereunder shall not violate any written or oral agreement, pact, covenant, or understanding by and between him and any previous or concurrent employer, or any other party. Employee further represents and warrants that he will not use any trade secret, or confidential or proprietary information, of any of his previous or concurrent employers, or that was obtained, learned, or procured during any period of employment prior to or concurrent with his employment with the Company, in connection with his employment with the Company or in the performance of his duties and obligations hereunder.

2.	COMPENSATION AND BENEFITS. Subject to the terms and conditions of Sections 1 and 3 of this Agreement and Employee’s continued employment with the Company, and in consideration for the services to be provided hereunder by Employee, the Company hereby agrees to pay or otherwise provide Employee with the following compensation and benefits during his employment with the Company:

(a)	Annual Salary. The Company shall pay Employee a base salary equal to $300,000 per year (as it may be adjusted from time to time, the “Annual Salary”), less applicable taxes, withholdings, and deductions, and any other deductions that may be authorized by Employee, from time to time, in accordance with applicable federal, state, and/or local law. The Annual Salary shall be payable in accordance with the Company’s standard payroll practices and procedures, as in effect from time to time. Employee acknowledges and understands that his position of employment with the Company is considered “exempt,” as that term is defined under the Fair Labor Standards Act and applicable state or local law. As an exempt employee, Employee is not eligible to receive overtime pay.

Notwithstanding the foregoing, the Annual Salary may be reviewed by the Company from time to time and may be subject to upward or downward adjustment, in the Company’s sole discretion, based upon a review and consideration of various factors, including but not limited to Employee’s performance and/or the Company’s overall financial performance.

(b)	Incentive Compensation. Employee will be eligible to receive annual incentive compensation with a target equal to 50% of Annual Salary in accordance with performance metrics established by the Board or the compensation committee of the Board, in its sole and absolute discretion (the “Incentive Compensation”), which may vary from year to year. In order for Employee to be eligible to receive Incentive Compensation pursuant to this Section 2(b), Employee must remain continuously employed by the Company through the date of payment of any such earned Incentive Compensation. The Incentive Compensation shall be subject to other customary terms to be set forth in any corresponding award agreement or applicable plan document.

(c)	Annual Performance Award. Subject to (i) approval of the Board or the compensation committee of the Board, (ii) timely execution of an award agreement (the “Award Agreement”) and (iii) the terms and conditions of the Award Agreement, Employee will be eligible to receive an annual grant of performance-based restricted stock units. The initial grant shall be calculated by dividing $600,000 by the closing trading price of the Company common stock as of the date of grant (the “Initial Annual Performance Award”). Subsequent performance-based annual grants of restricted stock units shall be based on performance metrics established by the Board (or its compensation committee), which metrics may vary from year to year (the “Annual Performance Awards”).

The Initial Annual Performance Award and any subsequent Annual Performance Awards (collectively, the “Performance Awards”) shall each vest over a four (4) year period, with no vesting during the first twelve (12) months following the grant date (the “RSU Cliff Period”), and thereafter twenty-five percent (25%) of the award shall vest upon completion of the RSU Cliff Period, with the remaining seventy-five percent (75%) vesting in equal quarterly installments over the subsequent three (3) years, subject to Employee’s continued employment with the Company in good standing through each applicable vesting date.

The Performance Awards shall also be subject to the achievement of performance milestones established for each grant year by the Board (or its compensation committee). Each Performance Award shall be subject to other customary terms to be set forth in the corresponding award agreement and the Plan.

Subject to the conditions set forth in the first paragraph of this Section 2(c), the Company intends for the initial annual grant will be issued to Employee no later than the end of this fiscal quarter.

(d)	Benefit Plans. Employee shall be entitled to participate in any and all medical insurance, group health, disability insurance, life insurance, incentive, savings, retirement, and other benefit plans, if any, which are made generally available to similarly-situated employees of the Company (and subject to eligibility requirements, enrollment criteria, and other terms and conditions of such plans), and which the Company (or any affiliate maintaining any such arrangement), in its sole discretion, may at any time amend, modify, or terminate, subject to the terms and conditions of such plans and applicable federal, state, or local law.

(e)	Vacation and Sick Leave. Employee shall be entitled to vacation and sick leave in accordance with the Company’s respective vacation and sick leave policies, as in effect from time to time.

(f)	Expenses. Employee shall be entitled to reimbursement for all reasonable expenses that he incurs in connection with the performance of his duties and obligations hereunder. Upon presentment by Employee of appropriate and sufficient documentation, as determined in the Company’s sole discretion, the Company shall reimburse Employee for all such expenses in accordance with the Company’s expense reimbursement policy, as in effect from time to time.

3.	EFFECT OF TERMINATION. Employee’s employment may be terminated by the Company for Cause (as defined below) or without Cause or by resignation for any reason. In the event of any such termination, Employee shall only be entitled to the following:

(a)	Termination of Employment for Any Reason, Resignation by the Employee, or Termination by the Company for Cause. If Employee’s employment is terminated for any reason, is terminated by the Company for Cause or Employee resigns from his employment for any reason, then in full satisfaction of the Company’s obligations under this Agreement, Employee shall be entitled to receive (i) any vacation accrued but unused as of the Termination Date, subject to the Company’s policies regarding vacation pay, and (ii) any Annual Salary earned but unpaid as of the Termination Date (the “Accrued Obligations”).

(b)	Termination by the Company without Cause, or Resignation by the Employee for Good Reason. If Employee’s employment is terminated by the Company without Cause or by Employee for Good Reason, subject to Employee executing and not revoking a general release of all claims against the Company, its subsidiaries, and any of their respective affiliates in a form to be provided to Employee from the Company (a “Release”) and the expiration of any applicable revocation period with respect to the Release within forty-five (45) days after Employee’s Termination Date (the last day of the maximum period of time that the Release can be executed and no longer revocable, the “Release Consideration Expiration Date”, and the actual date in which the Release is fully effective and no longer revocable, the “Release Effective Date”), then in full satisfaction of the Company’s obligations under this Agreement, Employee shall be entitled to receive the following: (i) an amount equal to six (6) months of then-current Annual Salary, as of the Termination Date, which shall be paid, in equal monthly installments in accordance with the Company’s general payroll practices, with the first installment to be paid on the first payroll date following the effective date of the Release (the “Severance Payment Commencement Date”), with any such payments that would have otherwise been made to Employee following their Termination Date but prior to the Release Effective Date to be paid on the Severance Payment Commencement Date; (ii) partial acceleration of any then-unvested stock options and Annual Performance Awards as of the Termination Date that would have vested during the six (6) month period immediately following the date of the Termination Date (provided that, for any performance-based awards, any applicable performance-metrics are satisfied); and (iii) any Accrued Obligations as of the Termination Date.

(c)	For purposes herein, “Cause” shall mean the occurrence of any one or more of the following events, as determined in the sole discretion of the Company:

(i)	Willful Misconduct or Gross Negligence: Employee’s willful misconduct, gross negligence, or material failure to perform the duties and responsibilities of their position (other than as a result of physical or mental incapacity), after written notice from the Company and a reasonable opportunity to cure, if curable.

(ii)	Violation of Policies: Employee’s material violation of any written policy, code of conduct, or procedure of the Company, its subsidiaries, or any of their respective affiliates, including but not limited to those relating to harassment, discrimination, workplace safety, or substance abuse.

(iii)	Dishonesty or Fraud: Employee’s commission of, or participation in, any act of fraud, dishonesty, embezzlement, misappropriation, or other act of material misconduct with respect to the Company, its subsidiaries, or any of their respective affiliates.

(iv)	Criminal Conduct: Employee’s indictment for, conviction of, or plea of guilty or nolo contendere to, a felony or any crime involving moral turpitude, dishonesty, or theft.

(v)	Breach of Agreement or Fiduciary Duty: Employee’s material breach of this Agreement or any other written agreement with the Company, its subsidiaries, or any of their respective affiliates, or Employee’s breach of any fiduciary duty owed to the Company, its subsidiaries, or any of their respective affiliates.

(vi)	Unauthorized Disclosure: Employee’s unauthorized use or disclosure of any confidential or proprietary information of the Company, its subsidiaries, or any of their respective affiliates.

(d)	“Good Reason” shall mean Employee’s termination of his employment in accordance with the next sentence after the occurrence of one or more of the following events without Employee’s express written consent: (i) a material diminishment of Employee’s job title; (ii) a material reduction by the Company in Employee’s rate of Annual Salary by more than ten percent (10%) (provided, however that such a reduction in the Holder’s base salary pursuant to a salary reduction program affecting all or substantially all of the employees of the Company and that does not adversely affect the Holder to a greater extent than other similarly situated employees shall not constitute Good Reason); (iii) a material change in the geographic location of Employee’s primary work facility or location that is requested or initiated by the Company; provided, that a relocation of less than thirty (30) miles from Employee’s then present location will not be considered a material change in geographic location.

4.	RESTRICTIVE COVENANTS. The Parties agree that the Company and its respective subsidiaries and affiliates are engaged in highly competitive industries and would suffer irreparable harm and incur substantial damage if Employee were to enter into competition with the Company and its respective subsidiaries and affiliates. Therefore, in order for the Company to protect their legitimate business interests, Employee covenants and agrees as follows:

(a)	Employee shall not, at any time during his employment with the Company and for a period of 6 months thereafter (the “Restricted Period”), anywhere in the United States or any jurisdiction in which the Company and its subsidiaries and affiliates conduct material business operations (the “Restricted Territory”), either directly or indirectly: (i) accept employment with or render services to (whether as an agent, servant, owner, partner, consultant, employee, independent contractor, representative, director, officer, or stockholder) any person or entity that is a business competitor of the Company and its subsidiaries and affiliates or entity that competes with the Company and its subsidiaries and affiliates in the field of Bitcoin treasury management, Bitcoin-native financial services, or public-market digital asset vehicles, or has at any time during Employee’s employment with the Company engaged or attempted to engage in business competition with the Company and its subsidiaries and affiliates, in a position, capacity, or function that is similar, in title or substance, whether in whole or in part, to any position, capacity, or function that Employee held with or in which Employee served the Company; or (ii) invest in any person or entity that is a business competitor of the Company and its subsidiaries and affiliates, or has at any time during Employee’s employment with the Company engaged or attempted to engage in business competition with the Company and subsidiaries and affiliates, except that Employee may own up to one percent (1%) of any outstanding class of securities of any company registered under Section 12 of the Securities Exchange Act of 1934, as amended;

(b)	Employee shall not, at any time during his employment with the Company and for a period of 12 months thereafter in the Restricted Territory, for any reason, on his own behalf or on behalf of any other person or entity, by or through any means including but not limited to social media: (i) solicit, invite, induce, cause, or encourage to alter or terminate his, her, or its business relationship with the Company and its subsidiaries and affiliates, any client, customer, supplier, vendor, licensee, licensor, or other person or entity that, at any time during Employee’s employment with the Company, had a business relationship with the Company and subsidiaries and affiliates, or any person or entity whose business the Company and its subsidiaries and affiliates was soliciting or attempting to solicit at the time of Employee’s termination, (a) for whom Employee performed services or with whom Employee had contact during his employment with the Company, or whose business Employee was soliciting or attempting to solicit at the time of Employee’s termination, and (b) with whom Employee did not have a business relationship prior to his employment with the Company; (ii) solicit, entice, attempt to solicit or entice, or accept business from any such client, customer, supplier, vendor, licensee, licensor, person, or entity; or (iii) interfere or attempt to interfere with any aspect of the business relationship between the Company and its subsidiaries and affiliates and any such client, customer, supplier, vendor, licensee, licensor, person, or entity;

(c)	Employee shall not, at any time during his employment with the Company and for a period of 12 months thereafter in the Restricted Territory, either directly or indirectly, on his own behalf or on behalf of any other person or entity, by or through any means including but not limited to social media: (i) solicit, invite, induce, cause, or encourage any director, officer, employee, agent, representative, consultant, or contractor of the Company and its subsidiaries and affiliates to alter or terminate his, her, or its employment, relationship, or affiliation with the Company and its subsidiaries and affiliates; (ii) interfere or attempt to interfere with any aspect of the relationship between the Company and its subsidiaries and affiliates and any such director, officer, employee, agent, representative, consultant, or contractor; or (iii) engage, hire, or employ, or cause to be engaged, hired, or employed, in any capacity whatsoever, any such director, officer, employee, agent, representative, consultant, or contractor.

(d)	Employee covenants and agrees that, during the Restricted Period, Employee shall not make any statement, written or verbal, in any forum or media, or take any other action or engage in any conduct that disparages the Company and its subsidiaries and affiliates, their services, products, officers, directors, managers, employees, shareholders, members, investments or agents. The Company and its subsidiaries and affiliates covenant and agree that, during the Restricted Period, the Company and its subsidiaries and affiliates shall not make any statement, written or verbal, in any forum or media, or take any other action or engage in any conduct that disparages Employee. Nothing in this Section 4(d) shall prohibit any Person from (A) testifying truthfully in any legal or administrative proceeding or otherwise truthfully responding to any other request for information or testimony to which such Person is legally required to respond; (B) making any truthful statement to the extent necessary to rebut any untrue public statements made by another Person; (C) making any statement or engaging in any conduct that would constitute a permitted disclosure; (D) making any truthful statement as part of or in any arbitration or court proceeding that involves such Person; or (E) making any truthful statement or expression of opinion in connection with requests from third parties for employment references or in connection with discussions involving matters of workplace concern, such as performance review, bonus determination, or investigation.

Employee represents, warrants, agrees, and understands that: (i) the covenants and agreements set forth in this Section 4 of the Agreement are reasonable in their geographic scope, temporal duration, and the type and scope of activities they restrict; (ii) the Company’s agreement to employ Employee, and a portion of the compensation to be paid to Employee hereunder, are in consideration for such covenants and Employee’s continued compliance therewith, and constitute adequate and sufficient consideration for such covenants; (iii) Employee shall not raise any issue of, nor contest or dispute, the reasonableness of the geographic scope, temporal duration, or content of such covenants and agreements in any proceeding to enforce such covenants and agreements; (iv) the enforcement of any remedy under this Agreement will not prevent Employee from earning a livelihood, because Employee’s past work history and abilities are such that Employee can reasonably expect to find work in other areas and lines of business; (v) the covenants and agreements set forth in this Section 4 of the Agreement are essential for the Company’s and its subsidiaries and affiliates reasonable protection, are designed to protect the Company’s and its subsidiaries and affiliates legitimate business interests, and are necessary and implemented for legitimate business reasons; and (vi) in entering into this Agreement, the Company has relied upon Employee’s representation that he will comply in full with the covenants and agreements set forth in this Section 4 of the Agreement.

If Employee breaches Section 4(a), 4(b), or 4(c) above, then the period during which that section remains in effect shall be extended by the length of time during which such breach continues.

5.	CONFIDENTIALITY.

(a)	Confidential Information. Employee acknowledges that during his employment with the Company, and by the nature of Employee’s duties and obligations hereunder, Employee will come into close contact with confidential information of the Company and its subsidiaries, affiliates, and/or other related entities, as applicable, including but not limited to: trade secrets, know-how, Intellectual Property (as that term is defined below), business plans, client/customer lists, pricing, sales and marketing information, products, research, algorithms, market intelligence, services, technologies, concepts, methods, sources, methods of doing business, patterns, processes, compounds, formulae, programs, devices, tools, compilations of information, development, manufacturing, purchasing, engineering, computer programs (whether in source code or object code), theories, techniques, procedures, strategies, systems, designs, works of art, the identity of and any information concerning affiliates or customers, or potential customers, information received from others that the Company and its subsidiaries and affiliates are obligated to treat as confidential or proprietary, and any other technical, operating, non-public financial, and other business information that has commercial value, whether relating to the Company, its business, potential business, or operations, or the business of any of the Company’s affiliates, subsidiaries, related entities, clients, customers, suppliers, vendors, licensees, or licensors, that Employee may develop or of which Employee may acquire knowledge during his employment with the Company, or from his colleagues while working for the Company, whether prior to, during, or subsequent to his execution of this Agreement, and all other business affairs, methods, and information not readily available to the public (collectively, “Confidential Information”). Confidential Information does not include: (i) Employee’s general skills and experience; (ii) information that was lawfully in Employee’s possession prior to his employment with the Company (other than through breach by a third party of any confidentiality obligation to the Company and its subsidiaries and affiliates); (iii) information that is or becomes publicly available without any direct or indirect act or omission on Employee’s part; (iv) information that is required to be disclosed pursuant to any applicable law, regulation, judicial or administrative order or decree, or request by other regulatory organization having authority pursuant to the law; provided, however, that, except as set forth in and subject to Section 5(b) of this Agreement, Employee shall first have given reasonable notice to the Company prior to making such disclosure; or (v) information that is generally known within the industries or trades in which the Company and its subsidiaries and affiliates transact business.

The term “Intellectual Property” means all discoveries, procedures, designs, creations, developments, improvements, methods, techniques, practices, methodologies, data models, databases, scripts, know-how, processes, algorithms, application program interfaces, software programs, software source documents and training manuals, codes, formulae, works of authorship, mask-works, reports, memoranda, ideas, inventions, customer lists, business and/or financial information, and contributions of any kind, whether or not they are patentable, registrable, or protectable under federal or state patent, copyright, or trade secret laws, or similar statutes, or protectable under common-law principles, and regardless of their form or state of development, that are made, conceived, generated, or reduced to practice by Employee, in whole or in part, either alone or jointly with others, or while Employee was serving as an officer, director, employee, or consultant of, or in any other capacity with, the Company. Notwithstanding anything else in this Agreement, and as it used in this Section 5, the term “Intellectual Property” excludes any software program, application program interface, equipment, supplies, resources, facilities, data, products, information, materials, or trade secrets used by the Company and its subsidiaries and affiliates, and which was developed entirely on Employee’s own time, unless said Intellectual Property: (i) relates to the Company’s and its subsidiaries and affiliates business or potential business; or (ii) results from tasks assigned to Employee by the Company or from work performed by Employee for the Company.

Employee acknowledges and agrees that each and every part of the Company’s and its subsidiaries and affiliates Confidential Information: (a) has been developed by the Company and its subsidiaries and affiliates at significant effort and expense; (b) is sufficiently secret to derive economic value from not being generally known to other parties; (c) is proprietary to and a trade secret of the Company and its subsidiaries and affiliates and, as such, is a valuable, special, and unique asset of the Company and its subsidiaries and affiliates; and (d) constitutes a protectable business interest of the Company and its subsidiaries and affiliates. Employee further acknowledges and agrees that any unauthorized use or disclosure of any Confidential Information by Employee will cause irreparable harm and loss to the Company and its subsidiaries and affiliates. Employee acknowledges and agrees that the Company and its subsidiaries and affiliates own the Confidential Information. Employee agrees not to dispute, contest, or deny any such ownership rights either during or after Employee’s employment with the Company.

In recognition of the foregoing, and except as set forth in and subject to Section 5(b) of this Agreement, Employee covenants and agrees as follows:

(i)	Employee will use Confidential Information only in the performance of his duties and obligations hereunder for the Company. Employee will not use Confidential Information, directly or indirectly, at any time during or after his employment with the Company, for his personal benefit, for the benefit of any other person or entity, or in any manner adverse to the interests of the and its subsidiaries and affiliates. Further, Employee will keep secret all Confidential Information and will not make use of, divulge, or otherwise disclose Confidential Information, directly or indirectly, to anyone outside of the Company, except with the Company’s prior written consent;

(ii)	Employee will take all necessary and reasonable steps to protect Confidential Information from being disclosed to anyone within the Company who does not have a need to know the information and to anyone outside of the Company, except with the Company’s prior written consent;

(iii)	Employee shall not at any time remove, copy, download, or transmit any information from the Company and its subsidiaries and affiliates during the term of this Agreement, except for the benefit of the Company and in accordance with this Agreement and the Company’s policies; and

(iv)	Promptly upon Employee’s termination, and in any event no later than three (3) business days after Employee’s employment with the Company ceases, Employee shall return to the Company and its subsidiaries and affiliates any and all Confidential Information in his possession, custody, or control, including but not limited to all memoranda, notes, records, plans, reports, forecast, marketing information, financial records and information, employee or contractor records and files, client lists, training materials, trade secrets, and all other documents (and all copies thereof), whether in electronic or hard copy form, which Employee obtained while employed by the Company or otherwise serving or acting on behalf of the Company, or which Employee may then possess or have under Employee’s control.

(b)	Duration of Covenant. Employee acknowledges and agrees that his obligations under this Section 5 of the Agreement shall remain in effect for the duration of Employee’s employment relationship with the Company or its subsidiaries or affiliates and for a period of five (5) years thereafter.

Notwithstanding the foregoing, nothing in this Agreement shall be construed as, or shall interfere with, abridge, limit, restrain, or restrict Employee’s (or his attorney’s) right, without prior authorization from or notification to the Company: (i) to engage in any activity or conduct or any provision of the National Labor Relations Act (and, in fact, this Section 5 of the Agreement shall not apply to, among other things, any discussion of company wages, hours, and working conditions as protected by the National Labor Relations Act and/or any other applicable federal, state, or local law); (ii) to communicate with any federal, state, or local government agency charged with the enforcement and/or investigation of claims of discrimination, harassment, retaliation, improper wage payments, or any other unlawful employment practices under federal, state, or local law, or to file a charge, claim, or complaint with, or participate in or cooperate with any investigation or proceeding conducted by, any such agency; (iii) to report possible violations of federal, state, or local law or regulation to any government agency or entity, including but not limited, to the extent applicable, to the U.S. Department of Labor, the Department of Justice, the Securities and Exchange Commission (the “SEC”), the Congress, and/or any agency Inspector General, or make other disclosures that are protected under the whistleblower provisions of federal, state, or local law or regulation; or (iv) to communicate directly with, respond to any inquiry from, or provide testimony before, to the extent applicable, the SEC, the Financial Industry Regulatory Authority, any other self-regulatory organization, or any other federal, state, or local regulatory authority, regarding this Agreement or its underlying facts or circumstances.

In addition, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, in the event that Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Employee may disclose the trade secret to his attorney and use the trade secret information in the court proceeding, if Employee: (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.

To the extent that this Agreement conflicts with the federal Speak Out Act (Public Law No: 117-224), said act shall control and supersede the conflicting portion of this Agreement.

(c)	Retention of All Other Rights. Employee’s obligations under this Section 5 of the Agreement are in addition to, and not in place or lieu of, any other statutory or common law obligations that Employee may have with regard to the maintenance, preservation, protection, use, and/or disclosure of Confidential Information, and the Company specifically reserves all rights it may have against Employee should Employee violate any such statutory or common law obligations.

6.	INJUNCTIVE RELIEF. Employee agrees that it would be difficult to measure any damages caused to the Company and its subsidiaries and affiliates which might result from any breach by Employee of the covenants and agreements set forth in Sections 4 and 5 of this Agreement, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, and notwithstanding any other provision of this Agreement, Employee agrees that if Employee breaches, or the Company and its subsidiaries and affiliates reasonably believe that Employee is likely to breach, Sections 4 or 5 of this Agreement, the Company and its subsidiaries and affiliates shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach, without showing or proving any actual damage to the Company and its subsidiaries and affiliates. Any award or relief to the Company and its subsidiaries and affiliates may, in the discretion of the court, include the Company’s and its subsidiaries and affiliates costs and expenses of enforcement (including reasonable attorneys’ fees, court costs, and expenses). Nothing contained in this Section 6 of the Agreement or in any other provision of the Agreement shall restrict or limit in any manner the Company’s and its subsidiaries and affiliates right to seek and obtain any form of relief, legal or equitable, and shall not waive the Company’s and its subsidiaries and affiliates right to any other relief related to any dispute arising out of this Agreement or related to Employee’s employment with the Company.

7.	NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been given (i) when delivered personally or by hand (with written confirmation of receipt); (ii) if sent by a nationally-recognized overnight courier, on the date received by the addressee (with written confirmation of receipt); or (iii) on the date sent by electronic mail or facsimile (with confirmation of transmission), to the recipient(s) and address(es) specified below (or to such other recipient and/or address as either Party may, from time to time, designate in writing in accordance with the terms and conditions of this Agreement).

8.	LEGAL REPRESENTATION. Employee acknowledges that he was advised to consult with, and has had ample opportunity to receive the advice of, independent legal counsel before executing this Agreement – and the Company hereby advises Employee to do so – and that Employee has fully exercised that opportunity to the extent he desired. Employee acknowledges that he had ample opportunity to consider this Agreement and to receive an explanation from such legal counsel of the legal nature, effect, ramifications, and consequences of this Agreement. Employee warrants that he has carefully read this Agreement, that he understands completely its contents, that he understands the significance, nature, effect, and consequences of signing it, and that he has agreed to and signed this Agreement knowingly and voluntarily of his own free will, act, and deed, and for full and sufficient consideration.

9.	ENTIRE AGREEMENT; AMENDMENT. This Agreement, together with all exhibits and schedules annexed hereto, including but not limited to the Plan, constitutes the entire agreement between the Parties relating to the subject matter hereof, and supersedes all prior agreements and understandings, whether oral or written, with respect to the same. In entering into and performing under this Agreement, neither the Company nor Employee has relied upon any promises, representations, or statements except as expressly set forth herein. No modification, alteration, amendment, revision of, or supplement to this Agreement shall be valid or effective unless the same is memorialized in a writing signed by both by Employee and a duly-authorized representative or agent of the Company. Neither e-mail correspondence, text messages, nor any other electronic communications constitutes a writing for purposes of this Section 10 of the Agreement.

10.	GOVERNING LAW. This Agreement shall in all respects be interpreted, enforced, and governed by and in accordance with the internal substantive laws (and not the laws of choice of laws) of the State of Delaware.

11.	ASSIGNMENT. This Agreement shall not be assignable by Employee, but shall be binding upon Employee and upon his heirs, administrators, representatives, executors, and successors. This Agreement shall be freely assignable by the Company without restriction and, without limitation of the foregoing, shall be deemed automatically assigned by the Company with Employee’s consent in the event of any sale, merger, share exchange, consolidation, or other business reorganization. This Agreement shall inure to the benefit of the Company and its successors and assigns.

12.	SEVERABILITY. If one or more of the provisions of this Agreement is deemed void by law, then the remaining provisions shall continue with full force and effect and, if legally permitted, such offending provision or provisions shall be replaced with an enforceable provision or enforceable provisions that as nearly as possible effects the Parties’ intent. Without limiting the generality of the foregoing, the Parties hereby expressly state their intent that, to the extent any provision of this Agreement is deemed unenforceable due to the scope, whether geographic, temporal, or otherwise, being deemed excessive, unreasonable, and/or overbroad, the court, person, or entity rendering such opinion regarding the scope shall modify such provision(s), or shall direct or permit the Parties to modify such provision(s), to the minimum extent necessary to cause such provision(s) to be enforceable.

13.	SURVIVAL. Upon the termination or expiration of this Agreement, the entire Agreement shall survive such termination or expiration, and shall continue, with full force and effect, in accordance with their respective terms and conditions.

14.	WAIVER. The failure of either Party to insist, in any one or more instances, upon the performance of any of the terms, covenants, or conditions of this Agreement or to exercise any right hereunder, shall not be construed as a waiver or relinquishment of the future performance of any rights, and the obligations of the Party with respect to such future performance shall continue with full force and effect. No waiver of any such right will have effect unless given in a writing signed by the Party against whom the waiver is to be enforced.

15.	COMPLIANCE WITH SECTION 409A OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“SECTION 409A”).

(a)	It is the intention of the Parties that all payments and benefits under this Agreement (and any amendment hereto) shall be made and provided in a manner that is either exempt from or compliant with Section 409A of the Internal Revenue Code and the rules, regulations and notices thereunder (“Code Section 409A”). Any ambiguity in this Agreement (or any amendment hereto) shall be interpreted to comply with the above. Employee acknowledges that the Company has made no representations and makes no guarantee as to the treatment of the compensation and benefits provided hereunder and Employee has been advised to obtain his own tax advice, and further, Employees agrees that the Company and the Company’s officers, employees, agents, equity holders, successors, affiliates and representatives shall have no liability for any of the payments or benefits under this Agreement or any other arrangement failing to be exempt from or to comply with Code Section 409A. Each amount or benefit payable pursuant to this Agreement (and any amendment hereto) shall be a separate payment for purposes of Code Section 409A. For all purposes of this Agreement, any iteration of the word “termination” (e.g., “terminated”) with respect to Employee’s employment shall mean a separation from service within the meaning of Code Section 409A. Without limiting the generality of the foregoing, for purposes of this Agreement, Employee shall be considered to have a termination of employment only if such termination is a “separation from service” within the meaning of Code Section 409A.

(b)	To the extent that the reimbursement of any benefits or the provision of any in-kind kind benefits pursuant to this Agreement is subject to Code Section 409A: (a) the amount of such expenses eligible for reimbursement, or in-kind benefits to be provided hereunder during any calendar year shall not affect the amount of such expenses eligible for reimbursement or in-kind benefits to be provided hereunder in any other calendar year; (b) all such expenses eligible for reimbursement hereunder shall be paid to the Employee no later than December 31st of the calendar year following the calendar year in which such expenses were incurred; and (c) Employee’s right to receive any such reimbursements or in-kind benefits shall not be subject to liquidation or exchange for any other benefits.

(c)	Notwithstanding anything in this Agreement to the contrary, in the event the stock of the Company (or its successor) is publicly traded on an establishes securities market or otherwise and the Employee is a “specified employee” (as determined under the Company’s administrative procedure for such determinations, in accordance with Code Section 409A) at the time of Employee’s termination of employment, any payments under this Agreement that are deemed to be deferred compensation subject to Code Section 409A and payable in connection with a separation from service shall not be paid or begin payment until the earlier of (a) Employee’s death or (b) the first day following the six (6) month anniversary of the Termination Date. If the payment of any amounts under this Agreement are delayed as a result of the previous sentence, on the first day following the end of the six (6) month period, the Company shall pay Employee a lump sum amount equal to the cumulative amounts that would have otherwise been previously paid to Employee under this Agreement during such six (6) month period, without interest thereon. To the extent permitted under Code Section 409A, any separate payment or benefits under this Agreement or otherwise shall not be “deferred compensation” subject to Code Section 409A and the six-month delay provided in this subsection, to the extent provided in the exceptions in Treasury Regulation Section 1.409A-1(b)(4) and (b)(9) and any other applicable exception or provision under Code Section 409A.

16.	TAXES. The Parties acknowledge and agree that the Company may withhold from any amounts payable under this Agreement such federal, state, local, and foreign taxes and withholdings as may be required to be withheld pursuant to any applicable law, rule, or regulation.

17.	SECTION HEADINGS. The section headings used in this Agreement are included solely for convenience, and shall not affect, or be used in connection with, the interpretation of this Agreement. Any reference to any gender in this Agreement shall include, where appropriate, any other gender.

18.	COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

COMPANY:

Kindly MD, Inc.

By:	/s/ Amanda Fabiano
Amanda Fabiano
Chief Operating Officer

EMPLOYEE:

/s/ John Dalton
John Dalton

[Signature Page to Employment Agreement]

Exhibit A

Description of the Duties and Responsibilities

Employee shall provide to the Company the following duties and responsibilities (including, as applicable, preparatory work and revisions), which may be amended from time to time by the Company:

●	Timely and accurate financial reporting in accordance with U.S. GAAP and Company requirements.

●	Compliance with SEC, exchange, and regulatory filing obligations, including supporting the timely preparation of all required reports.

●	Maintenance of effective internal controls and adherence to Sarbanes-Oxley requirements, including prompt escalation and remediation of issues.

●	Cooperation with internal and external auditors, providing complete and accurate information within reasonable timelines.

●	Adherence to Company policies, governance procedures, and ethical standards, including confidentiality and integrity in all financial matters.

●	Effective communication with the CEO, CFO, other executives, and Board committees, including timely reporting of material issues.

●	Leadership and oversight of the accounting function, ensuring staffing, processes, and systems are sufficient to meet the Company’s financial and compliance obligations.

●	Professional diligence and application of best practices to protect the Company’s financial integrity and reputation.

Exhibit 99.1

KindlyMD Strengthens Leadership Team with Senior Finance Talent

Former Jefferies Financial Group Executives Teri Gendron and John Dalton Join as Chief Financial Officer and Chief Accounting Officer & Controller, Respectively

Salt Lake City, UT – December 8, 2025: KindlyMD, Inc. (NASDAQ: NAKA) (“KindlyMD” or the “Company”), a provider of integrated healthcare services and a Bitcoin treasury company via its subsidiary Nakamoto Holdings, Inc. (“Nakamoto”), today announced the appointments of Teri Gendron, former Chief Financial Officer of Markel Corporation, and Jefferies Financial Group, as Chief Financial Officer and Treasurer, and John Dalton, former Chief Financial Officer of Jefferies Finance LLC, as Chief Accounting Officer and Controller, effective immediately. Together, they bring decades of public company finance, accounting, and capital markets leadership, providing the depth and discipline required to support KindlyMD’s long-term growth and execution of the Company’s differentiated Bitcoin treasury strategy.

“Adding leaders of Teri and John’s caliber reflects the standard we are setting as we continue building a unified Bitcoin operating company,” said David Bailey, Chairman and CEO of KindlyMD. “Achieving our mission requires precision, discipline, and financial stewardship. Strengthening our finance capabilities with proven public company executives is a critical step in that plan, and Teri and John’s leadership will anchor the financial and operational foundation required to scale responsibly and deliver durable value for shareholders.”

“KindlyMD and Nakamoto are assembling a strategy with the scale and ambition to redefine what a modern finance organization looks like,” said Ms. Gendron. “I look forward to partnering with David and the team to strengthen our financial infrastructure and help ensure the Company scales with the discipline and operational excellence required for its next phase of growth.”

Mr. Dalton added, “Joining KindlyMD presents a rare opportunity to help build the financial architecture of a company with a truly compelling story to tell. Robust reporting, rigorous controls, and high-quality disclosure are the foundation of any high-performing public company, and I look forward to enhancing our systems to ensure we meet the highest standards of accuracy, transparency, and accountability as we scale.”

Teri Gendron Bio

Ms. Gendron brings extensive experience leading large, complex finance organizations through transformative transactions, capital markets activity, and multi-business integrations. She most recently served as Chief Financial Officer of Markel Group Inc., where she oversaw all aspects of the holding company’s financial operations, including reporting, accounting, tax and treasury. Prior to that, she spent nearly a decade at Jefferies Financial Group Inc., serving as Vice President and Chief Financial Officer from 2014 to 2023. From 2011 to 2014, she was Vice President and Controller of Gannett Co., Inc., where she also served as Chief Accounting Officer. Earlier in her career, Ms. Gendron held the role of Vice President and Controller at NII Holdings, Inc., a global mobile communications provider, after joining the company as Finance Director in 1998. Ms. Gendron currently serves on the Board, and is a member of the Audit Committee of Hillman Solutions Corp, which she joined at the time they became publicly traded in 2021. She is NACD Directorship Certified and a Certified Public Accountant.

John Dalton Bio

Mr. Dalton previously served as the Chief Financial Officer of Jefferies Finance LLC, where he oversaw all financial operations including accounting, consolidation, and financial reporting functions for a leading loan arranger, investor and asset manager. Before that, he was Vice President, Controller, and Chief Accounting Officer of Jefferies Financial Group Inc., managing consolidation, external reporting, technical accounting, and acquisition integration. Earlier in his career, Mr. Dalton spent more than a decade at Gannett Co. Inc., holding roles of increasing responsibility across consolidation, reporting, technical accounting, and internal audit. He is a Certified Public Accountant.

About KindlyMD

KindlyMD® is a patient-first and healthcare data company redefining value-based care and patient-centered medical services. Formed in 2019, KindlyMD leverages data analysis to deliver evidence-based, personalized solutions in order to reduce opioid use, improve health outcomes faster, and provide value based, algorithmic guidance on the use of alternative medicine in healthcare. In August 2025, KindlyMD completed its merger with Nakamoto Holdings Inc., a Bitcoin-native holding company. This strategic partnership formed a public Bitcoin strategy that unites KindlyMD’s healthcare expertise with Nakamoto’s vision of integrating Bitcoin into global capital markets, creating a diversified entity focused on both healthcare innovation and Bitcoin treasury management.

About Nakamoto

Nakamoto is a Bitcoin company building a global portfolio of Bitcoin-native companies. Nakamoto plans to grow its Bitcoin holdings through disciplined accumulation and to leverage its treasury to acquire and develop an ecosystem of Bitcoin companies across finance, media, advisory and more. Nakamoto aims to provide commercial and financial infrastructure for the next generation of capital markets. For more information, please visit nakamoto.com.

Forward Looking Statements

All statements, other than statements of historical fact, included in this press release that address activities, events or developments that that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements, as defined under U.S. federal securities laws, related to the Company. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and often include statements about our future operations, business strategies, plans, objectives, expectations, intentions, goals, projections, prospects, future events, or performance, as well as underlying assumptions. These statements covering matters such as expectations, plans, strategic outlooks, financial projections, market conditions, regulatory environments, Bitcoin-related strategies, Bitcoin treasury management activities, and the Company’s anticipated holding of Bitcoin as part of its corporate treasury are inherently uncertain and involve numerous assumptions and risks.

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Forward-looking terms used may include, but are not limited to, “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “would,” “may,” “plan,” “will,” “guidance,” “look,” “goal,” “future,” “build,” “focus,” “continue,” “strive,” “allow,” “seek,” “aim,” “target,” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements and similar expressions. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, descriptions of the Company and its operations, strategies and plans, integration, debt levels and leverage ratio, capital expenditures, cash flows and anticipated uses thereof, including the purchase, custody, and potential sale or other use of Bitcoin, synergies, opportunities and anticipated future performance, including the management team and board of directors of the Company. These statements may also relate to broader macroeconomic trends, industry developments, technology adoption, competitive positioning, market expansion, product launches, research and development efforts, acquisitions or dispositions, legal or regulatory developments, and other initiatives that could affect our future business performance. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These include risks relating to Bitcoin market volatility, cybersecurity and custody of digital assets, potential changes in laws or accounting standards relating to cryptocurrency, and regulatory developments affecting Bitcoin or other digital assets, as well as the risk that changes in the Company’s capital structure and governance could have adverse effects on the market value of its securities; the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on the Company operating results and business generally; the risk that the Company may be unable to reduce expenses or access financing or liquidity; the impact of any related economic downturn; the risk of changes in governmental regulations or enforcement practices; adverse impacts from geopolitical events, health crises, supply chain disruptions, changes to laws or accounting standards, cybersecurity threats or data breaches, intellectual property disputes, competitive pressures, or changes in consumer behavior; and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond the Company’s control, including those detailed in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10- Q, Current Reports on Form 8-K, and such other documents of the Company filed, or to be filed, with the SEC that are or will be available on the Company’s website at www.kindlymd.com and on the website of the SEC at www.sec.gov . All forward-looking statements are based on assumptions that the Company believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not undertake any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Nothing contained herein constitutes an offer to buy or sell securities of the Company or any other party, nor does it constitute a solicitation of any proxy or vote.

Media Contact

Carissa Felger / Sam Cohen
Gasthalter & Co.
(212) 257-4170
Nakamoto@gasthalter.com

Investor Relations Contact

Sean Mansouri, CFA / Aaron D’Souza
Elevate IR
(720) 330-2829
NAKA@elevate-ir.com

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2025

KINDLY MD, INC.

(Exact name of registrant as specified in its charter)

Utah	001-42103	84-3829824
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5097 South 900 East, Suite 100, Salt Lake City, UT	84117
(Address of Principal Executive Offices)	(Zip Code)

(385) 388-8220

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	NAKA	The Nasdaq Stock Market LLC
Tradeable Warrants to purchase shares of Common Stock, par value $0.001 per share	NAKAW	OTC Pink Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into Material Agreement

Kraken Loan Agreement

On December 3, 2025, Kindly MD, Inc., a Utah corporation (the “Company”), through its subsidiary Nakamoto Holdings Inc., a Delaware corporation (the “Borrower”), entered into a Master Loan Agreement with Payward Interactive, Inc., a Florida corporation, doing business as Kraken (“Kraken”) (the “Kraken Loan Agreement”), pursuant to which the Borrower may, from time to time, borrow fiat or digital currencies on the terms set forth therein and in the related loan term sheets entered into thereunder. The Kraken Loan Agreement contains customary conditions, initial collateral requirements, collateral maintenance and liquidation mechanics, and early return and recall rights. The obligations under the Kraken Loan Agreement are prepayable at the option of the Borrower, provided that, prepayments made prior to the six month anniversary of the initial funding date shall be subject to a make-whole payment for such six month period.

On December 4, 2025, the Borrower and Kraken executed an initial term sheet (the “Initial Term Sheet”) under the Kraken Loan Agreement for a fixed-term loan of 93,000,000 USDT bearing a fee of 8.00% per annum, maturing on December 4, 2026 (the “Initial Loan”), and secured solely by 1,178 Bitcoin pledged by Borrower to Kraken (the “Initial Collateral”). On December 9, 2025, the Borrower and Kraken executed a second term sheet (the “Second Term Sheet”) for a fixed-term loan of 210,000,000 USDT, which amount includes the Initial Loan balance (the “Kraken Loan”), bearing a fee of 8.00% per annum, maturing on December 4, 2026. The Second Term Sheet amends and supersedes the Initial Term Sheet in its entirety, and confirms that the Initial Loan was deemed repaid and subsequently transferred to Borrower pursuant to the Second Term Sheet. The Kraken Loan will be secured solely by Bitcoin having a value of not less $323.4 million within five business days following the date hereof (the “Kraken Collateral”), in accordance with the Second Term Sheet and Kraken Loan Agreement.

The obligations owed by the Borrower to Kraken are secured solely by the Kraken Collateral and no other assets of Company or Borrower. The Kraken Collateral is held for the benefit of Kraken by Payward Financial, Inc., an affiliate of Kraken, and subject to an account control agreement by and among Kraken, the Borrower and the custodian. Should the value of the Kraken Collateral exceed a certain value threshold, excess Kraken Collateral shall be returned to the Borrower. Similarly, should the value of the Kraken Collateral fall below a certain value threshold, the Borrower shall pledge additional Bitcoin to Kraken.

The Company will use the proceeds from the Kraken Loan to satisfy its obligations in full under the outstanding term loan facility extended under the Master Loan Agreement, dated October 6, 2025, with Antalpha Digital Pte. Ltd.

The foregoing summary of the Kraken Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registration

The information set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the Kraken Loan Agreement Initial Term Sheet, the Initial Loan, Second Term Sheet, and Kraken Loan is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Master Loan Agreement, dated as of December 3, 2025, among Nakamoto Holdings Inc. and Payward Interactive, Inc.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

KINDLY MD, INC.

Dated: December 9, 2025	By:	/s/ David Bailey
David Bailey
Chief Executive Officer

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Exhibit 10.1

Execution Version

Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K. [***] indicates that information has been redacted.

Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Kindly MD, Inc. will provide a copy of such omitted materials to the Securities and Exchange Commission or its staff upon request.

MASTER LOAN AGREEMENT

This Master Loan Agreement (this “Agreement”) is made as of December 3, 2025 (the “Effective Date”), by and between Payward Interactive, Inc. (“Lender”), a Florida corporation, and Nakamoto Holdings Inc. (“Borrower”), a corporation organized and existing under the laws of Delaware, with its principal place of business at 5097 South 900 East, Suite 100, Salt Lake City, UT 84117. Lender and Borrower are each individually, a “Party,” and collectively the “Parties”.

RECITALS

WHEREAS, subject to the terms and conditions of this Agreement, Borrower may, from time to time, seek to initiate a transaction pursuant to which Lender will loan certain Fiat Currency or Digital Currency to Borrower for Borrower’s use, and Borrower will pay a Loan Fee as provided in the applicable Loan Term Sheet and return such Fiat Currency or Digital Currency to Lender upon the termination of the Loan or upon such earlier date in accordance with the terms and conditions of this Agreement; and

WHEREAS, Borrower intends to use any Fiat Currency or Digital Currency loaned under this Agreement for lawful commercial purposes.

Now, therefore, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby agree as follows:

I.	Definitions.

“Account Control Agreement” has the meaning given to such term in Section IV(b).

“Airdrop” means a distribution of a new token or tokens resulting from the ownership of a preexisting token. An “Applicable Airdrop” is an Airdrop for which the distribution of new or preexisting tokens can be definitively calculated according to its distribution method, such as a pro rata distribution based on the amount of the relevant Digital Currency held at a specified time. A “Non-Applicable Airdrop” is an Airdrop for which the distribution of new or preexisting tokens cannot be definitively calculated, such as a random distribution, a distribution to every wallet of the relevant Digital Currency, or a distribution that depends on a wallet of the relevant Digital Currency meeting a threshold requirement.

“Anti-Corruption Laws” means the Foreign Corrupt Practices Act of 1977, as amended and the rules and regulations thereunder.

“Anti-Terrorism and Sanctions Laws” means any Applicable Law relating to terrorism, trade sanctions programs and embargoes, or money laundering, all as amended, supplemented or replaced from time to time.

“Applicable Law” means (regardless of jurisdiction) (i) any applicable federal, national, state and local laws, ordinances, regulations, orders, statutory instrument, rules, treaties, codes of practice, decrees, injunctions, or judgments and (ii) any applicable ruling, declaration, regulation, requirement, or interpretation issued by any regulatory, judicial, administrative or governmental body or Person.

“Authorized Agent” has the meaning set forth in Exhibit A.

“Business Day” means any day other than a Saturday or Sunday on which commercial banks are open for business in New York City.

“Business Hours” means between the hours of 9:00 am to 5:00 pm in New York on a Business Day.

“Call Option” means the right of Lender to demand immediate repayment of a Loaned Currency Recall Amount at any time pursuant to the terms of this Agreement.

“Change in Law” means that, on or after the Effective Date, (a) due to the adoption of or change in any Applicable Law or any regulation or (b) due to the promulgation or announcement of or any change in the interpretation by any Governmental Authority, Lender determines in good faith that (X) (i) it has become illegal to maintain or extend a Loan, receive repayment or delivery of Loaned Currency or hold and remain secured by Collateral or (ii) the ability to transfer any Loaned Currency or Collateral has become materially impaired or (Y) there is an increased risk that it will become subject to regulations to which it is not already subject, whether due to a Digital Currency being classified or interpreted as “securities” under the Securities Act or Exchange Act, or otherwise.

“Collateral” has the meaning given to such term in Section IV(a).

“Collateral Account” and “Collateral Accounts” each have the meaning given to such term in Section IV(b).

“Collateral Call Margin Ratio” means, for any Loan, the Margin Ratio at or below which Lender may issue a Collateral Call Notification in accordance with this Agreement. The Collateral Call Margin Ratio for each Loan will be specified in the applicable Loan Term Sheet.

“Collateral Return Margin Ratio” means, for any Loan, the Margin Ratio above which Borrower may issue a Refund Notification in accordance with this Agreement. The Collateral Return Margin Ratio for each Loan will be specified in the applicable Loan Term Sheet.

“Confirmation Protocol” means the requirement that the transfer of a Digital Currency may not be deemed settled and completed until (i) the transaction has been recorded in a block and five (5) consecutive subsequent blocks referring back to such block (meaning six (6) blocks in total) have been added to the applicable blockchain; or (ii) the transaction has met a different protocol for a specific Digital Currency agreed to by the Parties in writing.

“Covered Person” means Borrower, any direct or indirect subsidiary or parent of Borrower and any director, officer, agent, employee or affiliate of Borrower or any of its direct or indirect subsidiaries or parent entities.

“Custodian” has the meaning given to such term in Section IV(b). “Custody Agreement” has the meaning given to such term in Section IV(b). “Default Fee” has the meaning given to such term in Section III(c).

“Digital Currency” means Bitcoin (BTC), Bitcoin Cash (BCH), Ether (ETH), Ether Classic (ETC), or Litecoin (LTC), or any other digital currency as agreed upon by the Parties.

“Digital Currency Address” means an identifier of alphanumeric characters that represents a digital identity or destination for a transfer of Digital Currency.

“Early Return Option” means, with respect to a Loan, an option to return all or part of the applicable Loaned Currency prior to the Loan Termination Date pursuant to the terms of this Agreement; provided that with respect to any Fixed Term Loan, Borrower shall have an Early Return Option solely to the extent agreed by Lender and Borrower and set forth in the applicable Loan Term Sheet.

“Fiat Currency” means official currency of a country issued by a central bank or other monetary authority.

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“Fixed Term Loan” means a Loan with a pre-determined Loan Termination Date, where, unless otherwise agreed in the applicable Loan Term Sheet, Lender does not have a Call Option and Borrower does not have an Early Return Option.

“Governmental Authority” means the government of any nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Hard Fork” means a permanent divergence in the blockchain (e.g., when non-upgraded nodes cannot validate blocks created by upgraded nodes that follow newer consensus rules), or an airdrop or any other event which results in the creation of a new token.

“Liquidation Ratio” means, for any Loan, the Margin Ratio at or below which Collateral will be liquidated. The Liquidation Ratio for each Loan will be specified in the applicable Loan Term Sheet.

“Loan” means a provision of Fiat Currency or Digital Currency made pursuant to and in accordance with this Agreement and the terms and conditions set forth in the applicable Loan Term Sheet.

“Loan Documents” means this Agreement, all Loan Term Sheets entered into between Lender and Borrower from time to time, and any and all other documents, instruments and agreements entered into by the Parties in connection with any Loan hereunder.

“Loan Effective Date” means the date upon which a Loan begins.

“Loan Fee” means the fee Borrower shall pay to Lender for the provision of a Loan, as specified in the applicable Loan Term Sheet.

“Loan Request” has the meaning given to such term in Section II(b).

“Loan Term Sheet” means an agreement entered into by the Parties containing the terms and conditions of a Loan made under this Agreement and memorialized substantially in the form attached hereto as Exhibit B.

“Loan Termination Date” means, with respect to a Fixed Term Loan, the date on which such Loan shall terminate (other than upon an earlier termination pursuant to Section II(d)), as agreed upon by the Parties in a Loan Term Sheet.

“Loaned Currency” means any Fiat Currency or Digital Currency transferred in a Loan hereunder until such Fiat Currency or Digital Currency is transferred back to Lender hereunder; provided, that if any new or different Digital Currency is created or split by a Hard Fork or other alteration in the underlying blockchain and meets the requirements set forth in Section V, such new or different Digital Currency shall be deemed to become Loaned Currency in addition to the original Digital Currency for which such exchange is made.

“Loaned Currency Recall Amount” has the meaning given to such term in Section II(c)(ii).

“Margin Ratio” has the meaning given to such term in Section IV(a).

“Market Spot Rate” means, as at the time of determination, the spot rate for the applicable Digital Currency published on CFBenchmarks.com or such other reference spot rate mutually agreed by the Parties from time to time.

“Material Adverse Effect” means (a) a material adverse effect upon (including due to a material disruption of the bitcoin network or other blockchain network), the operations, business, assets or financial condition of Borrower; (b) a material impairment of the ability of Borrower to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity and/or enforceability of this Agreement or any of the Loan Documents.

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“New Token” means incremental tokens distributed to the holder of Digital Currency in connection with a Hard Fork in the Digital Currency protocol or an Applicable Airdrop.

“OFAC” means the United States Department of the Treasury’s Office of Foreign Assets Control.

“Open Loan” means a Loan without a Loan Termination Date, where Borrower has an Early Return Option and Lender has a Call Option.

“Person” means any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, limited liability partnership, institution, public benefit corporation, joint venture, entity or governmental body (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

“Recall Delivery Day” means the day on which Borrower must return Loaned Currency to Lender in accordance with Lender’s exercise of a Call Option.

“Recall Request Day” means a day, which may be any calendar day, on which Lender exercises a Call Option by notification to Borrower and demands return of a portion or the entirety of the Loaned Currency.

“Redelivery Day” means the date on which Borrower shall return all of the Loaned Currency in accordance with Borrower’s exercise of an Early Return Option.

“Reportable Compliance Event” means that any Covered Person becomes a Sanctioned Person or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism and Sanctions Law or Anti-Corruption Law or any predicate crime to any Anti-Terrorism and Sanctions Law or Anti-Corruption Law.

“Request Day” has the meaning given to such term in Section II(b).

“Required Margin Ratio” means, for any Loan, the initial Margin Ratio that is required to be satisfied prior to the advance of such Loan. The Required Margin Ratio for each Loan will be specified in the applicable Loan Term Sheet.

“Rewards” means any rewards or other fees, excluding New Tokens, that a holder of certain eligible Digital Currencies may receive (such as in connection with a promotion or as compensation for certain on-chain activities) (i) directly from an issuer or administrator of such Digital Currency; (ii) from an exchange, custodian, or other service provider; or (iii) as a programmatic distribution automatically effected via the Digital Currency’s blockchain network.

“Rewards Account” has the meaning given to such term in Section V(a).

“Sanctioned Country” means a country subject to a sanctions program maintained under any Anti-Terrorism and Sanctions Law (including, at the time of this Agreement, Russia, Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk and Luhansk regions of the Ukraine).

“Sanctioned Person” means any Person included on a list of designated or restricted persons maintained by OFAC (including, without limitation, OFAC’s Specially Designated Nationals and Blocked Persons List and Sectoral Sanctions Identifications List).

“Term” has the meaning given to such term in Section XXVII.

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“Total Loan Balance” means, as of the date of determination, the sum of: (i) the amount of any outstanding Loaned Currency provided to Borrower pursuant to all then outstanding Loans; (ii) the aggregate amount of any outstanding Loan Fees; and (iii) the aggregate amount of any other outstanding fees, expenses or indemnities due hereunder or under any other Loan Documents, in each case, including any fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in the State of Wyoming; provided, that if the laws of any other jurisdiction would govern the perfection or enforcement of any lien granted hereunder, Uniform Commercial Code or UCC means the Uniform Commercial Code as in effect from time to time in such jurisdiction with respect to such lien.

II.	General Fiat Currency and Digital Currency Loan Terms.

(a)	Provision of Fiat Currency or Digital Currency

Subject to the terms and conditions hereof, Borrower may, from time to time in its sole and absolute discretion, request a Loan from Lender, and Lender may but shall have no obligation to, in its sole and absolute discretion, extend such Loan on terms acceptable to and agreed by Lender and Borrower and as set forth in a corresponding Loan Term Sheet.

(b)	Loan Procedure

From time to time during the Term of this Agreement, on any day (the “Request Day”), an Authorized Agent of Borrower may request from Lender, by email, Telegram or such other electronic means as agreed by Lender, the provision of a specific quantity of a Fiat Currency or Digital Currency (a “Loan Request”), for use by Borrower in accordance with the terms and conditions of this Agreement; provided, that if such Loan Request is received by Lender at or after 11:00 am New York time, then the next day will be deemed to be the Request Day. Once made, Loan Requests may not be withdrawn by Borrower. Upon receipt of a Loan Request, Lender shall inform Borrower whether Lender agrees to provide the requested Fiat Currency or Digital Currency on the terms set forth in the Loan Request. A Loan Request shall be deemed rejected by Lender unless accepted by Lender at or before 5:00 pm New York time on the Request Day or as otherwise agreed by the Parties.

As part of its Loan Request, Borrower shall provide the following proposed terms:

(i)	the type of Fiat Currency or Digital Currency requested;
(ii)	the amount of the Fiat Currency or Digital Currency requested;
(iii)	the type of Collateral Borrower is willing to post;
(iv)	whether the Loan is to be a Fixed Term Loan or an Open Loan;
(v)	the Loan Effective Date; and
(vi)	the Loan Termination Date (if a Fixed Term Loan).

Upon agreement by and between Lender and Borrower regarding the terms of a Loan Request with respect to a Loan, Lender shall send Borrower a proposed Loan Term Sheet for such Loan. The specific and final terms of such Loan, including the Loan Fee and all applicable collateral requirements, shall be memorialized in such Loan Term Sheet, which shall be delivered and executed by the Parties after the final terms of a Loan are agreed to and prior to the delivery of the applicable Fiat Currency or Digital Currency. In the event of a conflict of terms between this Agreement and a Loan Term Sheet, the terms in such Loan Term Sheet shall govern with respect to the applicable Loan.

Upon execution of a Loan Term Sheet by Lender and Borrower, Borrower shall commence transmission of any required Collateral to satisfy the Required Margin Ratio as specified in such Loan Term Sheet. Following Custodian’s receipt of such Collateral in accordance with the Confirmation Protocol, Lender shall commence transmission of the Fiat Currency or Digital Currency specified in the applicable Loan Term Sheet to Borrower’s bank account or Digital Currency Address as agreed by the Parties in such Loan Term Sheet or as directed by Borrower in writing.

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(c)	Return Procedure

(i)	Loaned Currency Return

Borrower shall return the relevant amount of Loaned Currency to Lender by 5:00 p.m. New York Time on the earliest to occur of the Loan Termination Date, the Recall Delivery Day, and the Redelivery Day for such Loaned Currency. Loaned Currency shall be returned directly to a bank account or wallet address designated by Lender.

(ii)	Call Option

Lender may, on and as of a Recall Request Day, initiate a Call Option to the extent permitted under this Agreement by notification to Borrower and demand the return of a portion or the entirety of one or more Loans, together with all accrued and unpaid fees with respect to each such Loan (the “Loaned Currency Recall Amount”). Borrower shall have twenty-four (24) hours from the time Lender initiates a Call Option to deliver the Loaned Currency Recall Amount to Lender.

(iii)	Early Return Option

With respect to any Open Loan and, to the extent that Lender has agreed to an Early Return Option in the applicable Loan Term Sheet for a Fixed Term Loan, any such Fixed Term Loan, Borrower may notify Lender during Business Hours of Borrower’s intent to return all or part of the applicable Loaned Currency prior to the Loan Termination Date or any Recall Request Day, as applicable, which notice shall specify the Loaned Currency to be returned and the contemplated Redelivery Day. Borrower shall provide Lender at least one (1) Business Day’s prior written notice of its intent to exercise its Early Return Option, which notice shall be irrevocable. In connection with its exercise of an Early Return Option with respect to any Open Loan, Borrower will not be responsible for any penalty or premium for the early return of Loaned Currency. In connection with its exercise of an Early Return Option with respect to any Fixed Term Loan, Borrower shall be responsible for an early return penalty with respect to such Loaned Currency to the extent set forth in the applicable Loan Term Sheet.

Borrower’s exercise of an Early Return Option shall not relieve it of any of its other obligations herein, including without limitation the payment of outstanding fees (including Loan Fees). Upon receipt of Loaned Currency pursuant to an Early Return Option, Lender will promptly notify Borrower of any applicable Loan Fees or other fees on such returned amount accrued (but not yet paid) through such Redelivery Day, and Borrower shall have up to five Business Days after the Redelivery Day to pay such accrued Loan Fees and other fees (which due date will be deemed to be a “Payment Due Date” for purposes of Section III(d)).

(d)	Termination of Loan

A Loan will terminate upon the earliest to occur of:

(i)	the Loan Termination Date with respect to such Loan;

(ii)	the date of redelivery by Borrower of all Loaned Currency under such Loan, together with all accrued and unpaid fees with respect to such Loan, pursuant to an exercise of an Early Return Option by Borrower or a Call Option by Lender; and

(iii)	the occurrence of an Event of Default under Section IX(h) or (i) or the occurrence of any other Event of Default and Lender’s exercise of remedies pursuant to Section X.

Termination of a Loan shall not terminate, limit, or otherwise affect the Term of this Agreement, except as expressly provided otherwise in this Agreement.

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(e)	Redelivery in an Illiquid Market; Acts by Governmental Authorities; Changes in Applicable Laws; Sanctions Events

(i)	In the event that (A) there is a suspension of or limitation imposed on trading by two or more primary exchanges relating to any applicable Loaned Currency or (B) the reasonably demonstrated illiquidity of a particular Loaned Currency prevents its redelivery in accordance with this Agreement, then in each case, Lender shall have the right to recall any Loans affected thereby, as determined by Lender in its sole discretion. Following such recall, Borrower shall, within five Business Days, return to Lender any outstanding balance of such recalled Loan, such return to be made in the same quantity and type of the applicable Loaned Currency to the extent possible, and if not possible, shall be required to pay Lender for the value in U.S. Dollars of any affected Loaned Currency as calculated by Lender in its reasonable discretion.

(ii)	If a Change in Law occurs with respect to one or more Loans, Lender shall have the right to recall a portion or the entirety of one or more of such affected Loans, together with all accrued and unpaid fees with respect to each such Loan, and within five (5)

Business Days:

A.	if legally permissible and possible following such Change in Law, including, without limitation, during any notice or grace period, Borrower shall return to Lender any outstanding balance of such recalled Loan, such return to be made in the same quantity and type of the applicable Loaned Currency; and

B.	if return is not legally permissible and/or possible following such Change in Law, Borrower shall be required to pay Lender for the value in U.S. Dollars of any Loaned Currency so restricted as calculated by Lender in its reasonable discretion.

(iii)	In the event Lender determines, in its sole discretion, that there is a material risk or likelihood that any Covered Person is in violation of any Anti-Terrorism and Sanctions Law or Anti-Corruption Law, or that Lender’s extension or maintenance of a Loan to Borrower may result in a violation of any Anti-Terrorism and Sanctions Law or Anti-Corruption Law, Lender shall have the right to recall any Loans affected thereby. Following such recall, Borrower shall, within five Business Day, return to Lender any outstanding balance of such recalled Loan, such return to be made in the same quantity and type of the applicable Loaned Currency.

(f)	Risk of Loss

During the period of Borrower’s use of the Loaned Currency, such use beginning immediately upon Lender’s transfer of the Loaned Currency to Borrower’s Digital Currency Address pursuant to the applicable Loan Term Sheet, and ending upon redelivery, all risk of loss related to such Loaned Currency passes to Borrower. Borrower acknowledges and agrees that Lender has no liability to Borrower or any third party for any loss, theft or misuse of any Loaned Currency that Lender has transferred at the instruction of Borrower as provided in this Agreement and the applicable Loan Term Sheet.

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During the period of Borrower’s posting of Collateral, all risk of loss related to such Collateral passes to Lender. Lender acknowledges and agrees that Borrower has no liability to Lender or any third party for any loss, theft or misuse of any Collateral that Borrower has transferred at the instruction of Lender as provided in this Agreement and the applicable Loan Term Sheet. Lender agrees that it will not, and will not permit any of its subsidiaries or affiliates to, lend, rehypothecate, make margin loans, or take similar action with respect to any Collateral represented in a Collateral Account while this Agreement is in effect.

III.	Loan Fees.

(a)	Loan Fee

Borrower agrees to pay Lender a Loan fee (a “Loan Fee”) on each Loan, at a rate per annum as set forth in the relevant Loan Term Sheet. Except as Lender and Borrower may otherwise agree, Loan Fees shall accrue on the outstanding Loaned Currency under a Loan from and including the date on which the Loaned Currency is transferred to Borrower to the date on which the Loaned Currency is returned in its entirety to Lender. Lender shall calculate any Loan Fees owed on a daily basis and provide Borrower with such calculation upon request.

(b)	Origination Fee

From time to time, Lender and Borrower may agree that a fee (the “Origination Fee”) shall be paid in connection with the origination of a Loan. Any such Origination Fee shall be specified in the applicable Loan Term Sheet.

(c)	Default Fee

For each calendar day after the Loan Termination Date, the Redelivery Day, or the Recall Delivery Day (whichever is applicable) on which Borrower has not returned any Loaned Currency by the relevant due date or failed to timely pay when due any fees or other amounts hereunder, and for each calendar day during any period in which an Event of Default has occurred and is continuing, Borrower shall incur an additional fee (the “Default Fee”) that is equal to the sum of (i) five percent (5%) per annum of additional interest on all outstanding portions of the Total Loan Balance, including accrued and unpaid fees and expenses, and (ii) any losses, costs, expenses or other damages reasonably incurred by Lender as a result of such late return, payment or Event of Default (including, in case of a failure by Borrower to return Loaned Currency by the relevant due date, any relevant and reasonable borrowing costs or hedging costs (including any reasonable break costs, amounts required to be posted as collateral or borrowing costs incurred in order to borrow required collateral amounts in connection with such hedging arrangements) that are incurred by Borrower in order to (x) borrow such Loaned Currency, or (y) synthetically borrow, by purchasing and simultaneously entering into hedging arrangements to minimize its exposure to the purchased position in such Loaned Currency, in each case in (x) and (y), in an amount up to the amount of the relevant insufficiency in such Loaned Currency), which shall be reasonably calculated by Lender and payable by Borrower in addition to the Loan Fee. Any Default Fee imposed by Lender resulting from an event that constitutes an Event of Default shall not constitute a waiver of any such Event of Default.

(d)	Payment of Fees

Unless otherwise agreed, any Loan Fee or other fee payable hereunder shall be paid by Borrower no later than 5:00 p.m. New York time on the fifth (5th) Business Day of each month (the “Payment Due Date”); provided that Default Fees shall be payable on demand. An invoice for Loan Fees and any other fees or amounts due hereunder (the “Invoice Amount”) shall be sent out by Lender on the first Business Day of the month and shall include any Loan Fees and other fees incurred during the previous month as well as any outstanding Loan Fees and other fees. Any fees or other amounts owed under this Agreement shall be payable, unless otherwise agreed by Lender and Borrower in the applicable Loan Term Sheet or as expressly provided otherwise in this Agreement, in the same type of Fiat Currency or Digital Currency that was loaned to Borrower in the applicable Loan, subject to Section II(e). Any failure by Lender to timely invoice Borrower shall not be deemed a default or breach of this Agreement by Lender nor shall any such failure relieve Borrower of its obligation to pay any fees owed under this Agreement or negate any Event of Default resulting from Borrower’s failure to timely pay such fees.

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(e)	Application of Payments and Deliveries

Borrower shall, at the time of making each payment or delivery under this Agreement, specify to Lender the Loan to which such payment or delivery is to be applied. In the event that Borrower fails to so specify, or if an Event of Default has occurred and is continuing, Lender may apply the payment or delivery in such manner as it may determine to be appropriate in its sole discretion.

(f)	Application of Insufficient Payments or Deliveries

If at any time insufficient amounts are received by Lender to pay fully all amounts of applicable fees and other amounts then due and payable hereunder, Lender may apply such payment received as it may determine to be appropriate in its sole discretion. Lender may, in its sole discretion and if there is more than one outstanding Loan between the Parties, apply payments by Borrower in one Loaned Currency towards the satisfaction of obligations outstanding with respect to a Loan of another Loaned Currency; provided, that Lender shall make any conversions between such Loaned Currency based upon the applicable Market Spot Rate.

(g)	Computations

Fees shall be computed on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which payable. Calculation of fees shall be based on the date when the relevant transfer is deemed to have occurred. Digital Currency shall be deemed to have been transferred by one Party to the other when the applicable Confirmation Protocol for the relevant Digital Currency has been completed and Fiat Currency shall be deemed to have been transferred by one Party to the other when received in the transferee’s bank account. If the requirements of the Confirmation Protocol are not met, or Fiat Currency is not received, by 5:00 pm New York time, the transfer shall be deemed to have been made on the following day.

(h)	Taxes

(i)	Withholding and/or Deduction for Taxes

All payments in respect of any Loan under this Agreement will be made free and clear of and without withholding or deduction for or on account of any present or future taxes (including without limitation goods and services tax, levies, imposts deductions, charges, and all liabilities with respect to any such present or future taxes, excluding taxes imposed on net income and (all such non-excluded taxes hereinafter referred to as “Taxes”)) other than any deduction or withholding required by Applicable Law.

Borrower shall use its best efforts (provided that the Lender shall cooperate as may be reasonably required) to ensure that such payments can be made without deduction of withholding tax, or with deduction of withholding tax at a reduced rate, by discharging the liability to such tax by notification pursuant to applicable law (including tax treaties) rather than payment of the tax.

If Borrower becomes obliged to withhold or deduct from any payment to Lender any amount in respect of Taxes it will pay to the relevant governmental authority the full amount required to be deducted or withheld promptly upon determining that such deduction or withholding is required or upon receiving notice that such amount has been assessed against it. Borrower shall promptly notify the Lender that such notification or, as the case may be, deduction has been made, and provide the Lender with evidence that such a notification has been made or, as the case may be, such taxes deducted have been paid to the relevant taxing authority.

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Upon request, Lender shall furnish Borrower a properly completed and executed US tax information certificate on the appropriate U.S. Internal Revenue Service Form W-8 or Form W-9, as applicable. Borrower shall report, if required under Applicable Law, all fees paid to Lender and any withheld taxes under this Agreement to the Internal Revenue Service and any relevant state revenue authority, and shall furnish Lender a copy of the applicable U.S. Internal Revenue Service Form 1099, Form 1042-S or other form required by Applicable Law.

(ii)	Tax Gross-Up

In case any tax deduction or withholding is required by law on any payment from Borrower to Lender, then Borrower shall pay to the Lender such additional amounts as necessary in order that the net amounts received by the Lender after such deduction or withholding shall equal the respective amounts which would have been received had no such deduction or withholding been required.

(iii)	Tax Treatment of Loans

For tax purposes, in the case of a Loan, each of Lender and Borrower intend that, absent a change in law or administrative practice to the contrary, the transfer and delivery of the Digital Currency shall be treated as a loan and not be treated as an exchange of property for other property differing materially in kind or extent (within the meaning of Section 1001 of the Internal Revenue Code of 1986, as amended, as well as the corresponding Treasury Regulations), and each of Lender and Borrower agrees that it will not take any position inconsistent with such treatment for all such tax purposes.

(iv)	CARF and CRS

On October 10, 2022, the Organization for Economic Co-operation and Development (“OECD”) published the final rules and commentary of the Crypto-Asset Reporting Framework (“CARF”) as well as enhancements to the Common Reporting Standard (“CRS”).

The local implementation of CARF and CRS for the jurisdictions in which the Parties operate may require the Parties to obtain additional documentation from each other, including, but not limited to, self-certification and supporting documentation. The Parties may also be required to report to their local tax authority under the local enactment and transposition of CARF and CRS. The Parties hereby agree to timely provide documentation requested by the other Party to enable reporting under CARF, CRS, and any future tax information reporting requirement, as required. The Parties also agree to comply with any reporting requirements resulting from the local enactment of CARF, CRS or other applicable reporting requirements, as applicable.

IV.	Collateral Requirements

(a)	Collateral

Borrower shall provide and maintain from time to time as collateral an amount of U.S. Dollars or Digital Currency (other than Loaned Currency) to be determined and agreed upon by Lender and Borrower (together with (i) all “security entitlement” (as defined in UCC Section 8-102(17) of the UCC) or “general intangibles” (as defined in UCC Section 9-102(42) of the UCC) of Borrower in respect of or relating to such Digital Currency, (ii) the Collateral Accounts, and (iii) all proceeds (as defined in the UCC) of the foregoing, the “Collateral”) and memorialized in a Loan Term Sheet; provided that upon the provision of any Additional Collateral (as defined below), the Collateral shall be deemed to include the Additional Collateral. The collateralization of any Loan, as of any date of determination, shall be measured as a percentage (the “Margin Ratio”), obtained by dividing (i) the value as of such date of the Collateral supporting such Loan (the “Collateral Value”), by (ii) the value as of such date of the outstanding Loaned Currency under such Loan, together with all accrued and unpaid fees with respect to such Loan, in each case, valued at the Market Spot Rate as determined by Lender in its sole discretion. To the extent applicable, the Collateral Value may be determined by converting any Digital Currency that serves as Collateral to U.S. Dollars, in each case using the applicable Market Spot Rate as determined by Lender in its sole discretion; provided that Collateral provided in U.S. Dollars shall always be valued at the face value thereof.

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Borrower shall transfer to Custodian, or cause to be maintained in a Collateral Account, Collateral with a Collateral Value sufficient to satisfy the applicable Required Margin Ratio prior to Lender’s transfer to Borrower of any Loaned Currency pursuant to a particular Loan, and Lender shall have no obligation to transfer any Loaned Currency pursuant to a Loan prior to completion of the Confirmation Protocol with respect to the applicable Collateral. Notwithstanding the foregoing, if Lender provides a Loan to Borrower and Borrower does not transfer, or cause to be maintained in a Collateral Account, Collateral sufficient to satisfy the applicable Required Margin Ratio with respect to such Loan, Lender shall have the absolute right to the immediate return of the applicable Loaned Currency.

(b)	Grant of Security Interest

As security for the prompt and complete payment by Borrower of the Loaned Currency in respect of a Loan, all related fees, expenses and indemnities due hereunder, and all other obligations owing by Borrower to Lender hereunder or under any other Loan Document, Borrower hereby pledges, collaterally assigns and grants to Lender a continuing first priority perfected security interest in, and a lien upon, Borrower’s right, title and interest in and to, or otherwise with respect to, the Collateral (including any Additional Collateral), whether now owned or existing or hereafter acquired or arising and regardless of where located (the “Security Interest”). The Security Interest shall immediately and automatically attach upon the provision of the applicable Loaned Currency from Lender to Borrower in respect of such Loan and shall immediately and automatically terminate upon the return and repayment in full of the Loaned Currency under such Loan and all related fees, expenses and indemnities due hereunder and under any other Loan Documents. In addition to the rights and remedies granted to Lender hereunder, Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code.

Unless expressly provided otherwise in the applicable Loan Term Sheet, Borrower hereby agrees and affirms Lender’s entitlement to the Collateral. Such entitlement shall not relieve Borrower of any of its obligations hereunder. All Collateral transferred to Custodian by Borrower shall be held in one or more segregated accounts, vaults or wallets maintained with or under the control of Lender or one of its affiliates (the “Custodian”) for the benefit of Borrower (together with any successor account, each, a “Collateral Account” and, collectively, the “Collateral Accounts”). To the extent any Collateral Account is maintained by the Custodian, such Collateral Account shall be subject to both (i) a custody agreement between the Custodian and Borrower (a “Custody Agreement”) and (ii) an account control agreement by and between each of the Custodian, Borrower and Lender (the “Account Control Agreement”). Borrower and Lender hereby agree that all U.S. Dollars and Digital Currency included in Collateral that are maintained in a Collateral Account with the Custodian that is a “securities account” (as defined in the UCC) will be treated as a “financial asset” under UCC Section 8-102. In the event Collateral is transferred to Lender or any of its affiliates (including Custodian), all such Collateral transferred to Lender or its affiliates by Borrower shall be held in one or more segregated accounts, vaults or wallets and shall not be commingled with any other assets or property owned or held by Lender or its affiliates.

For the avoidance of doubt, each Collateral Account (including income, if any, earned on the investments of Collateral in the Collateral Account) will be owned by Borrower for federal income tax purposes. Borrower shall provide to Lender a U.S. Internal Revenue Service Form W-9 or appropriate U.S. Internal Revenue Service Form W-8 no later than the date hereof. Upon the reasonable request of Lender, Borrower shall provide to Lender any additional U.S. Internal Revenue Service forms (or updated versions of any previously submitted U.S. Internal Revenue Service forms) or other documentation at such time or times required by applicable law as may be necessary (i) to reduce or eliminate the imposition of U.S. federal withholding taxes and (ii) to permit Lender to fulfill its federal tax reporting obligations under applicable law with respect to each Collateral Account or any amounts paid to Borrower. If any U.S. Internal Revenue Service form or other documentation previously delivered becomes inaccurate or incomplete in any material respect, Borrower shall promptly provide to Lender accurately updated and complete versions of such U.S. Internal Revenue Service forms or other documentation. Lender shall have no liability to Borrower or any other person in connection with any tax withholding amounts paid or withheld from a Collateral Account pursuant to applicable law to the extent arising from Borrower’s failure to timely provide an accurate, correct and complete U.S. Internal Revenue Service Form W-9, an appropriate U.S. Internal Revenue Service Form W-8 or such other documentation requested by Lender under this paragraph.

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(c)	Perfection of Security Interest

Borrower shall take all action that may be necessary and that Lender may reasonably request so as at all times to maintain the validity, perfection, enforceability and first priority of Lender’s security interest in and lien on the Collateral and to enable Lender to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) promptly discharging all liens on the Collateral other than Lender’s security interest or any other liens permitted by this Agreement and (ii) executing and delivering financing statements, control agreements, instruments of pledge, notices and collateral assignments, in each case, in form and substance reasonably satisfactory to Lender, relating to the creation, validity, perfection, maintenance or continuation of Lender’s security interest in and lien on the Collateral under the UCC or other Applicable Law. Borrower hereby authorizes Lender to file against Borrower one or more financing, continuation or amendment statements pursuant to the UCC in form and substance reasonably satisfactory to Lender, provided that the description of the collateral in any such statement is limited to only the Collateral.

(d)	Collateral Calls

If at any time while a Loan is outstanding the Margin Ratio with respect to such Loan, as determined by Lender in its sole discretion, is equal to or less than the Collateral Call Margin Ratio as set forth in the applicable Loan Term Sheet, Lender shall have the right to require Borrower to contribute additional Collateral (such Collateral, the “Additional Collateral”) or return sufficient Loaned Currency so that the Margin Ratio with respect to such Loan is equal to or greater than the Required Margin Ratio at the time of such contribution or repayment.

If Lender requires Borrower to increase the Margin Ratio so that it is equal to or greater than the Required Margin Ratio, it shall send a notification substantially in the form attached hereto as Exhibit C (the “Collateral Call Notification”) to Borrower that sets forth: (i) the Margin Ratio as of such time and (ii) the amount of Additional Collateral required to return to the Required Margin Ratio (using the applicable Market Spot Rate if required) as of such time, in each case, as determined by Lender in its sole discretion. Borrower shall have forty-eight (48) hours from the time Lender sends the Collateral Call Notification to either (i) deliver the required amount of Additional Collateral to Lender or (ii) return to Lender the amount of Loaned Currency necessary, in each case, to cause the Margin Ratio to return to the Required Margin Ratio at the time of such delivery or return (which amount may differ than the amount specified in the Collateral Call Notification). Failure by Borrower to transfer sufficient Additional Collateral or return sufficient Loaned Currency in response to a Collateral Call Notification shall give Lender the option to declare an Event of Default under Section IX.

Delivery of the Additional Collateral shall be made by bank wire to the account, or if applicable, delivery to the Digital Currency Address designated by Lender, in each case, specified in the Collateral Call Notification, Loan Term Sheet, or as otherwise directed by Lender in a written notice to Borrower, as applicable.

Borrower acknowledges and agrees that its obligations hereunder, including those contained in this Section IV, shall continue regardless of any request by Lender for Additional Collateral. Borrower further acknowledges and agrees that any failure by Lender to request Additional Collateral when it is entitled to pursuant to this Section (IV)(c) shall not constitute a waiver of its right to Additional Collateral.

(e)	Refund of Excess Collateral

If at any time while a Loan is outstanding the Margin Ratio for such Loan, as determined by Lender in its sole discretion, is greater than the Collateral Return Margin Ratio as set forth in the applicable Loan Term Sheet for such duration as specified in such Loan Term Sheet, Borrower may request that Lender return such portion of the Collateral such that, after giving effect to the return of such Collateral, the Margin Ratio will not exceed the Required Margin Ratio for such Loan (such Collateral, the “Excess Collateral”).

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Borrower shall request the withdrawal of Excess Collateral by notice to Lender and Custodian on a Business Day (the “Refund Notification”) which shall set forth: (i) the applicable Loan, the outstanding Loaned Currency under such Loan and all accrued and unpaid fees with respect to such Loan, (ii) the applicable Collateral Value, (iii) the applicable Market Spot Rate; and (iv) the amount of Excess Collateral to be withdrawn. Borrower may not proceed with a withdrawal of Excess Collateral without Lender’s prior approval. If a Refund Notification is received by Lender prior to 10:00 am New York time on a Business Day, Lender shall approve the Borrower’s withdrawal of Excess Collateral by 6:00 pm New York time on the following Business Day. If a Refund Notification is received by Lender after 10:00 am New York time on a Business Day, Lender shall approve the Borrower’s withdrawal of Excess Collateral by 6:00 pm New York time on the second Business Day following the date that the Refund Notification is received. Excess Collateral shall be withdrawn by Borrower to a Digital Currency Address specified by Borrower or by bank wire to an account specified by Borrower, as applicable. Unless otherwise agreed by Lender in its sole discretion, Borrower shall not be permitted to submit more than two Refund Notifications during any seven-day period. Notwithstanding the foregoing, a Refund Notification shall be null and void and the Lender shall have no obligation to approve the withdrawal of any Excess Collateral if (i) prior to the deadline for the withdrawal of such Excess Collateral, the Margin Ratio does not exceed the Collateral Return Coverage Ratio, or (iii) a default or Event of Default hereunder exists or would result from the withdrawal of such Excess Collateral. For the avoidance of doubt, Lender shall have no obligation to approve the withdrawal of any Excess Collateral to the extent that the withdrawal of such Excess Collateral would result in the Margin Ratio, as determined by Lender in its sole discretion, being less than the Required Margin Ratio after giving effect to such withdrawal of Excess Collateral.

(f)	Collateral Liquidation

If at any time while a Loan is outstanding the Margin Ratio for such Loan is equal to or less than the Liquidation Ratio (as calculated by Lender in its sole discretion and whether or not a Collateral Call Notification has been sent or is awaiting response) (a “Liquidation Trigger”), Lender may, at its sole discretion and with no notice required to Borrower, immediately liquidate Collateral and apply the proceeds of such liquidation, less the amount of the Liquidation Fee, to repayment of the Total Loan Balance, as provided below.

Upon the occurrence of a Liquidation Trigger and Lender’s election to liquidate Collateral:

(i)	the Total Loan Balance shall become immediately due and payable;

(ii)	Lender shall be entitled to a liquidation fee equal to 1.0% of the proceeds of the sale of the Collateral (the “Liquidation Fee”), which shall be deducted from the sale proceeds by Lender;

(iii)	the proceeds of the sale of Collateral, less the Liquidation Fee, shall be applied to Borrower’s obligations hereunder in any order as Lender may determine in its sole discretion;

(iv)	Borrower shall be responsible for any shortfall to the extent the proceeds of the sale of Collateral are insufficient to pay all such amounts that are due and payable; and

(v)	any remaining excess shall be remitted to Borrower.

Borrower shall be responsible for any tax consequences resulting from Lender’s sale of Collateral and application of proceeds in accordance with the foregoing.

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(g)	Return of Collateral

Upon redelivery of Loaned Currency to Lender by Borrower and completion of the applicable Confirmation Protocol, Lender shall promptly but in no event later than three (3) Business Days after such redelivery (the “Return Timing”) return to Borrower the applicable Collateral. For the avoidance of doubt, any Collateral or Excess Collateral returned by Lender shall be the same type and amount provided by Borrower to Lender, except as otherwise provided herein.

V.	Distributions

(a)	New Tokens

In the event of a Hard Fork or an Airdrop in the blockchain for any Loaned Currency or Collateral, any affected outstanding Loans will not be automatically terminated. Lender will be entitled to receive the benefit and ownership of any incremental tokens generated from Loaned Currency, and, subject to the immediately succeeding sentence, Borrower will be entitled to receive the benefit and ownership of any incremental tokens generated from Digital Currency provided as Collateral, in each case, as a result of a Hard Fork in the Digital Currency protocol or an Applicable Airdrop (each, a “New Token”), to the full extent that Lender or Borrower, as applicable, would have been entitled to such benefit and ownership had the applicable Digital Currency not been provided as Loaned Currency or Collateral, respectively. Notwithstanding anything herein to the contrary, Borrower’s entitlement to any New Tokens in accordance herewith shall be dependent upon Lender’s or its applicable affiliates’ agreement to support such New Tokens, as determined in its or their sole discretion.

If Lender is entitled to any New Tokens in accordance with the foregoing, Lender shall have the right, in its sole discretion, to elect to receive or forfeit such New Tokens. If Lender elects to receive such New Tokens, Borrower shall promptly, and in any event within five days following the applicable Hard Fork or Applicable Airdrop, transfer such New Tokens to a Digital Currency Address designated by Lender or as otherwise directed in writing by Lender. If Borrower fails to transfer the New Tokens as and to the extent directed by Lender within 30 days following the applicable Hard Fork or Applicable Airdrop, such failure will be considered an Event of Default hereunder. If Borrower is entitled to any New Tokens in accordance with this subsection and such New Tokens are issued to Lender, such New Tokens shall be held by Lender as Additional Collateral hereunder, subject to the terms of this Agreement. Lender’s and Borrower’s rights to New Tokens as set forth in this section shall survive the termination of the relevant Loan, return of the applicable Loaned Currency and Collateral, and termination of this Agreement.

(b)	Rewards

Borrower will be entitled to receive the benefit and ownership of any Rewards derived from Digital Currency provided as Collateral, to the full extent that Borrower would have been entitled to such Rewards had the applicable Digital Currency not been provided as Collateral. If Borrower is entitled to any Rewards in accordance with this Section and such Rewards are distributed to Lender, Lender shall transfer such Rewards to a Digital Currency Address maintained by Custodian, designated by Borrower, as specified in the applicable Loan Term Sheet (“Rewards Account”).

VI.	Conditions Precedent

This Agreement and the obligations set forth hereunder shall not become effective until the date on which the following conditions are satisfied in a manner satisfactory to, or waived in writing by, Lender in its sole discretion:

(a)	Lender shall have received counterparts of this Agreement and each other applicable Loan Document duly executed and delivered by an authorized officer of Borrower;

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(b)	Lender shall have received an incumbency certificate or other documents evidencing Borrower’s authority to execute this Agreement, in form and substance satisfactory to Lender;

(c)	Lender shall have received such documentation and other information requested by Lender in connection with regulatory requirements under the applicable “know-your-customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act;

(d)	Lender shall have received UCC, insolvency, tax, judgment lien and execution searches, or equivalent reports or searches with respect to Borrower, each as of a recent date, in each of the jurisdictions where Borrower is organized and the assets of Borrower are located (and other jurisdictions as may be required by Lender at its sole discretion), and Lender shall be satisfied with the results of such searches; and

(e)	The Lender shall have received all such other information with respect to Borrower and its business as it shall have requested prior to the Effective Date.

VII.	Representations and Warranties

Borrower hereby represent and warrants, as of the date hereof and as of the date of execution of each Loan Term Sheet, as follows:

(a)	(i) Borrower has the power to execute and deliver this Agreement, to enter into the Loans contemplated hereby and to perform its obligations hereunder, (ii) Borrower has taken all necessary action to authorize such execution, delivery and performance, (iii) this Agreement constitutes a legal, valid, and binding obligation enforceable against Borrower in accordance with its terms, and (iv) Borrower’s execution of this Agreement and entry into Loans contemplated hereby will not contravene (x) the constitutive documents of Borrower, (y) any Applicable Law, to the extent such contravention would be reasonably likely to result in a Material Adverse Effect, or (z) any judgment, award, injunction or similar legal restriction with respect to Borrower.

(b)	The state of Borrower’s organization and Borrower’s principal place of business are accurately set forth in the preamble to this Agreement, and Borrower does not have any other physical addresses in the United States, and does not maintain books and records or any inventory, equipment or other property in the United States. Borrower’s chief executive office is located at 5097 South 900 East, Suite 100, Salt Lake City, UT 84117. In the past five years, (i) Borrower has not used any other names (including fictitious names, d/b/a’s, trade names or similar names) and (ii) no other entities have been merged into Borrower except for on August 14, 2025, Kindly Holdco Corp, a Delaware corporation and a direct, and wholly owned subsidiary of Kindly MD Inc., merged with and into Borrower, with Borrower surviving as a wholly owned subsidiary of Kindly MD Inc.

(c)	No license, consent, authorization or approval or other action by, or notice to or filing or registration with, any Governmental Authority, and no other third-party consent or approval, is necessary for the due execution, delivery and performance by such party of this Agreement or for the legality, validity or enforceability thereof against such party, except for those actions or consents that have already been taken or obtained or the failure of which to obtain would not be reasonably likely to result in a Material Adverse Effect.

(d)	Borrower has not relied on Lender for any tax or accounting advice concerning this Agreement and it has made its own determination as to the tax and accounting treatment of any Loan, Fiat Currency, Digital Currency, Collateral or funds received or provided hereunder.

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(e)	Borrower (i) is acting for its own account and (ii) is a sophisticated party and fully familiar with the inherent risks involved in the transaction contemplated in this Agreement, including, without limitation, risk of new financial regulatory requirements, potential loss of money and risks due to volatility of the price of any Loaned Currency or Collateral, and voluntarily takes full responsibility for any risk to that effect.

(f)	Borrower is not insolvent and is not subject to any bankruptcy or insolvency proceedings under any Applicable Laws.

(g)	There are no proceedings pending or, to its knowledge, threatened, against Borrower in writing, which could reasonably be anticipated to have any adverse effect on the transactions contemplated by this Agreement or the accuracy of the representations and warranties hereunder.

(h)	No default or Event of Default hereunder has occurred and is continuing, and no default or Event of Default hereunder shall occur as a result of the provision of the Loan as requested in the applicable Loan Term Sheet.

(i)	The transactions contemplated in this Agreement are not prohibited by Applicable Law or other authority in the jurisdiction of Borrower’s place of incorporation, place of principal office, or residence and it has all necessary licenses and registrations to operate in the manner contemplated in this Agreement.

(j)	Borrower has, or will have at the time of return of any Loaned Currency, the right to transfer such Loaned Currency pursuant to the terms and conditions hereof, free and clear of all liens and encumbrances other than those arising under this Agreement.

(k)	Borrower has, or will have at the time of transfer of any Collateral, the right to grant a first priority security interest therein and the right to transfer such Collateral pursuant to the terms and conditions hereof, free and clear of all liens and encumbrances other than those arising under this Agreement. Except with respect to the financing statements filed by Lender, no financing statement covering any of the Collateral or any proceeds thereof is or will be on file in any public office.

(l)	[Reserved.]

(m)	[Reserved].

(n)	[Reserved].

(o)	(i) No Covered Person is a Sanctioned Person and (ii) no Covered Person (A) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism and Sanctions Law; (B) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism and Sanctions Law; or (C) engages in any dealings or transactions prohibited by any Anti-Terrorism and Sanctions Law.

(p)	All information furnished by Borrower or on its behalf to Lender is true, accurate and complete in every material respect and no information provided herein or pursuant to the terms hereof is incorrect or misleading in any material respect. The parties acknowledge and agree that all forward looking statements and projections are subject to uncertainty.

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VIII.	Covenants.

Until the return of all Loaned Currency and the termination of this Agreement, Borrower hereby covenants and agrees with Lender as follows:

(a)	Delivery of Financial Statements, Notices of Default, etc. Borrower shall furnish to Lender:

(i)	as soon as available and in any event within one hundred twenty (120) days of the end of each fiscal year of Borrower, a copy of the annual reviewed consolidated financial statements of Borrower and its consolidated subsidiaries as of the close of such fiscal year, including statements of income, stockholders’ or shareholders’ equity and cash flow and a balance sheet as at the end of such fiscal year, prepared in accordance with generally accepted accounting principles consistently applied, which financial statements shall be reviewed by independent public accountants of recognized national standing;

(ii)	as soon as available and in any event within sixty (60) days of the end of each fiscal quarter of Borrower, a copy of the quarterly unaudited consolidated financial statements of Borrower and its consolidated subsidiaries as of the close of such fiscal quarter, including statements of income, stockholders’ or shareholders’ equity and cash flow and a balance sheet as at the end of such fiscal quarter prepared in accordance with generally accepted accounting principles consistently applied, which financial statements shall be certified by a financial officer of Borrower as fairly presenting the consolidated financial condition and results of operations of Borrower and its consolidated subsidiaries, all in conformity with generally accepted accounting principles consistently applied;

(iii)	[Reserved];

(iv)	promptly, but in any event within two (2) Business Days of, Borrower becoming aware of the occurrence of any default or Event of Default under this Agreement, a written notice setting forth the nature of such occurrence and the steps being taken by Borrower to remedy such occurrence;

(v)	promptly, but in any event within one (1) Business Day of, delivery to its investors, any investor communications;

(vi)	promptly, but in any event within one (1) Business Day after obtaining knowledge thereof, written notice of (i) any material investigation by a Governmental Authority or any litigation commenced against Borrower where Borrower is specifically named in such investigation or litigation, and (ii) any lien or “adverse claim” (within the meaning of Section 8-502 of the UCC) made or asserted against any Collateral; and

(vii)	from time to time, such further information (whether or not of the kind mentioned above) regarding the business, affairs and financial condition of Borrower as Lender may reasonably request in writing.

Notwithstanding anything to the contrary herein, for so long as the Borrower is a wholly-owned subsidiary of KindlyMD, Inc. (“KindlyMD”), the Borrower shall not be required to comply with clauses (i) and (ii) of this Section VIII(a) so long as KindlyMD is in compliance with all of its reporting requirements under the Securities and Exchange Act of 1934, as amended, and its annual and quarterly reports are available on the website of the SEC at http://www.sec.gov.

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(b)	Notice of Certain Actions. Borrower shall provide Lender immediate notice (i) if at any time there is entered against Borrower any order, decree, determination or instruction issued on the authority of any rule, regulation or proceeding of any governmental commission, bureau or other administrative agency or self-regulatory organization, including the SEC and the NYSE, which could adversely affect the borrowing of Loaned Currency by Borrower, (ii) if at any time any litigation, arbitration or similar proceeding against or affecting Borrower is commenced which could adversely affect the borrowing of Loaned Currency by Borrower, (iii) if at any time there is commenced any investigation or proceeding which is reasonably likely to result in the expulsion of Borrower from any stock exchange, including the NYSE, or from the National Association of Securities Dealers, Inc., or from any material self-regulatory organization, or a suspension of Borrower’s power under Federal or state law to transact business as a broker or dealer in securities or if Borrower is so expelled or suspended, (iv) if at any time any communication is received by Borrower from the SEC or any stock exchange, including the NYSE, constituting a warning to Borrower of the violation, or threatened violation, of any rule of the SEC or of such exchange a failure to comply with which could adversely affect the borrowing of Loaned Currency by Borrower, (v) if at any time Borrower shall receive information that Borrower is under special surveillance by any stock exchange, including the NYSE, or by any other self-regulatory organization, (vi) if at any time Borrower shall receive information that the SEC or any material self-regulatory organization, including the NYSE, has notified the Securities Investor Protection Corporation (“SIPC”) pursuant to Section 5(a)(1) of the Securities Investor Protection Act of 1970 (“SIPC Act”) of facts which indicate that Borrower is in or is approaching financial difficulty, or (vii) if at any time SIPC shall file an application for a protective decree with respect to Borrower under Section 5(a)(3) of the SIPC Act. Any such notice shall set forth in reasonable detail a description of the event which has occurred and of the action, if any, which Borrower proposes to take with respect thereto. Borrower shall forward to Lender a copy of any order, decree, determination, instruction or other written evidence received by it of or with respect to any matter referred to in the first sentence of this subparagraph (b) with respect to which notice is required to be given to Lender by such sentence. Borrower shall comply with any such order, decree, determination or instruction within the time required for such compliance and with any changes of rules or regulations of the SEC or the NYSE or any other self-regulatory organization by the effective date thereof or the time for compliance specified therein or, within the time required for compliance, shall cause the same to be revoked, reversed, challenged or modified, provided that such modification avoids the occurrence of an event described in this Section VIII(c).

(c)	Further Acts. Borrower shall, from time to time, do and perform any and all acts and execute any and all further instruments necessary or reasonably requested by Lender to more fully effect the purposes of this Agreement and the pledge of the Collateral hereunder, including, without limitation, the execution and filing of financing statements and continuation statements relating to the Collateral under the provisions of the Uniform Commercial Code.

(d)	Compliance with Laws. Borrower shall comply in all material respects with all Applicable Laws with respect to the Collateral or any part thereof or to the operation of Borrower’s business.

(e)	Conduct of Business and Maintenance of Existence and Assets. Borrower shall (i) conduct continuously and operate actively its business according to good business practices in the ordinary course of business; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under any Applicable Laws, where the failure to do so could reasonably be expected to have a Material Adverse Effect.

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(f)	Books and Records. Borrower shall keep proper books of record and account in which full, true and correct entries, in all material respects, will be made of all dealings or transactions of or in relation to its business and affairs (including without limitation accruals for taxes), all in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Borrower.

(g)	Payment of Taxes. Borrower shall pay, when due, all material taxes, assessments and other charges lawfully levied or assessed upon Borrower or any of the Collateral, including material personal property taxes, assessments and charges and all material franchise, income, employment, social security benefits, withholding, and sales taxes.

(h)	[Reserved].

(i)	Insurance. Borrower shall maintain, at a minimum, commercial general liability insurance in an amount satisfactory to Lender, and such other insurance coverages, as is customary in the case of companies engaged in businesses similar to Borrower and having deductibles consistent with customary practice.

(j)	Payment of Indebtedness. Borrower shall pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods) all its material indebtedness.

(k)	Standards of Financial Statements. Borrower shall cause all financial statements referred to in Section VIII(a) to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail throughout the periods reflected therein (except as disclosed therein and agreed to by the reporting accountants or officer, as applicable).

(l)	Additional Beneficial Ownership Certification. Borrower shall provide to Lender, reasonably promptly, any change in the information provided in the most recent Beneficial Ownership Certification (if any) delivered to Lender that would result in a change to the list of beneficial owners identified in such certification.

(m)	Operational Security. Borrower shall follow and maintain operational security standard practices throughout the term of this Agreement, including, without limitation, ensuring that all communications initiated by Borrower to Lender involving private or public keys or other sensitive information are accomplished through secure means, such as encrypted email communication. Borrower shall employ adequate security measures to safeguard any passwords, personal identification numbers and other credentials that can be used to access information about any Loan, the Loaned Currency, the Collateral and any related transfers of Digital Currency.

(n)	Anti-Terrorism and Sanctions. (i) Borrower shall ensure that (A) no Covered Person shall become a Sanctioned Person, (B) no Covered Person shall use any Loan to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism and Sanctions Law, (C) the funds used to repay any amounts owing Lender hereunder shall not be derived from any unlawful activity and (D) with regard to the use of any Loan, each Covered Person shall comply with all Anti-Terrorism and Sanctions Laws and Anti-Corruption Laws, and (ii) Borrower shall promptly notify Lender in writing upon obtaining knowledge of the occurrence of a Reportable Compliance Event, except to the extent such notice is prohibited by Applicable Law.

(o)	Sale of Collateral. Borrower shall not sell, lease, transfer or otherwise dispose of any Collateral in violation of this Agreement.

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(p)	Creation of Liens. Borrower shall not create or suffer to exist any lien or transfer upon or against any of the Collateral in violation of this Agreement. Notwithstanding anything to the contrary in the foregoing, the following liens are permitted: (a) liens arising as a matter of law (other than liens arising out of violations by Borrower of Applicable Law) incurred in the ordinary course of business and (b) liens on the Collateral in favor of Lender.

(q)	Nature of Business. Borrower shall not substantially change the nature of the business in which it is presently engaged other than in the ordinary course of Borrower’s business and business activities reasonably incidental thereto, substantially related thereto, reasonable extensions thereof or complementary thereto.

(r)	Fiscal Year and Accounting Changes. Borrower shall not change its fiscal year end or make any change (a) in accounting treatment and reporting practices except as required or permitted by GAAP, whether or not GAAP applies, or (b) in tax reporting treatment except as required by Applicable Law.

(s)	Organizational Changes. Borrower shall not, without providing Lender thirty (30) calendar days’ prior written notice, change (i) its legal name, (ii) its jurisdiction of organization or, if not a registered organization, location for purposes of the UCC, (iii) its type of organization, (iv) the location of its principal place of business or chief executive office or (v) its constituent documents in a manner materially adverse to Lender.

(t)	Lawful Commercial Purposes. Borrower shall use all Loaned Currency solely for lawful commercial (i.e., not for consumer, household, family or personal) purposes.

IX.	Events of Default

Any of the following events shall constitute an event of default, and shall be herein referred to as an “Event of Default” or “Events of Default”:

(a)	the failure of Borrower to return Loaned Currency upon the termination of any Loan, in accordance with applicable return terms and conditions;

(b)	the failure of Borrower to pay any and all Loan Fees, Default Fees or other fees or to remit any New Tokens, in each case, when due hereunder;

(c)	the failure of Borrower to transfer Collateral or Additional Collateral as required hereunder or pursuant to a Loan Term Sheet, or the failure by Borrower to timely and sufficiently respond to a Collateral Call Notification (including through the return of Loaned Currency) by increasing the Margin Ratio to no less than the Required Margin Ratio in accordance with Section IV(c);

(d)	the failure of Borrower to perform, comply with or observe any agreement, covenant or obligation under Sections VIII(a), (b), (h), (o), (p), (q) or (t);

(e)	the failure of Borrower to perform, comply with or observe any agreement, covenant or obligation under any provision of this Agreement or the Loan Documents (other than those provisions referred to in Sections IX(a), (b), (c) and (d)), and such default shall not have been remedied within ten (10) Business Days following the date Borrower receives notice of such default or otherwise becomes aware of such default;

(f)	any representation or warranty made or furnished by Borrower in any of the Loan Documents shall prove to be incorrect or false in any material respect (or if already qualified by materiality, in any respect) as of the date of making or deemed making thereof;

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(g)	the occurrence of a Liquidation Trigger;

(h)	any case or proceeding shall be commenced against Borrower or any of its subsidiaries in a court having competent jurisdiction seeking a decree, order or other relief in respect of Borrower or any of its subsidiaries (i) under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable United States federal or state bankruptcy or other similar law or, in each case, a similar case or proceeding under the laws of a foreign jurisdiction, or (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Borrower or any of its subsidiaries or of any substantial part of its or their assets, and such case or proceeding shall remain undismissed or unstayed for 60 consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding;

(i)	Borrower or any of its subsidiaries shall (i) file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable United States federal or state bankruptcy or other similar law or, in each case, a similar case or proceeding under the laws of a foreign jurisdiction, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Borrower or any of its subsidiaries, or of any substantial part of its or their assets, or (iii) take any action in furtherance of any such action;

(j)	the issuance of a notice of lien, levy, assessment, injunction or attachment against any material portion of the Collateral which is not stayed or lifted within thirty (30) days;

(k)	any judgment or judgments, writ(s), order(s) or decree(s) by a court having competent jurisdiction for the payment of money are rendered against Borrower for an aggregate amount in excess of $10,000,000, and such judgment, action or lien shall remain undischarged or unstayed for a period of forty five (45) days;

(l)	the occurrence of any event or development which would reasonably be expected to have a Material Adverse Effect;

(m)	any lien created hereunder or provided for hereby or under any related agreement ceases to be or is not a valid and perfected lien having a first priority interest;

(n)	(i) Borrower shall default in the payment (whether at stated maturity, upon acceleration, upon required prepayment or otherwise), beyond any period of grace provided therefor, of any principal of or interest on any indebtedness with a principal amount (individually or in the aggregate) in excess of $10,000,000, or (ii) any other breach or default (or other event or condition), beyond any period of grace provided therefor, shall occur under any agreement, indenture or instrument relating to any such indebtedness with a principal amount (individually or in the aggregate) in excess of $10,000,000, if the effect of such breach or default (or such other event or condition) is to cause, or to permit, the holder or holders of such other indebtedness (or a Person on behalf of such holder or holders) to cause (upon the giving of notice or otherwise), such other indebtedness to become or be declared due and payable, or required to be prepaid, redeemed, purchased or defeased (or an offer of prepayment, redemption, purchase or defeasance be made), prior to its stated maturity (other than by a scheduled mandatory prepayment), regardless of whether the holder or holders of such indebtedness (or any Person on their behalf) shall actually accelerate, terminate or otherwise exercise any rights or remedies with respect to such indebtedness;

(o)	any material portion of this Agreement or any Loan Document shall, for any reason, cease to be valid and binding on Borrower, or Borrower notifies Lender in writing of its inability to or its intention not to perform any of its obligations hereunder, or otherwise disaffirms, rejects, or repudiates any of its obligations hereunder in writing; or

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(p)	any material portion of the Collateral shall be seized, subject to garnishment or taken by a Governmental Body, and as a result, the Margin Ratio is less than the Required Margin Ratio, and Borrower has not remedied such default within one (1) Business Day of the occurrence of such default.

X.	Remedies

(a)	Upon the occurrence and during the continuation of any Event of Default, Lender may, at its option, do any or all of the following: (1) declare the entire outstanding Total Loan Balance and any outstanding fees or other amounts accrued hereunder immediately due and payable; (2) terminate this Agreement and any Loan hereunder upon written notice to Borrower; and (3) exercise all other rights and remedies available to Lender hereunder, under Applicable Law, or in equity; provided, that upon any Event of Default under Section IX(h) or (i), this Agreement and any and all Loans provided pursuant to this Agreement shall automatically be terminated and all fees and other amounts accrued hereunder shall become due and payable immediately.

(b)	In connection with the exercise of its remedies pursuant to this Section X, Lender may (1) exchange, enforce, waive or release any portion of the Collateral or Loaned Currency in favor of Lender; (2) apply such Collateral or security and direct the order or manner of sale thereof as Lender may, from time to time, determine; and (3) settle, compromise, collect or otherwise liquidate any such Collateral or security in any manner upon the occurrence and during the continuation of an Event of Default, without affecting or impairing Lender’s right to take any other further action with respect to any Collateral or security or any part thereof. The proceeds of the sale of Collateral by Lender shall be applied to Borrower’s obligations hereunder in any order as Lender may determine in its sole discretion. In connection the sale of Collateral or other assets of Borrower as an exercise of remedies pursuant to this Section X, Lender shall be entitled to a liquidation fee equal to 1.0% of the proceeds of the sale of the Collateral, which shall be deducted from the sale proceeds by Lender prior to application to any other amounts owed hereunder.

(c)	Lender shall also have the right, in connection with the exercise of its remedies pursuant to this Section X, to purchase any relevant Fiat Currency or Digital Currency in the amount of any insufficiency in a commercially reasonable manner, or foreclose on, liquidate, sell or collect on the Collateral or any other assets of the Borrower that Lender or any affiliate of Lender may then hold (including any such assets of Borrower held in a customer account at Lender or any affiliate of Lender), and apply the proceeds to satisfy any and all obligations of Borrower to Lender or any affiliate, whether arising under a different Loan or agreement, or net, set off and/or recoup any and all obligations of Lender or any affiliate of Lender to Borrower, against either the purchase price of such replacement Fiat Currency or Digital Currency or any such obligations of Borrower to Lender or any affiliate of Lender. In connection with the exercise of such remedies, Lender and its affiliates are hereby authorized to apply or transfer any Collateral of Borrower interchangeably between Borrower and its affiliates solely to satisfy any obligations of Borrower to Lender or its affiliates at any time with prior notice (email sufficient) to Borrower.

(d)	Borrower acknowledges that the price of Digital Currency is (i) volatile and thus may decline speedily in value, and (ii) Digital Currencies are a type of asset customarily sold on a recognized market. Accordingly, Borrower acknowledges and agrees that it would not be necessary under Section 9-611(b) of the Uniform Commercial Code to give notice of any proposed disposition of the Collateral. Borrower acknowledges that upon the occurrence of an Event of Default and the exercise of remedies pursuant to the Loan Documents, (x) a commercially reasonable bulk sale of the Collateral may occur which may result in a substantially discounted realization value with respect to the Collateral compared to the then current market price, and (b) a commercially reasonable private sale of the Collateral may occur which may result in less proceeds than in a public sale.

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XI.	Rights and Remedies Cumulative.

No delay or omission by a Party in exercising any right or remedy hereunder shall operate as a waiver of the future exercise of that right or remedy or of any other rights or remedies hereunder. All rights of each Party stated herein are cumulative and in addition to all other rights provided by law, in equity.

XII.	Survival.

Any expiration or termination of this Agreement will not affect any accrued claims, rights or liabilities of the Parties, and all provisions which must survive to fulfill their intended purposes, or by their nature are intended to survive such expiration or termination will survive, including Sections XII, XVI, XXVI, XXIX.

XIII.	Collection Costs.

In the event Borrower fails to return any Loaned Currency or upon the occurrence and during the continuation of any Event of Default hereunder, Borrower shall, upon demand, pay to Lender all reasonable costs and expenses, including without limitation, reasonable attorneys’ fees and court costs, broker fees, and technology costs incurred by Lender in connection with the enforcement of its rights hereunder.

XIV.	Passwords and Security.

Each Party is responsible for maintaining adequate security and control of any and all passwords, private keys, and any other codes that it uses to transfer or receive Loaned Currency hereunder. Each Party will be solely responsible for the private keys that it uses to make the transfers and maintaining secure back-ups. Borrower will promptly notify Lender of any security breach of its accounts, systems or networks as soon as possible. Borrower will reasonably cooperate with Lender in the investigation of any suspected unauthorized transfers or attempted transfers using a Party’s account credentials or private keys, and any security breach of a Party’s accounts, systems, or networks, and Borrower shall provide Lender with the results of any third-party forensic investigation that it may undertake. Each Party will be responsible for any unauthorized transfers made utilizing its passwords, private keys, and any other codes it uses to make or receive transfers.

XV.	Governing Law; Dispute Resolution.

This Agreement and each Collateral Account (and any account agreement governing such Collateral Account is hereby amended to provide that such Collateral Account) is governed by, and shall be construed and enforced under, the laws of the State of Wyoming without regard to any choice or conflict of laws rules. If a dispute arises out of or relates to this Agreement, or the breach thereof, and if such dispute cannot be settled through negotiation it shall be finally resolved by binding arbitration administered in the County of Santa Clara, State of California, by the American Arbitration Association under its Commercial Arbitration Rules, or such other applicable arbitration body as required by law or regulation. The Parties agree to waive their rights to a jury trial. If any proceeding is brought for the enforcement of this Agreement, then the successful or prevailing Party shall be entitled to recover reasonable and documented attorneys’ fees and other costs incurred in such proceeding in addition to any other relief to which it may be entitled.

XVI.	Confidentiality.

(a)	Each Party to this Agreement shall hold in confidence all information obtained from the other Party in connection with this Agreement and the transactions contemplated hereby, including without limitation any discussions preceding the execution of this Agreement (collectively, “Confidential Information”). Confidential Information shall not include information that the receiving Party demonstrates with competent evidence was, or becomes, (i) available to the public through no violation of this Section XVI, (ii) rightfully in the possession of the receiving Party on a non-confidential basis prior to disclosure, (iii) available to the receiving Party on a non-confidential basis from a source other than the other Party or its affiliates, subsidiaries, officers, directors, employees, contractors, attorneys, accountants, bankers or consultants (the “Representatives”), or (iv) independently developed by the receiving Party without reference to or use of such Confidential Information.

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(b)	Each Party shall (i) keep and maintain such Confidential Information confidential in the same manner as it treats its own confidential information and shall not, without the prior written consent of the other Party, disclose or allow the disclosure of such Confidential Information to any third party, except as otherwise herein provided, and (ii) restrict internal access to and reproduction of the Confidential Information to a Party’s Representatives only on a bona fide need to know basis related to effecting the purpose of this Agreement; provided, however, that such Representatives shall be under an obligation of confidentiality at least as strict as set forth in this Section XVI.

(c)	Each Party also agrees not to use Confidential Information for any purpose other than in connection with transactions contemplated by this Agreement.

(d)	The provisions of this Section XVI will not restrict a Party from disclosing the other Party’s Confidential Information to the extent required by any law, regulation, or direction by a court of competent jurisdiction or government agency or regulatory authority with jurisdiction over said Party; provided that the Party required to make such a disclosure, to the extent practicable and permitted by law, uses reasonable efforts to give the other Party reasonable advance notice of such required disclosure in order to enable the other Party to prevent or limit such disclosure.

(e)	The obligations with respect to Confidential Information shall survive so long as a Party retains the other Party’s Confidential Information. Notwithstanding anything in this Agreement to the contrary, a Party may retain copies of Confidential Information (the “Retained Confidential Information”) to the extent necessary (i) to comply with its legal, regulatory recordkeeping obligations, (ii) in the routine backup of data storage systems in the event that such stored data is unreasonably burdensome to remove, and (iii) in order to determine the scope of, and compliance with, its obligations under this Section XVI; provided, however, that such Party agrees that any Retained Confidential Information shall be accessible only by legal or compliance personnel of such Party and the confidentiality obligations of this Section XVI shall survive with respect to the Retained Confidential Information for so long as such information is retained.

(f)	Neither Party will use any name, trade name, trademark, or other designation of the other Party in advertising, publicity, promotional, or marketing materials, or any other activity, including announcements about this Agreement, without the express prior written consent of the other Party in each instance.

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XVII.	Notices.

Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement shall be in writing and shall be personally delivered or sent by express or certified mail (postage prepaid, return receipt requested) or overnight courier to the respective address set forth below, by electronic mail (at such email addresses as set forth below or as a Party may designate in accordance herewith), or by Telegram or through other electronic means as agreed between the Parties:

Lender:

Payward Interactive, Inc.

106 E. Lincolnway

Fourth Floor

Cheyenne, Wyoming, 82001

Email: [***]

Borrower:

Nakamoto Holdings Inc.

6339 Charlotte Pike, Unit #B321

Nashville, TN 37209

Attention: President, Chief Operating Officer and General Counsel

Email: [***]

Either Party may change its address by giving the other Party written notice of its new address as herein provided.

Collateral Call Notifications may be provided by telephone, with written confirmation to be provided thereafter.

Notices and other communications sent by hand or overnight courier service, or mailed by express or certified mail, shall be deemed to have been given when received. For all purposes under this Agreement, an email is deemed to be received immediately after the time sent (as recorded on the device or system from which the sender sent the email), unless the sender receives an automated message that the email has not been delivered within 30 minutes of such email being sent (it being understood that an “out of office” or similar reply does not constitute a failure to deliver message for this purpose). Notices or communications sent via Telegram shall be deemed received immediately after the time sent.

XVIII.	Modifications.

All modifications or amendments to this Agreement shall be effective only when reduced to writing and signed by both Parties hereto. Loan Term Sheets may be amended (other than with respect to increases in principal) when reduced to a writing by both parties, with email, Telegram and other forms of electronic written communication being sufficient.

XIX.	Single Agreement.

Lender and Borrower acknowledge that and have entered into this Agreement in reliance on the fact that all Loans hereunder constitute a single business and contractual relationship and have been entered into in consideration of each other. Accordingly, Lender and Borrower hereby agree that payments, deliveries, and other transfers made by either of them in respect of any Loan shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Loan hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted. In addition, Lender and Borrower acknowledge that, and have entered into this Agreement in reliance on the fact that, all Loans hereunder have been entered into in consideration of each other. Accordingly, Borrower hereby agrees that (a) it shall perform all of its obligations in respect of each Loan hereunder, and that a default in the performance of any such obligation by Borrower in any Loan hereunder shall constitute a default by the Borrower under all such Loans hereunder, and (b) Lender shall be entitled to set off claims and apply property held by it in respect of any Loan hereunder against obligations owing to it in respect of any other Loan with Borrower.

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XX.	Entire Agreement.

This Agreement, each exhibit referenced herein, and all Loan Term Sheets constitute the entire Agreement among the Parties with respect to the subject matter hereof and supersede any prior negotiations, understandings and agreements with respect to the subject matter of this Agreement. This Agreement shall govern the terms of the transactions contemplated hereunder, and such transactions shall not be governed by the Lender’s or any of its affiliates’ Terms of Service, and in the case of any inconsistency between this Agreement and such Terms of Service, this Agreement shall control.

XXI.	Successors and Assigns.

This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the Parties; provided, that neither Party may assign this Agreement or any rights or duties hereunder without the prior written consent of the other Party, except Lender may assign its rights or obligations hereunder to one or more of its affiliates without Borrower’s consent. Lender shall provide notice to Borrower of any such assignment to an affiliate. Notwithstanding anything to the contrary, the Lender may assign, by novation or otherwise, all or any portion of its rights and obligations under the Loan Documents to a special purpose vehicle (an “Assignee SPV”), provided that: (a) the Lender or one of its Affiliates retains a continuing direct or indirect economic interest in the Loan of not less than ten percent (10%) of the aggregate principal amount and the related economic risk, which may be satisfied through the Lender’s or one of its Affiliates’ rights with respect to the Assignee SPV, including through a security interest in the Loan in favor of the Lender or one of its Affiliates; (b) the Lender or one of its Affiliates remains the servicer and primary point of contact for the Borrower; and (c) the Collateral will continue to be held and maintained in accordance with the Loan Documents without change, other than with respect to the identity of the secured party. Any such assignment shall not increase the Borrower’s costs, taxes, indemnities, or reporting, shall not modify rates, fees, maturity, collateral, or other material terms, and shall not adversely affect any defenses, setoff rights, or other rights of the Borrower. The Lender shall provide the Borrower at least five (5) Business Days’ prior written notice of any such assignment, and prior to effectiveness of any such assignment, the Borrower shall have the right to terminate and prepay any Loan hereunder upon five (5) Business Days’ written notice to the Lender, subject to any applicable prepayment penalties or makewhole. The Borrower shall reasonably cooperate, at the Lender’s expense, to effect the assignment (including by executing customary assignment documents that do not expand the Borrower’s obligations). For the avoidance of doubt, the Lender or one of its Affiliates shall remain the primary point of contact for the Borrower, and, absent the occurrence of an Event of Default, the Borrower shall have no obligation to deal with the Assignee SPV except as the Lender may reasonably request in writing.

XXII.	Severability of Provisions.

Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

XXIII.	Counterpart Execution.

This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by email or other electronic method of transmission (including email transmission of a PDF image or the use of a third-party platform, including DocuSign) shall be equally as effective as delivery of an original executed counterpart of this Agreement. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the California Uniform Electronic Transactions Act, or any other similar state laws based on the Uniform Electronic Transactions Act. The parties hereto consent to the use of electronic signatures and records with respect to this Agreement.

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XXIV.	Relationship of Parties.

Nothing contained in this Agreement shall be deemed or construed by the Parties, or by any third party, to create the relationship of partnership or joint venture between the Parties hereto, it being understood and agreed that no provision contained herein shall be deemed to create any relationship between the parties hereto other than the relationship of Lender and Borrower.

XXV.	No Waiver.

The failure of or delay by either Party to enforce an obligation or exercise a right or remedy under any provision of this Agreement or to exercise any election in this Agreement shall not be construed as a waiver of such provision, and the waiver of a particular obligation in one circumstance will not prevent such Party from subsequently requiring compliance with the obligation or exercising the right or remedy in the future. No waiver or modification by either Party of any provision of this Agreement shall be deemed to have been made unless expressed in writing and signed by both parties.

XXVI.	Indemnification.

(a)	IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS, EMPLOYEES OR REPRESENTATIVES, BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL, INDIRECT, INTANGIBLE, OR CONSEQUENTIAL DAMAGES OR DAMAGES FOR LOSS OF PROFITS, WHETHER BASED ON CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY, OR OTHERWISE, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO AUTHORIZED OR UNAUTHORIZED LOANS SUBJECT TO THIS AGREEMENT.

(b)	Borrower shall indemnify and hold harmless Lender, its affiliates and their respective owners, directors, officers, employees, representatives and agents (each, an “Indemnified Person”) from and against any and all third-party claims, demands, losses, expenses and liabilities of any and every nature (including reasonable and documented attorneys’ fees of the Indemnified Person’s choosing to defend against any such claims, demands, losses, expenses and liabilities) that any Indemnified Person may sustain or incur or that may be asserted against it arising out of any investigation, litigation or other proceeding related to the entering into and/or performance of this Agreement or any other Loan Document or the provision by Lender of any Loan hereunder or the consummation of any other transaction contemplated herein or in any other Loan Document or the exercise of any of their rights or remedies provided herein or in the other Loan Documents or from Borrower’s breach of any covenant, representation or warranty made to Lender herein, except for any and all claims, demands, losses, expenses and liabilities arising out of or relating to Lender’s bad faith, gross negligence or willful misconduct in the performance of its duties under this Agreement. The obligations of Borrower under this Section XXVI shall be continuing and survive termination of this Agreement.

XXVII.	Term and Termination.

The term of this Agreement (the “Term”) shall commence on the date hereof for a period of one year and shall automatically renew for successive one-year terms annually, unless either Party provides notice of a desire to terminate this Agreement no less than ten (10) days prior to the end of such one-year period, as applicable. The foregoing notwithstanding, this Agreement may be terminated as set forth in Section X or upon 30 days’ written notice (email sufficient) by either Party to the other. Notwithstanding anything herein to the contrary, if there are any Loans outstanding at the time either Party sends a notice of termination pursuant to this Section XXVII, such termination of this Agreement will not be effective until all Loans are terminated on the relevant Loan Termination Date or pursuant to Section (II)(d). In the event of a termination of this Agreement, all fees and other amounts owed hereunder shall be payable immediately.

27

XXVIII.	Compliance.

Borrower must maintain systems, safeguards, and procedures sufficient to ensure its compliance with its obligations in this Agreement and maintain related records for at least two (2) years after the termination of the Agreement. Lender reserves the right to conduct an audit of Borrower’s systems, safeguards, procedures, and records for compliance with its obligations under this Agreement. This section shall survive termination of the Agreement for a period of two (2) years.

XXIX.	Fee Limitation.

Notwithstanding anything herein to the contrary, if at any time the fees, charges and other amounts that are treated as interest on any Loan under Applicable Law (collectively the “Charges”), will exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by Lender in accordance with Applicable Law, the Loan Fees hereunder, together with all Charges payable in respect of all Loans, will be limited to the Maximum Rate and, to the extent lawful, the Loan Fees and Charges that would have been payable in respect of this Agreement but were not payable as a result of the operation of this Section XXVIII will be cumulated and the Loan Fees and Charges payable to Lender in respect of other periods will be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with Loan Fees thereon, will have been received by Lender.

XXX.	Miscellaneous.

(a)	Whenever used herein, the singular number shall include the plural, the plural the singular, and the use of the masculine, feminine, or neuter gender shall include all genders where necessary and appropriate. This Agreement is solely for the benefit of the Parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement. The section headings are for convenience only and shall not affect the interpretation or construction of this Agreement. The Parties acknowledge that this Agreement and any Loan Term Sheet are the result of negotiation between the Parties which are represented by sophisticated counsel and therefore none of the Agreement’s provisions will be construed against the drafter.

(b)	If an error is made hereunder in connection with a payment under any Loan Document, and such payment is an overpayment or a payment not anticipated thereunder, the party receiving the payment in error shall refund the mistaken amount to the paying party as promptly as is commercially practicable; provided that the paying party may, in its sole discretion and upon written notice of the amount and basis for such offset, elect to set-off such amounts against future payments hereunder.

[signatures appear on next page]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

Lender:

PAYWARD INTERACTIVE, INC.

By:
Name:	Cynthia Del Pozo
Title:	Chief Executive Officer and President

Borrower:

NAKAMOTO HOLDINGS INC.

By:
Name:	Tyler Evans
Title:	Chief Executive Officer and President

[Signature Page to Master Loan Agreement]

29

EXHIBITS

EXHIBIT A - AUTHORIZED AGENTS

EXHIBIT B - FORM OF LOAN TERM SHEET

EXHIBIT C - FORM OF COLLATERAL CALL NOTIFICATION

30

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2025

KINDLY MD, INC.

(Exact name of registrant as specified in its charter)

Utah	001-42103	84-3829824
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5097 South 900 East, Suite 100, Salt Lake City, UT	84117
(Address of Principal Executive Offices)	(Zip Code)

(385) 388-8220

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	NAKA	The Nasdaq Stock Market LLC
Tradeable Warrants to purchase shares of Common Stock, par value $0.001 per share	NAKAW	OTC Pink Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 10, 2025, Kindly MD, Inc., a Utah corporation (the “Company”) received a notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the listing of its common stock was not in compliance with Nasdaq Listing Rule 5450(a)(1) for continued listing on the Nasdaq Global Market, as the closing bid price of the Company’s common stock was less than $1.00 per share for the previous 30 consecutive business days.

The notice has no present impact on the listing of the Company’s securities, and the Company’s common stock continues to trade on the Nasdaq Global Market under the symbol “NAKA.”

Under Nasdaq Listing Rule 5810(c)(3)(A), the Company has a period of 180 calendar days, or until June 8, 2026, to regain compliance. To regain compliance, during this 180-day compliance period, the closing bid price of the Company’s common stock must close at $1.00 per share or more for a minimum of 10 consecutive business days. Nasdaq may, in its discretion, require the Company to maintain such closing bid price for a period in excess of ten consecutive business days, generally no more than twenty consecutive business days, before determining that the Company has regained compliance.

In the event that the Company does not regain compliance with the Nasdaq Listing Rules prior to the expiration of the 180-day compliance period, the Company may be eligible for additional time to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(ii) by transferring to the Nasdaq Capital Market. To qualify, the Company must submit a transfer application and a $5,000 application fee no later than June 8, 2026, the end of the 180-day compliance period. The Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the minimum bid price requirement, and provide written notice to Nasdaq of its intention to cure the minimum bid price deficiency during the second compliance period by effecting a reverse stock split, if necessary. As part of its review process, the Nasdaq staff will make a determination of whether it believes the Company will be able to cure this deficiency. Should the Nasdaq staff conclude that the Company will not be able to cure the deficiency, or should the Company determine not to submit a transfer application or make the required representation, Nasdaq will provide notice that the Company’s shares of common stock will be subject to delisting.

If the Company does not regain compliance within the allotted compliance period(s), Nasdaq will provide notice that the Company’s shares of common stock will be subject to delisting. At such time, the Company may appeal the delisting determination to a Hearings Panel. The Company intends to actively monitor its minimum bid price of listed securities and, as appropriate, will consider available options to resolve the deficiencies and regain compliance with the Nasdaq Listing Rules, including applying to transfer to the Nasdaq Capital Market or effecting a reverse stock split. There can be no assurance that the Company will be successful in maintaining the listing of its common stock on the Nasdaq Global Market, or, if transferred, on the Nasdaq Capital Market.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

KINDLY MD, INC.

Dated:	December 12, 2025	By:	/s/ Teri Gendron
Teri Gendron
Chief Financial Officer

3

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2025

Kindly MD, Inc.

(Exact name of registrant as specified in its charter)

001-42103	84-3829824
(Commission File Number)	(IRS Employer Identification Number)

5097 South 900 East, Suite 100, Salt Lake City, UT	84117
(Address of Principal Executive Offices)	(Zip Code)

(385) 388-8220

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	NAKA	The Nasdaq Stock Market LLC
Tradeable Warrants to purchase shares of Common Stock, par value $0.001 per share	NAKAW	OTC Pink Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 17, 2025, Kindly MD, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) in a virtual format. At the close of business on October 23, 2025, the record date for the Annual Meeting (the “Record Date”), there were 431,653,091 shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”) issued and outstanding, which constituted all of the issued and outstanding capital stock of the Company as of the Record Date. At the Annual Meeting, 262,599,301 of the Company’s 431,653,091 outstanding shares of Common Stock entitled to vote as of the Record Date, or approximately 60.84%, were represented by proxy or in person (virtually), and, therefore, a quorum was present.

The four proposals voted on at the Annual Meeting are more fully described in the Definitive Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission on November 3, 2025 (the “Proxy Statement”).

The final voting results on the proposals presented for stockholder approval at the Annual Meeting are as follows:

Proposal No. 1: Election of Two Class I Directors

The Company’s stockholders elected the two Class I directors listed below, each to serve for a term of three years, expiring at the Company’s 2028 annual meeting of stockholders or until his or her successor is duly appointed or elected and qualified or until his or her earlier death, resignation, or removal from office, as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Perianne Boring	175,609,629	3,405,837	83,583,835
Greg Xethalis	177,807,559	1,207,907	83,583,835

Proposal No. 2: Approval of the Conversion of Kindly MD from a Utah Corporation to a Delaware Corporation

The Company’s stockholders approved the conversion of Kindly MD from a Utah corporation to a Delaware corporation, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
178,012,673	686,494	316,298	83,583,836

Proposal No. 3: Ratification of the Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Sadler, Gibb & Associates, LLC as the Company’s independent, registered public accounting firm for the fiscal year ending December 31, 2025, as follows:

Votes For	Votes Against	Abstentions
261,930,018	396,423	272,861

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Proposal No. 4: Approval of the Adjournment of the Annual Meeting to a Later Date or Dates, if Necessary, to Permit Further Solicitation and Voting of Proxies in the Event there are not Sufficient Votes in Favor of Proposals 1-3 or if There are not Sufficient Shares Present to Establish a Quorum

The Company’s stockholders approved the adjournment of the annual meeting to a later date or dates, if necessary, to permit further solicitation and voting of proxies in the event there are not sufficient votes in favor of proposals 1-3 or if there are not sufficient shares present to establish a quorum, as follows:

Votes For	Votes Against	Abstentions
255,270,823	7,003,441	325,037

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on December 18, 2025 announcing the 2025 Repurchase Program (as defined below), a copy of which is attached hereto as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 8.01 Other Events.

2025 Repurchase Program

On December 18, 2025, the Board of Directors the Company approved a share repurchase program (the “2025 Repurchase Program”) providing for the repurchase of up to $10 million of the Company’s outstanding shares of Common Stock. Under the 2025 Repurchase Program, the Company is authorized to repurchase shares of Common Stock through open market purchases, privately-negotiated transactions, accelerated share repurchases, or otherwise in accordance with applicable federal securities laws, including through trading plans established to comply with Rule 10b5-1 and Rule 10b-18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The 2025 Repurchase Program does not obligate the Company to repurchase shares of Common Stock and the specific timing and amount of repurchases will vary based on available capital resources and other financial and operational performance metrics, market conditions, securities law limitations and other factors.

In connection with the 2025 Repurchase Program, on December 18, 2025, the Company entered into a Rule 10b-18 Repurchase Plan (the “Repurchase Plan”) with TD Securities Inc. (the “Broker”) whereby the Broker has agreed to act as a non-exclusive agent on behalf of the Company to repurchase shares of Common Stock in the open market pursuant to Rule 10b-18 of the Exchange Act. The Repurchase Plan will continue in effect until terminated by either the Company or the Broker, with or without cause, upon written notice to the other party. The Company will pay the Broker a commission at a rate of $0.0075 for each share of Common Stock repurchased pursuant to the Repurchase Plan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release, dated December 18, 2025.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

KINDLY MD, INC.

Dated: December 18, 2025	By:	/s/ David Bailey
David Bailey
Chief Executive Officer

4

Exhibit 99.1

KindlyMD Announces Authorization of Share Repurchase Program

Program Enhances Financial Flexibility and Reflects Confidence in Long-Term Bitcoin Operations

Salt Lake City, UT, December 18, 2025 – KindlyMD, Inc. (NASDAQ: NAKA) (“KindlyMD” or “the Company”), a provider of integrated healthcare services and a Bitcoin treasury company via its subsidiary Nakamoto Holdings, Inc. (“Nakamoto”), today announced that its Board of Directors (the “Board”) has authorized a share repurchase program under which the Company may repurchase its outstanding common stock.

“This share repurchase program reflects our confidence in the long-term value of the Company and adds an important degree of flexibility to our capital allocation framework,” said David Bailey, Chairman and CEO of KindlyMD. “As shareholders ourselves, we remain focused on deploying capital with discipline and intention, balancing continued investment in our strategic priorities with actions we believe will drive durable value for all shareholders.”

Under the newly authorized program, KindlyMD may repurchase shares of its common stock from time to time through open-market purchases, privately negotiated transactions, block trades, and/or other legally permissible means. Repurchases may also be effected pursuant to Rule 10b5-1 trading plans and will be conducted in accordance with Rule 10b-18 of the Securities Exchange Act of 1934, as amended.

The timing, amount, and method of any share repurchases will be determined by management based on market conditions, share price, trading volume, capital requirements, regulatory considerations, and other factors. The program does not obligate the Company to repurchase any particular number of shares and may be modified, suspended, or terminated at any time at the Board’s discretion.

About KindlyMD

KindlyMD® is a patient-first and healthcare data company redefining value-based care and patient-centered medical services. Formed in 2019, KindlyMD leverages data analysis to deliver evidence-based, personalized solutions in order to reduce opioid use, improve health outcomes faster, and provide value based, algorithmic guidance on the use of alternative medicine in healthcare. In August 2025, KindlyMD completed its merger with Nakamoto Holdings Inc., a Bitcoin-native holding company. This strategic partnership formed a public Bitcoin strategy that unites KindlyMD’s healthcare expertise with Nakamoto’s vision of integrating Bitcoin into global capital markets, creating a diversified entity focused on both healthcare innovation and Bitcoin treasury management.

About Nakamoto

Nakamoto is a Bitcoin company building a global portfolio of Bitcoin-native companies. Nakamoto plans to grow its Bitcoin holdings through disciplined accumulation and to leverage its treasury to acquire and develop an ecosystem of Bitcoin companies across finance, media, advisory and more. Nakamoto aims to provide commercial and financial infrastructure for the next generation of capital markets. For more information, please visit nakamoto.com.

Forward Looking Statements

All statements, other than statements of historical fact, included in this press release that address activities, events or developments that that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements, as defined under U.S. federal securities laws, related to the Company. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and often include statements about our future operations, business strategies, plans, objectives, expectations, intentions, goals, projections, prospects, future events, or performance, as well as underlying assumptions. These statements covering matters such as expectations, plans, strategic outlooks, financial projections, market conditions, regulatory environments, Bitcoin-related strategies, Bitcoin treasury management activities, and the Company’s anticipated holding of Bitcoin as part of its corporate treasury are inherently uncertain and involve numerous assumptions and risks.

Forward-looking terms used may include, but are not limited to, “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “would,” “may,” “plan,” “will,” “guidance,” “look,” “goal,” “future,” “build,” “focus,” “continue,” “strive,” “allow,” “seek,” “aim,” “target,” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements and similar expressions. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, descriptions of the Company and its operations, strategies and plans, integration, debt levels and leverage ratio, capital expenditures, cash flows and anticipated uses thereof, including the purchase, custody, and potential sale or other use of Bitcoin, synergies, opportunities and anticipated future performance, including the management team and board of directors of the Company. These statements may also relate to broader macroeconomic trends, industry developments, technology adoption, competitive positioning, market expansion, product launches, research and development efforts, acquisitions or dispositions, legal or regulatory developments, and other initiatives that could affect our future business performance. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These include risks relating to Bitcoin market volatility, cybersecurity and custody of digital assets, potential changes in laws or accounting standards relating to cryptocurrency, and regulatory developments affecting Bitcoin or other digital assets, as well as the risk that changes in the Company’s capital structure and governance could have adverse effects on the market value of its securities; the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on the Company operating results and business generally; the risk that the Company may be unable to reduce expenses or access financing or liquidity; the impact of any related economic downturn; the risk of changes in governmental regulations or enforcement practices; adverse impacts from geopolitical events, health crises, supply chain disruptions, changes to laws or accounting standards, cybersecurity threats or data breaches, intellectual property disputes, competitive pressures, or changes in consumer behavior; and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond the Company’s control, including those detailed in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10- Q, Current Reports on Form 8-K, and such other documents of the Company filed, or to be filed, with the SEC that are or will be available on the Company’s website at www.kindlymd.com and on the website of the SEC at www.sec.gov. All forward-looking statements are based on assumptions that the Company believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not undertake any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Nothing contained herein constitutes an offer to buy or sell securities of the Company or any other party, nor does it constitute a solicitation of any proxy or vote.

Media Contact

Carissa Felger / Sam Cohen

Gasthalter & Co.

(212) 257-4170

Nakamoto@gasthalter.com

Investor Relations Contact

Sean Mansouri, CFA / Aaron D’Souza
Elevate IR
(720) 330-2829
NAKA@elevate-ir.com

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2026

Nakamoto Inc.

(Exact name of registrant as specified in its charter)

001-42103	84-3829824
(Commission File Number)	(IRS Employer Identification Number)

300 10th Ave South, Nashville, TN	37203
(Address of Principal Executive Offices)	(Zip Code)

(385) 388-8220

(Registrant’s telephone number, including area code)

Kindly MD, Inc.

5097 South 900 East, Suite 100, Salt Lake City, UT 84117

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	NAKA	The Nasdaq Stock Market LLC
Tradeable Warrants to purchase shares of Common Stock, par value $0.001 per share	NAKAW	OTC Pink Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Years.

On January 16, 2026, Kindly MD, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Amendment (the “Certificate of Amendment”), as approved by the Company’s Board of Directors (the “Board”), to the Company’s Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on December 17, 2025 (the “Certificate of Incorporation”), to change the Company’s corporate name from “Kindly MD, Inc.” to “Nakamoto Inc.”, effective as of January 21, 2026. The Certificate of Amendment also changes the Company’s address from 5097 South 900 East, Suite 100, Salt Lake City, UT 84117 to 300 10th Ave South, Nashville, TN 37203. A copy of the Company’s Certificate of Incorporation is attached hereto as Exhibit 3.1 and a copy of the Certificate of Amendment is attached hereto as Exhibit 3.2 and incorporated by reference.

In connection with the Company’s name change, the Board approved the amended and restated bylaws of the Company (the “Amended and Restated Bylaws”, together with the Certificate of Amendment, the “Rebranding”) to reflect the new corporate name, which also became effective on January 21, 2026. No other changes were made to the Company’s bylaws, adopted on December 17, 2025 (the “Bylaws”). A copy of the Bylaws is attached hereto as Exhibit 3.3 and a copy of the Amended and Restated Bylaws is attached hereto as Exhibit 3.4 and incorporated by reference.

The Company’s common stock, par value $0.001 (the “Common Stock”) will continue to trade on the Nasdaq Global Market under the symbol “NAKA”, and the Company’s tradeable warrants to purchase shares of Common Stock will continue to be quoted on the OTC Pink Market under the symbol “NAKAW”. Shareholders are not required to take any action as a result of the name change.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on January 21, 2026 announcing the Rebranding, a copy of which is attached hereto as Exhibit 99.1 (the “Press Release”).

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
3.1	Certificate of Incorporation.
3.2	Certificate of Amendment.
3.3	Bylaws.
3.4	Amended and Restated Bylaws.
99.1	Press Release, dated January 21, 2026.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

NAKAMOTO INC.

Dated: January 21, 2026	By:	/s/ David Bailey
David Bailey
Chief Executive Officer

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Exhibit 3.1

CERTIFICATE OF INCORPORATION OF

KINDLY MD, INC.

ARTICLE I

NAME OF THE CORPORATION

The name of the corporation is Kindly MD, Inc. (the “Corporation”).

ARTICLE II

REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is 108 Lakeland Avenue, Dover, Delaware 19901, Kent County. The name of the registered agent of the Corporation at such address is Capitol Services, Inc.

ARTICLE III

BUSINESS PURPOSE

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (“DGCL”).

ARTICLE IV

CAPITAL STOCK

Section 4.01 Authorized Shares. The total number of shares of all classes of capital stock that the Corporation is authorized to issue a total of 10,010,000,000, of which 10,000,000,000 shares shall be designated as common stock, par value $0.001 per share (“Common Stock”), and 10,000,000 shares shall be designated as preferred stock, par value $0.001 per share (“Preferred Stock”).

Section 4.02 Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share it holds; provided, however, that, except as otherwise required by applicable law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together as a class with the holders of one or more other affected series of Preferred Stock, to vote thereon pursuant to applicable law or the Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock). Subject to the rights of holders of any series of outstanding Preferred Stock, holders of shares of Common Stock shall have equal rights per share of Common Stock held with respect to participation in the dividends and other distributions in cash, stock, or property of the Corporation when, as and if declared thereon by the Board from time to time out of assets or funds of the Corporation legally available therefor and shall have equal rights per share of Common Stock held to receive the assets and funds of the Corporation available for distribution to stockholders in the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary. Irrespective of the provisions of Section 242(b)(2) of the DGCL, but subject to the terms of any certificate of designation filed with respect to any series of Preferred Stock, the holders of Preferred Stock and Common Stock shall vote together, and not as separate classes, on any amendment to this Certificate of Incorporation to increase or decrease the number of authorized shares of Preferred Stock or Common Stock.

Section 4.03 Preferred Stock. The Board is hereby authorized to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional, or other special rights, if any, and any qualifications, limitations, or restrictions thereof, of the shares of such series, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board.

ARTICLE V

BOARD OF DIRECTORS

Section 5.01 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board. To the fullest extent permitted by law, the Chair of the Board shall be entitled to cast one additional vote with respect to any matter voted on at a meeting of the Board with respect to which the votes of the directors (including the initial vote of the Chair) cast “for” a matter equal the votes cast “against” a matter; provided, however, that this sentence shall not apply to any matter submitted for approval by the Board of Directors unless a quorum is present. For purposes of this Certificate of Incorporation and the Bylaws of the Corporation, in any circumstance in which the immediately preceding sentence is applicable, any reference to a majority or other proportion of the directors with respect to the requisite vote for director approval at a meeting shall be deemed to refer to such majority or other proportion, as applicable, of the votes of the directors.

Section 5.02 Number. Subject to any rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation which shall constitute the entire Board of Directors shall be fixed exclusively by the Board of Directors.

Section 5.03 Classification. The directors (other than those who may be elected by holders of any series of Preferred Stock under specified circumstances) shall be divided into three classes, designated as Class I, Class II and Class III. The Board is authorized to assign members of the Board already in office to such classes at the time the classification becomes effective. Each class of directors shall serve staggered three-year terms. Initially, the Class I Directors shall serve for a term expiring at the third annual meeting of the shareholders following the enactment of this Certificate of Incorporation, the Class II Directors shall serve for a term expiring at the first annual meeting of the shareholders following the enactment of this Certificate of Incorporation, and the initial Class III Directors shall serve for a term expiring at the second annual meeting of the shareholders following the filing of this Certificate of Incorporation. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

Section 5.04 Newly Created Directorships and Vacancies. Except as otherwise required by law and subject to any rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Board resulting from death, resignation, or other cause, shall be filled solely by the affirmative votes of a majority of the remaining members of the Board, although less than a quorum, or by a sole remaining director. A director so elected shall be elected to hold office until the earlier of the expiration of the term of office of the director whom they have replaced, the election and qualification of a successor, or such director’s death, resignation, or removal.

Section 5.05 Written Ballot. Unless and except to the extent that the Bylaws shall so require, the election of directors of the Corporation need not be by written ballot.

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ARTICLE VI

LIMITATION OF LIABILITY; INDEMNIFICATION

Section 6.01 Limitation of Liability. To the fullest extent permitted by the DGCL as it currently exists or may hereafter be amended, a director or officer of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director or officer. No amendment to, modification of, or repeal of this Section 6.01 shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment. Solely for purposes of Section 6.01, “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL.

Section 6.02 Indemnification and Advancement.

(i) Each person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or while serving as a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee, or in any other capacity while serving as a director, officer, employee, agent or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith.

(ii) In addition to indemnification pursuant to paragraph (i) of this Section 6.02, the Corporation shall pay an indemnitee the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon receipt by the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under paragraph (i) of this Section 6.02 or otherwise.

(iii) Except with respect to a proceeding to enforce rights to indemnification or advancement, the Corporation shall indemnify or advance expenses to any indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

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(iv) The term the “Corporation” in this Section 6.02 includes: the Corporation and any predecessor thereto and in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, stands in the same position under the provisions of this Section 6.02 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(v) The rights conferred upon indemnitees in this Section 6.02 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee, agent or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, repeal, or modification of this Section 6.02 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VII

STOCKHOLDER ACTION

Section 7.01 Stockholder Action by Consent. Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by any consent in writing by such stockholders, unless taking such action by consent in lieu of a meeting relates to the approval of any amendment to the Certificate of Incorporation to subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (with or without a proportionate increase or decrease to the authorized shares of Common Stock) that is approved by all directors of the Corporation then in office.

ARTICLE VIII

BYLAWS

Section 8.01 Board of Directors. In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to adopt, amend, or repeal the Bylaws or adopt new Bylaws without any action on the part of the stockholders.

Section 8.02 Stockholders. The stockholders shall also have the power to adopt, amend, alter, or repeal the Bylaws.

ARTICLE IX

SECTION 203 OF THE DGCL OPT-OUT

The Corporation shall not be governed by or subject to Section 203 of the DGCL.

ARTICLE X

AMENDMENTS

The Corporation reserves the right to amend this Certificate of Incorporation in any manner now or hereafter permitted by the DGCL and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation. For the avoidance of doubt, but subject to the rights of the holders of any outstanding series of Preferred Stock, Section 242(d) of the DGCL shall apply to amendments to the Certificate of Incorporation.

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ARTICLE XI

FORUM SELECTION

Section 11.01 Forum for Adjudication of Certain Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware, or if no state court located within the State of Delaware has jurisdiction, the U.S. District Court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders; (iii) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws of the Corporation (as either may be amended or restated) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or (iv) any action asserting a claim governed by the internal affairs doctrine. If any action the subject matter of which is within the scope of this Article XI is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Article XI (and “Enforcement Action”), and (y) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 11.02 Forum for Adjudication of Disputes Arising under the Securities Act of 1933. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by applicable law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI.

ARTICLE XII

INITIAL BOARD OF DIRECTORS

The names and addresses of the persons who shall serve as the initial board of directors of the Corporation are:

Names of Initial Directors	Addresses of Initial Directors
David Bailey	5097 South 900 East, Suite 100, Salt Lake City, UT 84117
Charles P. Blackburn	5097 South 900 East, Suite 100, Salt Lake City, UT 84117
Perianne Boring	5097 South 900 East, Suite 100, Salt Lake City, UT 84117
Tim Pickett	5097 South 900 East, Suite 100, Salt Lake City, UT 84117
Greg Xethalis	5097 South 900 East, Suite 100, Salt Lake City, UT 84117
Mark W. Yusko	5097 South 900 East, Suite 100, Salt Lake City, UT 84117

ARTICLE XIII

INCORPORATOR

The incorporator of the Corporation is Kyle Simon, whose mailing address is Kindly MD, Inc., 6339 Charlotte Pike, Unit #B321, Nashville, TN 37209, Attn: General Counsel.

[SIGNATURE PAGE FOLLOWS]

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I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation pursuant to the DGCL, do make this Certificate of Incorporation, hereby acknowledging, declaring, and certifying that the foregoing Certificate of Incorporation is my act and deed and that the facts herein stated are true, and have accordingly hereunto set my hand this 17th day of December, 2025.

/s/ Kyle Simon
Kyle Simon, Sole Incorporator

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Exhibit 3.2

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

KINDLY MD, INC.

Kindly MD, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.	This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Certificate of Incorporation filed with the Secretary of State on December 17, 2025 (the “Certificate of Incorporation”).

2.	Article I of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

“ARTICLE I

NAME OF THE CORPORATION

The name of the Corporation is Nakamoto Inc. (the “Corporation”).”

3.	Article XII of the Certificate of Incorporation is hereby amended to replace all uses of 5097 South 900 East, Suite 100, Salt Lake City, UT 84117 with 300 10th Ave South, Nashville, TN 37203.

4.	This Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

5.	All other provisions of the Certificate of Incorporation shall remain in full force and effect.

6.	This Certificate of Amendment shall become effective as of 12:01 a.m. E.T. on the 21st day of January, 2026.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Kyle Simon, its General Counsel & Secretary, this 16th day of January, 2026.

By:	/s/ Kyle Simon
Name:	Kyle Simon
Title:	General Counsel & Secretary

Exhibit 3.3

BYLAWS OF KINDLY MD, INC.

ARTICLE I

Offices

Section 1.01 Registered Office. The registered office of Kindly MD, Inc. (the “Corporation”) will be fixed in the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”).

Section 1.02 Other Offices. The Corporation may have other offices, both within and without the State of Delaware, as the board of directors of the Corporation (the “Board of Directors”) from time to time shall determine or the business of the Corporation may require.

ARTICLE II
Meetings of the Stockholders

Section 2.01 Place of Meetings; Meetings by Remote Communications.

(a) Place of Meetings. All meetings of the stockholders shall be held at such place, if any, either within or without the State of Delaware, or by means of remote communication, as shall be designated from time to time by resolution of the Board of Directors and stated in the notice of meeting.

(b) Meetings by Remote Communications. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (i) participate in a meeting of stockholders, and (ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication; provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (B) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.02 Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting in accordance with these bylaws shall be held at such date, time, and place, if any, as shall be determined by the Board of Directors and stated in the notice of the meeting. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.

Section 2.03 Special Meetings.

(a) Purpose. Special meetings of stockholders for any purpose or purposes shall be called only:

(i) by the Board of Directors; or

(ii) by the Secretary (as defined in Section 4.01), following receipt of one or more written demands to call a special meeting of the stockholders in accordance with, and subject to, this Section 2.03 from stockholders of record who own, and have continuously owned for at least one year prior to the date such request is delivered to the Secretary, in the aggregate, at least 25% of the voting power of the outstanding shares of the Corporation then entitled to vote on the matter or matters to be brought before the proposed special meeting.

(b) Notice. A request to the Secretary shall be delivered to the Secretary at the Corporation’s principal executive offices and signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting and shall set forth:

(i) a brief description of each matter of business desired to be brought before the special meeting;

(ii) the reasons for conducting such business at the special meeting;

(iii) the text of any proposal or business to be considered at the special meeting (including the text of any resolutions proposed to be considered and in the event that such business includes a proposal to amend these bylaws, the language of the proposed amendment); and

(iv) the information required in Section 2.12(b) of these bylaws (for stockholder nomination demands) or Section 2.12(c) of these bylaws (for all other stockholder proposal demands), as applicable.

(c) Business. Business transacted at a special meeting requested by stockholders shall be limited to the matters described in the special meeting request; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any special meeting requested by stockholders.

(d) Time and Date. A special meeting requested by stockholders shall be held at such date and time as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than 90 days after the request to call the special meeting is received by the Secretary. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if:

(i) the Board of Directors has called or calls for an annual or special meeting of the stockholders to be held within 90 days after the Secretary receives the request for the special meeting and the Board of Directors determines in good faith that the business of such meeting includes (among any other matters properly brought before the meeting) the business specified in the request;

(ii) the stated business to be brought before the special meeting is not a proper subject for stockholder action under applicable law;

(iii) an identical or substantially similar item (a “Similar Item”) was presented at any meeting of stockholders held within 120 days prior to the receipt by the Secretary of the request for the special meeting (and, for purposes of this Section 2.03(d)(iii), the election of directors shall be deemed a Similar Item with respect to all items of business involving the election or removal of directors);

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(iv) such special meeting, irrespective of subject matter, would be called within 120 days before the anniversary of the Corporation’s previous annual meeting;

(v) such special meeting would be the third special meeting within any 12-month period; or

(vi) the special meeting request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”).

(e) Revocation. A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary at the Corporation’s principal executive offices, and if, following such revocation, there are unrevoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting.

Section 2.04 Adjournments. Any meeting of the stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof and the means of remote communication, if any, are provided in accordance with applicable law. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment, a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

Section 2.05 Notice of Meetings. Notice of the place (if any), date, hour, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), and means of remote communication, if any, of every meeting of stockholders shall be given by the Corporation not less than 10 days nor more than 60 days before the meeting (unless a different time is specified by law) to every stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. Notices of meetings to stockholders may be given by mailing the same, addressed to the stockholder entitled thereto, at such stockholder’s mailing address as it appears on the records of the Corporation and such notice shall be deemed to be given when deposited in the U.S. mail, postage prepaid. Without limiting the manner by which notices of meetings otherwise may be given effectively to stockholders, any such notice may be given by electronic transmission in accordance with applicable law. Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

Section 2.06 List of Stockholders. The Corporation shall prepare a complete list of the stockholders entitled to vote at any meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares of capital stock of the Corporation registered in the name of each stockholder no later than the 10th day before each meeting of the stockholders. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of 10 days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list was provided with the notice of the meeting; or (b) during ordinary business hours, at the principal place of business of the Corporation. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

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Section 2.07 Quorum. Unless otherwise required by law, the Certificate of Incorporation, or these bylaws, at each meeting of the stockholders, a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders. If, however, such quorum shall not be present or represented at any meeting of the stockholders, then either (a) the chair of the meeting or (b) the stockholders by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting entitled to vote thereon, shall have power to adjourn the meeting from time to time, in the manner provided in Section 2.04, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

Section 2.08 Organization. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. At every meeting of the stockholders, the Chair of the Board (as defined in Section 3.15), if one shall have been elected, or in their absence or inability to act, the Chief Executive Officer (as defined in Section 4.01) or, in their absence or inability to act, the officer or director whom the Board of Directors shall appoint, shall act as chair of, and preside at, the meeting. The Secretary or, in the Secretary’s absence or inability to act, the person whom the chair of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following:

(a) the establishment of an agenda or order of business for the meeting;

(b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting;

(c) rules and procedures for maintaining order at the meeting and the safety of those present;

(d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies, or such other persons as the chair of the meeting shall determine;

(e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and

(f) limitations on the time allotted to questions or comments by participants.

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Section 2.09 Voting; Proxies.

(a) General. Unless otherwise required by law or provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock held by such stockholder.

(b) Election of Directors. Unless otherwise required by the Certificate of Incorporation, the election of directors shall be by written ballot. If authorized by the Board of Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder. Unless otherwise required by law, the Certificate of Incorporation, or these bylaws, the election of directors shall be decided by a plurality of the votes cast with respect to a nominee at a meeting of the stockholders for the election of directors, at which a quorum is present, by the holders of stock entitled to vote in the election.

(c) Other Matters. Unless otherwise required by law, the Certificate of Incorporation, or these bylaws, any matter, other than the election of directors, properly brought before any meeting of stockholders, at which a quorum is present, shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter.

(d) Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The authorization of a person to act as proxy may be documented, signed, and delivered in accordance with Section 116 of the General Corporation Law of the State of Delaware (the “DGCL”) provided that such authorization shall set forth, or be delivered with, information enabling the Corporation to determine the identity of the stockholder granting such authorization. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. Any stockholder soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Section 2.10 Inspectors at Meetings of Stockholders. In advance of any meeting of the stockholders, the Board of Directors shall, appoint one or more inspectors, who may be employees or agents of the Corporation, to act at the meeting or any adjournment thereof and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate can act at a stockholder meeting, the person presiding at the stockholder meeting shall appoint one or more inspectors to act at the stockholder meeting. Each inspector, before entering upon the discharge of the inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of their ability. The inspector or inspectors may appoint or retain other persons or entities to assist the inspector or inspectors in the performance of their duties. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspector or inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election. When executing the duties of inspector, the inspector or inspectors shall:

(a) ascertain the number of shares outstanding and the voting power of each;

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(b) determine the shares represented at the meeting and the validity of proxies and ballots;

(c) count all votes and ballots;

(d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

(e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.

Section 2.11 Fixing the Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote therewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 2.12 Advance Notice of Stockholder Nominations and Proposals.

(a) Annual Meetings. At a meeting of the stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or such other business must be:

(i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof;

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(ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof; or

(iii) otherwise properly brought before an annual meeting by a stockholder who is a stockholder of record of the Corporation at the time such notice of meeting is delivered and at the time of the annual meeting of stockholders, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 2.12.

In addition, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for stockholder action. For business (including, but not limited to, director nominations but other than business proposed pursuant to Rule 14a-8 under the Exchange Act) to be properly brought before an annual meeting by a stockholder pursuant to Section 2.12(a)(iii), the stockholder or stockholders of record intending to propose the business (the “Record Stockholder”) must have given timely notice thereof pursuant to this Section 2.12(a)(iii), in writing to the Secretary even if such matter is already the subject of any notice to the stockholders or Public Disclosure from the Board of Directors. To be timely, a Record Stockholder’s notice for an annual meeting must be delivered to the Secretary at the principal executive offices of the Corporation: (x) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 60 days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of stockholders, including in the event that no annual meeting was held in the previous year, not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of: (1) the 90th day prior to the annual meeting and (2) the close of business on the tenth (10th) day following the first date of Public Disclosure of the date of such meeting. In no event will the adjournment or postponement of an annual meeting (or the public announcement thereof) for which notice has already been given or for which a public announcement of the meeting date has already been made, commence a new notice period (or extend any notice period) for the giving of a stockholder’s notice as described above. For the purposes of this Section 2.12, “Public Disclosure” shall mean a disclosure made in a press release reported by the Dow Jones News Services, The Associated Press, or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Exchange Act or by such other means as is reasonably designed to inform the public or stockholders of the Corporation in general of such information. The number of nominees a Record Stockholder may nominate for election at an annual meeting (or in the case of a Record Stockholder giving the notice on behalf of a beneficial owner, the number of nominees a Record Stockholder may nominate for election at the annual meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected by stockholders generally at such annual meeting. Notwithstanding anything in this paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no Public Disclosure by the Corporation naming the nominees for the additional directorships at least ten days before the last day a stockholder of record of the Corporation may deliver a notice of nomination in accordance with this paragraph, a stockholder’s notice required by this Section 2.12(a) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the tenth day following the day on which such Public Disclosure is first made by the Corporation.

(b) Stockholder Nominations. For the nomination of any person or persons for election to the Board of Directors pursuant to Section 2.12(a)(iii) or Section 2.12(d), a Record Stockholder’s timely notice to the Secretary (in accordance with the time periods for delivery of timely notice as set forth in this Section 2.12) shall set forth or include:

(i) the name, age, business address, and residence address of each nominee proposed in such notice;

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(ii) the principal occupation or employment of each such nominee;

(iii) the class and number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee (if any);

(iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act;

(v) a description of any business or personal interests that could place such proposed nominee in any potential conflicts of interest with the Corporation or any of its affiliates, including any interests or relationships with actual or potential competitors of the Corporation, and how the proposed nominee, if elected, intends to mitigate or reconcile any such potential conflicts of interest;

(vi) a description all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any material relationships, between or among any Proposing Person (as defined in Section 2.12(b)(ix)), on the one hand, and such proposed nominee, and his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to U.S. federal securities laws or the rules and regulations promulgated thereunder (including Item 404 promulgated under Regulation S-K) if any Proposing Person were the “registrant” for purposes thereof and the proposed nominee were a director or executive officer of such registrant;

(vii) a written questionnaire with respect to the background, qualification, and independence of such proposed nominee, completed and executed by such proposed nominee, in the form to be provided by the Secretary upon written request of any stockholder of record within 10 days of such request,

(viii) a written statement and agreement executed by each such proposed nominee acknowledging that such person: (A) consents to being named as a nominee in the proxy statement and form of proxy relating to the meeting at which directors are to be elected and to serving as a director if elected; (B) intends to serve as a director for the full term for which such person is standing for election, and if so elected, shall comply with their fiduciary duties in accordance with the DGCL; (C) represents (1) that the director nominee has read and agrees to adhere to the Corporation’s Code of Ethics and Business Conduct, Related Person Transactions Policy, and any other of the Corporation’s policies or guidelines applicable to directors, including with regard to securities trading; (2) that the director nominee is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any nomination or other business proposal, issue, or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; and (3) that the director nominee is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with such person’s nomination for director or service as a director of the Corporation that has not been disclosed to the Corporation; and (D) represents that all information provided by the director nominee to the Corporation in connection with such nomination is true and accurate as of the date thereof and that such director nominee undertakes to update the Corporation with respect to any material changes or inaccuracies of such information; and

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(ix) as to (1) the Record Stockholder, (2) the beneficial owner, if any on whose behalf the nomination or other business proposal is being made, (3) any participant (as defined in Instruction 3 to Item 4 of Schedule 14A) with such Record Stockholder or such beneficial owner, as applicable, and (4) any affiliate or associate of the foregoing (each a “Proposing Person”):

(A) the name and address of the each Proposing Person, including, if applicable, their name and address as they appear on the Corporation’s stock ledger;

(B) the class and number of shares of the Corporation that are directly or indirectly owned of record or beneficially owned by such Proposing Person, including any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future;

(C) a description of any agreement, arrangement, or understanding with respect to such nomination or other business proposal between or among the Proposing Persons, including, without limitation, (1) any agreements, arrangements, or understandings that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act and (2) any plans or proposals that relate to or would result in any action that would be required to be disclosed pursuant to Item 4 of Schedule 13D under the Exchange Act (in each case, regardless of whether the requirement to file a Schedule 13D under the Exchange Act is applicable);

(D) a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, cash settled swaps, total return swaps, synthetic equity position or similar derivative interests, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Record Stockholder’s notice or within the prior 24 months by, or on behalf of, any Proposing Person, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of any Proposing Person;

(E) a description of any performance-related fees (other than an asset-based fee) that such Proposing Person is entitled to based on any increase or decrease in the value of shares of the Corporation or any derivative positions, if any, as of the date of such notice;

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(F) a description of any direct or indirect material interest of such Proposing Person in any material contract or agreement with the Corporation, any affiliate of the Corporation or any competitor (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

(G) a description of any pending or, to such Proposing Person’s knowledge, threatened legal proceeding in which such Proposing Person is a party or participant involving the Corporation or, to such Proposing Person’s knowledge, any current or former officer, director, affiliate or associate of the Corporation

(H) a representation that the Proposing Stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person at the meeting (or a qualified representative thereof intends to appear in person at the meeting) to nominate the person or persons specified in the notice or propose such other business proposal;

(I) a representation whether any Proposing Person will engage in a solicitation with respect to such nomination or other business proposal and a statement: (1) confirming whether, the Proposing Person intends, or is part of a group that (x) in the case of a nomination, intends to solicit proxies or votes in support of such director nominees or nomination in accordance with Rule 14a-19 under the Exchange Act, including but not limited to, delivering a proxy statement and form of proxy and soliciting at least the percentage of the voting power of all of the shares of the stock of the Corporation required under applicable law to elect the nominee, and (y) in the case of a business proposal, intends to deliver a proxy statement and form of proxy and solicit at least the percentage of voting power of all of the shares of stock of the Corporation required under applicable law to approve the proposal; and (2) whether or not any such Proposing Stockholder intends to otherwise solicit proxies from stockholders in support of such nomination or other business proposal;

(J) the names and addresses of other stockholders (including beneficial and record owners and control persons) known by the Proposing Persons to support financially the nomination or other business proposal, and to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholders (including beneficial and record owners and control persons); and

(K) any other information relating to such Proposing Person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the business proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

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A stockholder providing written notice required by this Section 2.12 of these bylaws, as applicable, shall update and supplement such notice, and any other information provided to the Corporation, in writing, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (1) the record date for determining the stockholders entitled to notice of the meeting and (2) 5:00 p.m. Eastern Time on the tenth (10th) business day prior to the meeting or any adjournment, postponement or rescheduling thereof. In the case of an update pursuant to clause (1) of the foregoing sentence, such update shall be received by the Secretary at the principal executive office of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to notice of the meeting, and in the case of an update pursuant to clause (2) of the foregoing sentence, such update shall be received by the Secretary at the principal executive office of the Corporation not later than eight (8) business days prior to the date for the meeting and, if practicable, any adjournment, postponement or rescheduling thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned, postponed or rescheduled). Notwithstanding the foregoing, if a Proposing Person (x) no longer plans to solicit proxies in accordance with its representation(s) pursuant to Section 2.12(b)(ix)(I) of these bylaws or (y) becomes aware of any material inaccuracy or change in information submitted to the Corporation, then the stockholder providing the written notice shall inform the Corporation thereof and update such notice by delivering a writing to the Secretary at the principal executive offices of the Corporation no later than two (2) business days after the occurrence of such change or after such time the Proposing Person became so aware of such material inaccuracy or change, as applicable. For the avoidance of doubt, the obligation to update as set forth in this paragraph shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or nomination or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of the stockholders. If a stockholder providing written notice fails to provide any written update in accordance with this Section 2.12, the information as to which such written update relates shall be deemed not to have been provided in accordance with these bylaws.

(c) Other Stockholder Proposals. For all business other than director nominations, a Record Stockholder’s timely notice to the Secretary (in accordance with the time periods for delivery of timely notice as set forth in this Section 2.12) shall set forth as to each matter the Record Stockholder proposes to bring before the annual meeting:

(i) a brief description of the business desired to be brought before the annual meeting;

(ii) the reasons for conducting such business at the annual meeting;

(iii) the text of any proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these bylaws, the language of the proposed amendment);

(iv) any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of each Proposing Person;

(v) any other information relating to each Proposing Person required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

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(vi) a description of all agreements, arrangements, or understandings between or among each Proposing Person and any other person or persons (including their names) in connection with the proposal of such business and any material interest of each Proposing Person in such business, including any anticipated benefit therefrom to each Proposing Person; and

(vii) all of the other information required by Section 2.12(b)(ix) above.

(d) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto) by or at the director of the Board of Directors or the Secretary of the Corporation pursuant to Sections 2.03 and 2.12 of these bylaws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders called by the Board of Directors at which directors are to be elected pursuant to the Corporation’s notice of meeting:

(i) by or at the direction of the Board of Directors or any committee thereof; or

(ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.12(d) is delivered to the Secretary and at the time of the special meeting of stockholders, who is entitled to vote at the meeting, and upon such election and who complies with the notice procedures set forth in this Section 2.12.

In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if such stockholder delivers a stockholder’s notice that complies with the requirements of Section 2.12(b) to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of: (x) the 90th day prior to such special meeting; or (y) the 10th day following the date of the first Public Disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall an adjournment, postponement, rescheduling or judicial stay (or the public announcement thereof) commence a new time period (or extend any notice time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at a special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected by stockholders generally at such special meeting.

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(e) Effect of Noncompliance.

(i) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.12 shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting as shall be brought before the meeting in accordance with the procedures set forth in this Section 2.12. The chair of the meeting, as determined pursuant to Section 2.08, shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.12. If any proposed nomination was not made or proposed in compliance with this Section 2.12, or other business was not made or proposed in compliance with this Section 2.12, or if any Proposing Person, or any nominee for director acted contrary to any representation or other agreement required by this Section 2.12 (or with any law, rule, or regulation identified therein) or provided false or misleading information to the Corporation, then except as otherwise required by law, the chair of the meeting shall have the power and duty to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding anything in these bylaws to the contrary, unless otherwise required by law, if a Proposing Person intending to propose business or make nominations at an annual meeting or propose a nomination at a special meeting pursuant to this Section 2.12 does not comply with or provide the information required under this Section 2.12 to the Corporation, or the Record Stockholder (or a qualified representative of the Record Stockholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation.

(ii) If any stockholder provides notice pursuant to Rule 14a-19 under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable evidence that it has met all of the applicable requirements of Rule 14a-19 under the Exchange Act. Without limiting the other provisions and requirements of this Section 2.12, unless otherwise required by law, if any Record Stockholder provides such notice and either (A) fails to comply with the requirements of Rule 14a-19 under the Exchange Act or (B) fails to timely provide reasonable evidence of such compliance as required by this Section 2.12(e)(ii), then the Record Stockholder’s nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting, or other proxy materials for any annual meeting (or any supplement thereto) and the Corporation shall disregard any proxies or votes solicited for such stockholder’s nominees.

(iii) In addition, a Record Stockholder may not designate any substitute or alternate nominees unless such stockholder provides timely notice of such substitute or alternate nominee(s) in accordance with Section 2.12(b) of these bylaws, in the case of an annual meeting, or Section 2.12(d) of these bylaws, in the case of a special meeting (and such notice contains all of the information, representations, agreements, questionnaires and certifications with respect to such substitute or alternate nominee(s) that are required by the Bylaws with respect to nominees for director election submitted by a stockholder).

(iv) For purposes of these bylaws the following definitions shall apply:

(A) “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”); provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership;

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(B) “competitor” shall mean any entity that the Board of Directors determines, in good faith, provides products or services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates, a list of which entities shall be maintained by the Corporation and provided within ten (10) days following a request therefor by a stockholder;

(f) Rule 14a-8. This Section 2.12 shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Corporation of the stockholder’s intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

Section 2.13 Stockholder Action by Consent. Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by any consent in writing by such stockholders, unless taking such action by consent in lieu of a meeting relates to the approval of any amendment to the Certificate of Incorporation to subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (with or without a proportionate increase or decrease to the authorized shares of Common Stock) that is approved by all directors of the Corporation then in office.

Section 2.14 Notices to the Corporation. Whenever notice is to be given to the Corporation by a stockholder under any provision of law or of the Certificate of Incorporation or these bylaws, such notice shall be delivered to the Secretary at the principal executive offices of the Corporation. If delivered by electronic transmission, the stockholder’s notice shall be directed to the Secretary at the electronic mail address or facsimile number, as the case may be, specified in the Corporation’s most recent proxy statement.

ARTICLE III

Board of Directors

Section 3.01 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these bylaws, or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

Section 3.02 Term of Office. Each director shall hold office until a successor is duly elected and qualified or until the director’s earlier death, resignation, disqualification, or removal.

Section 3.03 Resignation. Any director may resign at any time by notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later effective date or upon the happening of an event or events as is therein specified. A resignation that is conditioned on a director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. A verbal resignation shall not be deemed effective until confirmed by the director in writing or by electronic transmission to the Corporation.

Section 3.04 Fees and Expenses. Directors shall receive such reasonable fees for their services on the Board of Directors and any committee thereof and such reimbursement of their actual and reasonable expenses as may be fixed or determined by the Board of Directors.

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Section 3.05 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and at such places, if any, as may be determined from time to time by the Board of Directors.

Section 3.06 Special Meetings. Special meetings of the Board of Directors may be held at such times and at such places, if any, as may be determined by the Chair of the Board or the Chief Executive Officer on at least 24 hours’ notice to each director given by one of the means specified in Section 3.09 hereof other than by mail or on at least three days’ notice if given by mail. Special meetings shall be called by the Chair of the Board or the Chief Executive Officer in like manner and on like notice on the written request of any two or more directors. The notice need not state the purposes of the special meeting and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.07 Remote Meetings. Board of Directors or Board of Directors committee meetings may be held by means of telephone or video conference or other communications equipment by means of which all persons participating in the meeting can hear each other and be heard. Participation by a director in a meeting pursuant to this Section 3.07 shall constitute presence in person at such meeting.

Section 3.08 Adjourned Meetings. A majority of the directors present at any meeting of the Board of Directors, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least 24 hours’ notice of any adjourned meeting of the Board of Directors shall be given to each director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.09 hereof other than by mail, or at least three days’ notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

Section 3.09 Notices. Subject to Section 3.06, Section 3.08, and Section 3.10 hereof, whenever notice is required to be given to any director by applicable law, the Certificate of Incorporation, or these bylaws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such director at such director’s address as it appears on the records of the Corporation, facsimile, email, or by other means of electronic transmission.

Section 3.10 Waiver of Notice. Whenever notice to directors is required by applicable law, the Certificate of Incorporation, or these bylaws, a waiver thereof, in writing signed by, or by electronic transmission by, the director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board of Directors or committee meeting need be specified in any waiver of notice.

Section 3.11 Organization. At each regular or special meeting of the Board of Directors, the Chair of the Board or, in the absence of the Chair of the Board, another director or officer selected by the Board of Directors shall preside. The Secretary shall act as secretary at each meeting of the Board of Directors. If the Secretary is absent from any meeting of the Board of Directors, an assistant secretary of the Corporation shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all assistant secretaries of the Corporation, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

Section 3.12 Quorum of Directors. Except as otherwise provided by these bylaws, the Certificate of Incorporation, or required by applicable law, the presence of a majority of the total number of directors on the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board of Directors.

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Section 3.13 Action by Majority Vote. Except as otherwise provided by these bylaws, the Certificate of Incorporation, or required by applicable law, the vote of a majority of the directors, including the Chair of the Board, present at a meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors.

Section 3.14 Directors’ Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission and any consent may be documented, signed, and delivered in any manner permitted by Section 116 of the DGCL After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.

Section 3.15 Chair of the Board. The Board of Directors shall annually elect one of its members to be its chair (the “Chair of the Board”) and shall fill any vacancy in the position of Chair of the Board at such time and in such manner as the Board of Directors shall determine. Except as otherwise provided in these bylaws, the Chair of the Board shall preside at all meetings of the Board of Directors and of stockholders. The Chair of the Board shall perform such other duties and services as shall be assigned to or required of the Chair of the Board by the Board of Directors.

Section 3.16 Committees of the Board of Directors. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting, or disqualified from voting, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it to the extent so authorized by the Board of Directors. Unless the Board of Directors provides otherwise, at all meetings of any such committee, (a) a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business and (b) the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the such committee. Each committee shall keep regular minutes of its meetings. Unless the Board of Directors provides otherwise, each committee designated by the Board of Directors may make, alter, and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this ARTICLE III.

ARTICLE IV

Officers

Section 4.01 Positions and Election. The officers of the Corporation shall be chosen by the Board of Directors and shall include a chief executive officer (the “Chief Executive Officer”), a chief financial officer (the “Chief Financial Officer”), and a secretary (the “Secretary”). The Board of Directors, in its discretion, may also elect one or more vice presidents, assistant treasurers, assistant secretaries, and other officers in accordance with these bylaws. Any two or more offices may be held by the same person.

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Section 4.02 Term. Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation, or removal. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause by the majority vote of the members of the Board of Directors then in office. The removal of an officer shall be without prejudice to such officer’s contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving notice of their resignation in writing, or by electronic transmission, to the Chief Executive Officer or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Should any vacancy occur among the officers, the position shall be filled for the unexpired portion of the term by appointment made by the Board of Directors or an officer of the Corporation, if the Board of Directors has delegated its authority to such officer.

Section 4.03 Chief Executive Officer. The Chief Executive Officer shall, subject to the provisions of these bylaws and the control of the Board of Directors, be the principal executive officer of the Corporation and have general supervision, direction, and control over the business of the Corporation and over its officers. The Chief Executive Officer shall perform all duties incident to the office of the Chief Executive Officer, and any other duties as may be from time to time assigned to the Chief Executive Officer by the Board of Directors, in each case subject to the control of the Board of Directors.

Section 4.04 Secretary. The Secretary shall keep full and complete records of the proceedings of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings, and shall perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chair of the Board, or the Chief Executive Officer. The Secretary shall keep in safe custody the seal of the Corporation and have authority to affix the seal to all documents requiring it and attest to the same.

Section 4.05 Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and shall exercise general supervision over the Corporation’s finances and the receipt, custody, and disbursement of corporate funds. The Chief Financial Officer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board of Directors, or in such banks as may be designated as depositaries in the manner provided by resolution of the Board of Directors. The Chief Financial Officer shall have such further powers and duties as may be prescribed from time to time by the Board of Directors, the Chair of the Board, or the Chief Executive Officer.

Section 4.06 Other Officers. The powers and duties of the other officers of the Corporation shall be as provided from time to time by resolution of the Board of Directors. In the absence of such resolution, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the Corporation subject to the control of the Board of Directors.

Section 4.07 Duties of Officers May Be Delegated. In case any officer is absent, or for any other reason that the Board of Directors may deem sufficient, the Chief Executive Officer or the Board of Directors may delegate for the time being the powers or duties of such officer to any other officer or to any director.

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ARTICLE V

INDEMNIFICATION

Section 5.01 Indemnification. Each person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or while serving as a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee, or in any other capacity while serving as a director, officer, employee, agent or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith.

Section 5.02 Authorization of Indemnification. Any indemnification under this Article V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the indemnitee is proper in the circumstances because such person has met the applicable standard of conduct. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders (but only if a majority of the directors who are not parties to such action, suit or proceeding, if they constitute a quorum of the board of directors, presents the issue of entitlement to indemnification to the stockholders for their determination). Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent that any indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 5.01, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith (and, for the avoidance of doubt, without the necessity of a determination that the person has met any applicable standard of conduct under the DGCL).

Section 5.03 Good Faith Defined. For purposes of any determination under Section 5.02, to the fullest extent permitted by applicable law, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the corporation or another enterprise. The term “another enterprise” as used in this Section 5.03 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the corporation as a director, officer, employee or agent. The provisions of this Section 5.03 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct (if any) with respect to a right to indemnification.

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Section 5.04 Advancement of Expenses. In addition to indemnification pursuant to Section 5.01, the Corporation shall pay an indemnitee the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon receipt by the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under Section 5.01 or otherwise.

Section 5.05 Right of Indemnitee to Bring Suit. If a claim under Sections 5.01 or 5.04 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct under the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article V or otherwise shall be on the Corporation.

Section 5.06 Limitation on Indemnification. Except with respect to a proceeding to enforce rights to indemnification or advancement, the Corporation shall indemnify or advance expenses to any indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

Section 5.07 Non-Exclusivity of Rights. The rights conferred on any person by this ARTICLE V will not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in their official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees, or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL.

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Section 5.08 Other Indemnification. The Corporation’s obligation, if any, to indemnify and hold harmless any indemnitee who was or is serving at its request as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise, or nonprofit entity.

Section 5.09 Indemnification of Employees and Agents. The Corporation may grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent permitted by law and on such terms and conditions as may be determined by the Corporation.

Section 5.10 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

Section 5.11 Definition of the “Corporation”. The term the “Corporation” in this Article V includes: the Corporation and any predecessor thereto and in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, stands in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

Section 5.12 Nature of Rights; Repeal, Amendment, or Modification. The rights conferred upon indemnitees in this ARTICLE VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, repeal, or modification of this ARTICLE V shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VIStock Certificates and Their Transfer

Section 6.01 Certificates Representing Shares. The shares of stock of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. The certificates representing shares of stock shall be signed by, or in the name of, the Corporation by any two authorized officers of the Corporation. Any or all such signatures may be electronic or facsimiles. In case any officer, transfer agent, or registrar who has signed such a certificate ceases to be an officer, transfer agent, or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if the signatory were still such at the date of its issue.

Section 6.02 Transfers of Stock. Stock of the Corporation shall be transferable in the manner prescribed by law and in these bylaws. Transfers of stock shall be made on the books administered by or on behalf of the Corporation only by the direction of the registered holder thereof or such person’s attorney, lawfully constituted in writing, and, in the case of certificated shares, upon the surrender to the Corporation or its transfer agent or other designated agent of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued.

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Section 6.03 Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

Section 6.04 Lost, Stolen, or Destroyed Certificates. The Board of Directors or the Secretary may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen, or destroyed certificate. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors or the Secretary may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen, or destroyed certificate, or the owner’s legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate or uncertificated shares.

ARTICLE VII

General Provisions

Section 7.01 Seal. The seal of the Corporation shall be in such form as shall be approved by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise, as may be prescribed by law or custom or by the Board of Directors.

Section 7.02 Fiscal Year. The fiscal year of the Corporation shall be the calendar year or as otherwise determined by resolution of the Board of Directors.

Section 7.03 Checks, Notes, Drafts, Etc. All checks, notes, drafts, or other orders for the payment of money of the Corporation shall be signed, endorsed, or accepted in the name of the Corporation by such officer, officers, person, or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

Section 7.04 Conflict with Applicable Law or Certificate of Incorporation. These bylaws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these bylaws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

Section 7.05 Books and Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided, that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, the records so kept comply with Section 224 of the DGCL. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE VIII
Amendments

These bylaws may be adopted, amended, or repealed by the stockholders entitled to vote; provided, however, that pursuant to the Certificate of Incorporation, the Board of Directors may adopt, amend, or repeal these by-laws and, provided further, that any proposal by a stockholder to amend these by-laws will be subject to the provisions of ARTICLE II of these by-laws except as otherwise required by law. The fact that such power has been so conferred upon the Board of Directors does not divest the stockholders of the power, nor limit their power to adopt, amend, or repeal bylaws.

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Exhibit 3.4

Effective January 21, 2026

AMENDED AND RESTATED

BYLAWS

OF

NAKAMOTO INC.

ARTICLE I

Offices

Section 1.01 Registered Office. The registered office of Nakamoto Inc. (the “Corporation”) will be fixed in the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”).

Section 1.02 Other Offices. The Corporation may have other offices, both within and without the State of Delaware, as the board of directors of the Corporation (the “Board of Directors”) from time to time shall determine or the business of the Corporation may require.

ARTICLE II
Meetings of the Stockholders

Section 2.01 Place of Meetings; Meetings by Remote Communications.

(a) Place of Meetings. All meetings of the stockholders shall be held at such place, if any, either within or without the State of Delaware, or by means of remote communication, as shall be designated from time to time by resolution of the Board of Directors and stated in the notice of meeting.

(b) Meetings by Remote Communications. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (i) participate in a meeting of stockholders, and (ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication; provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (B) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.02 Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting in accordance with these bylaws shall be held at such date, time, and place, if any, as shall be determined by the Board of Directors and stated in the notice of the meeting. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.

Section 2.03 Special Meetings.

(a) Purpose. Special meetings of stockholders for any purpose or purposes shall be called only:

(i) by the Board of Directors; or

(ii) by the Secretary (as defined in Section 4.01), following receipt of one or more written demands to call a special meeting of the stockholders in accordance with, and subject to, this Section 2.03 from stockholders of record who own, and have continuously owned for at least one year prior to the date such request is delivered to the Secretary, in the aggregate, at least 25% of the voting power of the outstanding shares of the Corporation then entitled to vote on the matter or matters to be brought before the proposed special meeting.

(b) Notice. A request to the Secretary shall be delivered to the Secretary at the Corporation’s principal executive offices and signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting and shall set forth:

(i) a brief description of each matter of business desired to be brought before the special meeting;

(ii) the reasons for conducting such business at the special meeting;

(iii) the text of any proposal or business to be considered at the special meeting (including the text of any resolutions proposed to be considered and in the event that such business includes a proposal to amend these bylaws, the language of the proposed amendment); and

(iv) the information required in Section 2.12(b) of these bylaws (for stockholder nomination demands) or Section 2.12(c) of these bylaws (for all other stockholder proposal demands), as applicable.

(c) Business. Business transacted at a special meeting requested by stockholders shall be limited to the matters described in the special meeting request; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any special meeting requested by stockholders.

(d) Time and Date. A special meeting requested by stockholders shall be held at such date and time as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than 90 days after the request to call the special meeting is received by the Secretary. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if:

(i) the Board of Directors has called or calls for an annual or special meeting of the stockholders to be held within 90 days after the Secretary receives the request for the special meeting and the Board of Directors determines in good faith that the business of such meeting includes (among any other matters properly brought before the meeting) the business specified in the request;

(ii) the stated business to be brought before the special meeting is not a proper subject for stockholder action under applicable law;

(iii) an identical or substantially similar item (a “Similar Item”) was presented at any meeting of stockholders held within 120 days prior to the receipt by the Secretary of the request for the special meeting (and, for purposes of this Section 2.03(d)(iii), the election of directors shall be deemed a Similar Item with respect to all items of business involving the election or removal of directors);

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(iv) such special meeting, irrespective of subject matter, would be called within 120 days before the anniversary of the Corporation’s previous annual meeting;

(v) such special meeting would be the third special meeting within any 12-month period; or

(vi) the special meeting request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”).

(e) Revocation. A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary at the Corporation’s principal executive offices, and if, following such revocation, there are unrevoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting.

Section 2.04 Adjournments. Any meeting of the stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof and the means of remote communication, if any, are provided in accordance with applicable law. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment, a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

Section 2.05 Notice of Meetings. Notice of the place (if any), date, hour, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), and means of remote communication, if any, of every meeting of stockholders shall be given by the Corporation not less than 10 days nor more than 60 days before the meeting (unless a different time is specified by law) to every stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. Notices of meetings to stockholders may be given by mailing the same, addressed to the stockholder entitled thereto, at such stockholder’s mailing address as it appears on the records of the Corporation and such notice shall be deemed to be given when deposited in the U.S. mail, postage prepaid. Without limiting the manner by which notices of meetings otherwise may be given effectively to stockholders, any such notice may be given by electronic transmission in accordance with applicable law. Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

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Section 2.06 List of Stockholders. The Corporation shall prepare a complete list of the stockholders entitled to vote at any meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares of capital stock of the Corporation registered in the name of each stockholder no later than the 10th day before each meeting of the stockholders. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of 10 days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list was provided with the notice of the meeting; or (b) during ordinary business hours, at the principal place of business of the Corporation. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

Section 2.07 Quorum. Unless otherwise required by law, the Certificate of Incorporation, or these bylaws, at each meeting of the stockholders, a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders. If, however, such quorum shall not be present or represented at any meeting of the stockholders, then either (a) the chair of the meeting or (b) the stockholders by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting entitled to vote thereon, shall have power to adjourn the meeting from time to time, in the manner provided in Section 2.04, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

Section 2.08 Organization. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. At every meeting of the stockholders, the Chair of the Board (as defined in Section 3.15), if one shall have been elected, or in their absence or inability to act, the Chief Executive Officer (as defined in Section 4.01) or, in their absence or inability to act, the officer or director whom the Board of Directors shall appoint, shall act as chair of, and preside at, the meeting. The Secretary or, in the Secretary’s absence or inability to act, the person whom the chair of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following:

(a) the establishment of an agenda or order of business for the meeting;

(b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting;

(c) rules and procedures for maintaining order at the meeting and the safety of those present;

(d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies, or such other persons as the chair of the meeting shall determine;

(e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and

(f) limitations on the time allotted to questions or comments by participants.

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Section 2.09 Voting; Proxies.

(a) General. Unless otherwise required by law or provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock held by such stockholder.

(b) Election of Directors. Unless otherwise required by the Certificate of Incorporation, the election of directors shall be by written ballot. If authorized by the Board of Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder. Unless otherwise required by law, the Certificate of Incorporation, or these bylaws, the election of directors shall be decided by a plurality of the votes cast with respect to a nominee at a meeting of the stockholders for the election of directors, at which a quorum is present, by the holders of stock entitled to vote in the election.

(c) Other Matters. Unless otherwise required by law, the Certificate of Incorporation, or these bylaws, any matter, other than the election of directors, properly brought before any meeting of stockholders, at which a quorum is present, shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter.

(d) Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The authorization of a person to act as proxy may be documented, signed, and delivered in accordance with Section 116 of the General Corporation Law of the State of Delaware (the “DGCL”) provided that such authorization shall set forth, or be delivered with, information enabling the Corporation to determine the identity of the stockholder granting such authorization. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. Any stockholder soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Section 2.10 Inspectors at Meetings of Stockholders. In advance of any meeting of the stockholders, the Board of Directors shall, appoint one or more inspectors, who may be employees or agents of the Corporation, to act at the meeting or any adjournment thereof and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate can act at a stockholder meeting, the person presiding at the stockholder meeting shall appoint one or more inspectors to act at the stockholder meeting. Each inspector, before entering upon the discharge of the inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of their ability. The inspector or inspectors may appoint or retain other persons or entities to assist the inspector or inspectors in the performance of their duties. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspector or inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election. When executing the duties of inspector, the inspector or inspectors shall:

(a) ascertain the number of shares outstanding and the voting power of each;

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(b) determine the shares represented at the meeting and the validity of proxies and ballots;

(c) count all votes and ballots;

(d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

(e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.

Section 2.11 Fixing the Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote therewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 2.12 Advance Notice of Stockholder Nominations and Proposals.

(a) Annual Meetings. At a meeting of the stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or such other business must be:

(i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof;

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(ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof; or

(iii) otherwise properly brought before an annual meeting by a stockholder who is a stockholder of record of the Corporation at the time such notice of meeting is delivered and at the time of the annual meeting of stockholders, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 2.12.

In addition, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for stockholder action. For business (including, but not limited to, director nominations but other than business proposed pursuant to Rule 14a-8 under the Exchange Act) to be properly brought before an annual meeting by a stockholder pursuant to Section 2.12(a)(iii), the stockholder or stockholders of record intending to propose the business (the “Record Stockholder”) must have given timely notice thereof pursuant to this Section 2.12(a)(iii), in writing to the Secretary even if such matter is already the subject of any notice to the stockholders or Public Disclosure from the Board of Directors. To be timely, a Record Stockholder’s notice for an annual meeting must be delivered to the Secretary at the principal executive offices of the Corporation: (x) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 60 days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of stockholders, including in the event that no annual meeting was held in the previous year, not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of: (1) the 90th day prior to the annual meeting and (2) the close of business on the tenth (10th) day following the first date of Public Disclosure of the date of such meeting. In no event will the adjournment or postponement of an annual meeting (or the public announcement thereof) for which notice has already been given or for which a public announcement of the meeting date has already been made, commence a new notice period (or extend any notice period) for the giving of a stockholder’s notice as described above. For the purposes of this Section 2.12, “Public Disclosure” shall mean a disclosure made in a press release reported by the Dow Jones News Services, The Associated Press, or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Exchange Act or by such other means as is reasonably designed to inform the public or stockholders of the Corporation in general of such information. The number of nominees a Record Stockholder may nominate for election at an annual meeting (or in the case of a Record Stockholder giving the notice on behalf of a beneficial owner, the number of nominees a Record Stockholder may nominate for election at the annual meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected by stockholders generally at such annual meeting. Notwithstanding anything in this paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no Public Disclosure by the Corporation naming the nominees for the additional directorships at least ten days before the last day a stockholder of record of the Corporation may deliver a notice of nomination in accordance with this paragraph, a stockholder’s notice required by this Section 2.12(a) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the tenth day following the day on which such Public Disclosure is first made by the Corporation.

(b) Stockholder Nominations. For the nomination of any person or persons for election to the Board of Directors pursuant to Section 2.12(a)(iii) or Section 2.12(d), a Record Stockholder’s timely notice to the Secretary (in accordance with the time periods for delivery of timely notice as set forth in this Section 2.12) shall set forth or include:

(i) the name, age, business address, and residence address of each nominee proposed in such notice;

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(ii) the principal occupation or employment of each such nominee;

(iii) the class and number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee (if any);

(iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act;

(v) a description of any business or personal interests that could place such proposed nominee in any potential conflicts of interest with the Corporation or any of its affiliates, including any interests or relationships with actual or potential competitors of the Corporation, and how the proposed nominee, if elected, intends to mitigate or reconcile any such potential conflicts of interest;

(vi) a description all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any material relationships, between or among any Proposing Person (as defined in Section 2.12(b)(ix)), on the one hand, and such proposed nominee, and his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to U.S. federal securities laws or the rules and regulations promulgated thereunder (including Item 404 promulgated under Regulation S-K) if any Proposing Person were the “registrant” for purposes thereof and the proposed nominee were a director or executive officer of such registrant;

(vii) a written questionnaire with respect to the background, qualification, and independence of such proposed nominee, completed and executed by such proposed nominee, in the form to be provided by the Secretary upon written request of any stockholder of record within 10 days of such request,

(viii) a written statement and agreement executed by each such proposed nominee acknowledging that such person: (A) consents to being named as a nominee in the proxy statement and form of proxy relating to the meeting at which directors are to be elected and to serving as a director if elected; (B) intends to serve as a director for the full term for which such person is standing for election, and if so elected, shall comply with their fiduciary duties in accordance with the DGCL; (C) represents (1) that the director nominee has read and agrees to adhere to the Corporation’s Code of Ethics and Business Conduct, Related Person Transactions Policy, and any other of the Corporation’s policies or guidelines applicable to directors, including with regard to securities trading; (2) that the director nominee is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any nomination or other business proposal, issue, or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; and (3) that the director nominee is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with such person’s nomination for director or service as a director of the Corporation that has not been disclosed to the Corporation; and (D) represents that all information provided by the director nominee to the Corporation in connection with such nomination is true and accurate as of the date thereof and that such director nominee undertakes to update the Corporation with respect to any material changes or inaccuracies of such information; and

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(ix) as to (1) the Record Stockholder, (2) the beneficial owner, if any on whose behalf the nomination or other business proposal is being made, (3) any participant (as defined in Instruction 3 to Item 4 of Schedule 14A) with such Record Stockholder or such beneficial owner, as applicable, and (4) any affiliate or associate of the foregoing (each a “Proposing Person”):

(A) the name and address of the each Proposing Person, including, if applicable, their name and address as they appear on the Corporation’s stock ledger;

(B) the class and number of shares of the Corporation that are directly or indirectly owned of record or beneficially owned by such Proposing Person, including any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future;

(C) a description of any agreement, arrangement, or understanding with respect to such nomination or other business proposal between or among the Proposing Persons, including, without limitation, (1) any agreements, arrangements, or understandings that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act and (2) any plans or proposals that relate to or would result in any action that would be required to be disclosed pursuant to Item 4 of Schedule 13D under the Exchange Act (in each case, regardless of whether the requirement to file a Schedule 13D under the Exchange Act is applicable);

(D) a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, cash settled swaps, total return swaps, synthetic equity position or similar derivative interests, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Record Stockholder’s notice or within the prior 24 months by, or on behalf of, any Proposing Person, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of any Proposing Person;

(E) a description of any performance-related fees (other than an asset-based fee) that such Proposing Person is entitled to based on any increase or decrease in the value of shares of the Corporation or any derivative positions, if any, as of the date of such notice;

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(F) a description of any direct or indirect material interest of such Proposing Person in any material contract or agreement with the Corporation, any affiliate of the Corporation or any competitor (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

(G) a description of any pending or, to such Proposing Person’s knowledge, threatened legal proceeding in which such Proposing Person is a party or participant involving the Corporation or, to such Proposing Person’s knowledge, any current or former officer, director, affiliate or associate of the Corporation

(H) a representation that the Proposing Stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person at the meeting (or a qualified representative thereof intends to appear in person at the meeting) to nominate the person or persons specified in the notice or propose such other business proposal;

(I) a representation whether any Proposing Person will engage in a solicitation with respect to such nomination or other business proposal and a statement: (1) confirming whether, the Proposing Person intends, or is part of a group that (x) in the case of a nomination, intends to solicit proxies or votes in support of such director nominees or nomination in accordance with Rule 14a-19 under the Exchange Act, including but not limited to, delivering a proxy statement and form of proxy and soliciting at least the percentage of the voting power of all of the shares of the stock of the Corporation required under applicable law to elect the nominee, and (y) in the case of a business proposal, intends to deliver a proxy statement and form of proxy and solicit at least the percentage of voting power of all of the shares of stock of the Corporation required under applicable law to approve the proposal; and (2) whether or not any such Proposing Stockholder intends to otherwise solicit proxies from stockholders in support of such nomination or other business proposal;

(J) the names and addresses of other stockholders (including beneficial and record owners and control persons) known by the Proposing Persons to support financially the nomination or other business proposal, and to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholders (including beneficial and record owners and control persons); and

(K) any other information relating to such Proposing Person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the business proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

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A stockholder providing written notice required by this Section 2.12 of these bylaws, as applicable, shall update and supplement such notice, and any other information provided to the Corporation, in writing, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (1) the record date for determining the stockholders entitled to notice of the meeting and (2) 5:00 p.m. Eastern Time on the tenth (10th) business day prior to the meeting or any adjournment, postponement or rescheduling thereof. In the case of an update pursuant to clause (1) of the foregoing sentence, such update shall be received by the Secretary at the principal executive office of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to notice of the meeting, and in the case of an update pursuant to clause (2) of the foregoing sentence, such update shall be received by the Secretary at the principal executive office of the Corporation not later than eight (8) business days prior to the date for the meeting and, if practicable, any adjournment, postponement or rescheduling thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned, postponed or rescheduled). Notwithstanding the foregoing, if a Proposing Person (x) no longer plans to solicit proxies in accordance with its representation(s) pursuant to Section 2.12(b)(ix)(I) of these bylaws or (y) becomes aware of any material inaccuracy or change in information submitted to the Corporation, then the stockholder providing the written notice shall inform the Corporation thereof and update such notice by delivering a writing to the Secretary at the principal executive offices of the Corporation no later than two (2) business days after the occurrence of such change or after such time the Proposing Person became so aware of such material inaccuracy or change, as applicable. For the avoidance of doubt, the obligation to update as set forth in this paragraph shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or nomination or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of the stockholders. If a stockholder providing written notice fails to provide any written update in accordance with this Section 2.12, the information as to which such written update relates shall be deemed not to have been provided in accordance with these bylaws.

(c) Other Stockholder Proposals. For all business other than director nominations, a Record Stockholder’s timely notice to the Secretary (in accordance with the time periods for delivery of timely notice as set forth in this Section 2.12) shall set forth as to each matter the Record Stockholder proposes to bring before the annual meeting:

(i) a brief description of the business desired to be brought before the annual meeting;

(ii) the reasons for conducting such business at the annual meeting;

(iii) the text of any proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these bylaws, the language of the proposed amendment);

(iv) any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of each Proposing Person;

(v) any other information relating to each Proposing Person required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

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(vi) a description of all agreements, arrangements, or understandings between or among each Proposing Person and any other person or persons (including their names) in connection with the proposal of such business and any material interest of each Proposing Person in such business, including any anticipated benefit therefrom to each Proposing Person; and

(vii) all of the other information required by Section 2.12(b)(ix) above.

(d) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto) by or at the direction of the Board of Directors or the Secretary of the Corporation pursuant to Sections 2.03 and 2.12 of these bylaws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders called by the Board of Directors at which directors are to be elected pursuant to the Corporation’s notice of meeting:

(i) by or at the direction of the Board of Directors or any committee thereof; or

(ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.12(d) is delivered to the Secretary and at the time of the special meeting of stockholders, who is entitled to vote at the meeting, and upon such election and who complies with the notice procedures set forth in this Section 2.12.

In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if such stockholder delivers a stockholder’s notice that complies with the requirements of Section 2.12(b) to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of: (x) the 90th day prior to such special meeting; or (y) the 10th day following the date of the first Public Disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall an adjournment, postponement, rescheduling or judicial stay (or the public announcement thereof) commence a new time period (or extend any notice time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at a special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected by stockholders generally at such special meeting.

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(e) Effect of Noncompliance.

(i) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.12 shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting as shall be brought before the meeting in accordance with the procedures set forth in this Section 2.12. The chair of the meeting, as determined pursuant to Section 2.08, shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.12. If any proposed nomination was not made or proposed in compliance with this Section 2.12, or other business was not made or proposed in compliance with this Section 2.12, or if any Proposing Person, or any nominee for director acted contrary to any representation or other agreement required by this Section 2.12 (or with any law, rule, or regulation identified therein) or provided false or misleading information to the Corporation, then except as otherwise required by law, the chair of the meeting shall have the power and duty to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding anything in these bylaws to the contrary, unless otherwise required by law, if a Proposing Person intending to propose business or make nominations at an annual meeting or propose a nomination at a special meeting pursuant to this Section 2.12 does not comply with or provide the information required under this Section 2.12 to the Corporation, or the Record Stockholder (or a qualified representative of the Record Stockholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation.

(ii) If any stockholder provides notice pursuant to Rule 14a-19 under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable evidence that it has met all of the applicable requirements of Rule 14a-19 under the Exchange Act. Without limiting the other provisions and requirements of this Section 2.12, unless otherwise required by law, if any Record Stockholder provides such notice and either (A) fails to comply with the requirements of Rule 14a-19 under the Exchange Act or (B) fails to timely provide reasonable evidence of such compliance as required by this Section 2.12(e)(ii), then the Record Stockholder’s nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting, or other proxy materials for any annual meeting (or any supplement thereto) and the Corporation shall disregard any proxies or votes solicited for such stockholder’s nominees.

(iii) In addition, a Record Stockholder may not designate any substitute or alternate nominees unless such stockholder provides timely notice of such substitute or alternate nominee(s) in accordance with Section 2.12(b) of these bylaws, in the case of an annual meeting, or Section 2.12(d) of these bylaws, in the case of a special meeting (and such notice contains all of the information, representations, agreements, questionnaires and certifications with respect to such substitute or alternate nominee(s) that are required by the Bylaws with respect to nominees for director election submitted by a stockholder).

(iv) For purposes of these bylaws the following definitions shall apply:

(A) “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”); provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership;

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(B) “competitor” shall mean any entity that the Board of Directors determines, in good faith, provides products or services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates, a list of which entities shall be maintained by the Corporation and provided within ten (10) days following a request therefor by a stockholder;

(f) Rule 14a-8. This Section 2.12 shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Corporation of the stockholder’s intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

Section 2.13 Stockholder Action by Consent. Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by any consent in writing by such stockholders, unless taking such action by consent in lieu of a meeting relates to the approval of any amendment to the Certificate of Incorporation to subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (with or without a proportionate increase or decrease to the authorized shares of Common Stock) that is approved by all directors of the Corporation then in office.

Section 2.14 Notices to the Corporation. Whenever notice is to be given to the Corporation by a stockholder under any provision of law or of the Certificate of Incorporation or these bylaws, such notice shall be delivered to the Secretary at the principal executive offices of the Corporation. If delivered by electronic transmission, the stockholder’s notice shall be directed to the Secretary at the electronic mail address or facsimile number, as the case may be, specified in the Corporation’s most recent proxy statement.

ARTICLE III

Board of Directors

Section 3.01 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these bylaws, or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

Section 3.02 Term of Office. Each director shall hold office until a successor is duly elected and qualified or until the director’s earlier death, resignation, disqualification, or removal.

Section 3.03 Resignation. Any director may resign at any time by notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later effective date or upon the happening of an event or events as is therein specified. A resignation that is conditioned on a director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. A verbal resignation shall not be deemed effective until confirmed by the director in writing or by electronic transmission to the Corporation.

Section 3.04 Fees and Expenses. Directors shall receive such reasonable fees for their services on the Board of Directors and any committee thereof and such reimbursement of their actual and reasonable expenses as may be fixed or determined by the Board of Directors.

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Section 3.05 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and at such places, if any, as may be determined from time to time by the Board of Directors.

Section 3.06 Special Meetings. Special meetings of the Board of Directors may be held at such times and at such places, if any, as may be determined by the Chair of the Board or the Chief Executive Officer on at least 24 hours’ notice to each director given by one of the means specified in Section 3.09 hereof other than by mail or on at least three days’ notice if given by mail. Special meetings shall be called by the Chair of the Board or the Chief Executive Officer in like manner and on like notice on the written request of any two or more directors. The notice need not state the purposes of the special meeting and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.07 Remote Meetings. Board of Directors or Board of Directors committee meetings may be held by means of telephone or video conference or other communications equipment by means of which all persons participating in the meeting can hear each other and be heard. Participation by a director in a meeting pursuant to this Section 3.07 shall constitute presence in person at such meeting.

Section 3.08 Adjourned Meetings. A majority of the directors present at any meeting of the Board of Directors, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least 24 hours’ notice of any adjourned meeting of the Board of Directors shall be given to each director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.09 hereof other than by mail, or at least three days’ notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

Section 3.09 Notices. Subject to Section 3.06, Section 3.08, and Section 3.10 hereof, whenever notice is required to be given to any director by applicable law, the Certificate of Incorporation, or these bylaws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such director at such director’s address as it appears on the records of the Corporation, facsimile, email, or by other means of electronic transmission.

Section 3.10 Waiver of Notice. Whenever notice to directors is required by applicable law, the Certificate of Incorporation, or these bylaws, a waiver thereof, in writing signed by, or by electronic transmission by, the director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board of Directors or committee meeting need be specified in any waiver of notice.

Section 3.11 Organization. At each regular or special meeting of the Board of Directors, the Chair of the Board or, in the absence of the Chair of the Board, another director or officer selected by the Board of Directors shall preside. The Secretary shall act as secretary at each meeting of the Board of Directors. If the Secretary is absent from any meeting of the Board of Directors, an assistant secretary of the Corporation shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all assistant secretaries of the Corporation, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

Section 3.12 Quorum of Directors. Except as otherwise provided by these bylaws, the Certificate of Incorporation, or required by applicable law, the presence of a majority of the total number of directors on the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board of Directors.

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Section 3.13 Action by Majority Vote. Except as otherwise provided by these bylaws, the Certificate of Incorporation, or required by applicable law, the vote of a majority of the directors, including the Chair of the Board, present at a meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors.

Section 3.14 Directors’ Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission and any consent may be documented, signed, and delivered in any manner permitted by Section 116 of the DGCL After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.

Section 3.15 Chair of the Board. The Board of Directors shall annually elect one of its members to be its chair (the “Chair of the Board”) and shall fill any vacancy in the position of Chair of the Board at such time and in such manner as the Board of Directors shall determine. Except as otherwise provided in these bylaws, the Chair of the Board shall preside at all meetings of the Board of Directors and of stockholders. The Chair of the Board shall perform such other duties and services as shall be assigned to or required of the Chair of the Board by the Board of Directors.

Section 3.16 Committees of the Board of Directors. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting, or disqualified from voting, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it to the extent so authorized by the Board of Directors. Unless the Board of Directors provides otherwise, at all meetings of any such committee, (a) a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business and (b) the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the such committee. Each committee shall keep regular minutes of its meetings. Unless the Board of Directors provides otherwise, each committee designated by the Board of Directors may make, alter, and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this ARTICLE III.

ARTICLE IV

Officers

Section 4.01 Positions and Election. The officers of the Corporation shall be chosen by the Board of Directors and shall include a chief executive officer (the “Chief Executive Officer”), a chief financial officer (the “Chief Financial Officer”), and a secretary (the “Secretary”). The Board of Directors, in its discretion, may also elect one or more vice presidents, assistant treasurers, assistant secretaries, and other officers in accordance with these bylaws. Any two or more offices may be held by the same person.

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Section 4.02 Term. Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation, or removal. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause by the majority vote of the members of the Board of Directors then in office. The removal of an officer shall be without prejudice to such officer’s contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving notice of their resignation in writing, or by electronic transmission, to the Chief Executive Officer or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Should any vacancy occur among the officers, the position shall be filled for the unexpired portion of the term by appointment made by the Board of Directors or an officer of the Corporation, if the Board of Directors has delegated its authority to such officer.

Section 4.03 Chief Executive Officer. The Chief Executive Officer shall, subject to the provisions of these bylaws and the control of the Board of Directors, be the principal executive officer of the Corporation and have general supervision, direction, and control over the business of the Corporation and over its officers. The Chief Executive Officer shall perform all duties incident to the office of the Chief Executive Officer, and any other duties as may be from time to time assigned to the Chief Executive Officer by the Board of Directors, in each case subject to the control of the Board of Directors.

Section 4.04 Secretary. The Secretary shall keep full and complete records of the proceedings of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings, and shall perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chair of the Board, or the Chief Executive Officer. The Secretary shall keep in safe custody the seal of the Corporation and have authority to affix the seal to all documents requiring it and attest to the same.

Section 4.05 Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and shall exercise general supervision over the Corporation’s finances and the receipt, custody, and disbursement of corporate funds. The Chief Financial Officer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board of Directors, or in such banks as may be designated as depositaries in the manner provided by resolution of the Board of Directors. The Chief Financial Officer shall have such further powers and duties as may be prescribed from time to time by the Board of Directors, the Chair of the Board, or the Chief Executive Officer.

Section 4.06 Other Officers. The powers and duties of the other officers of the Corporation shall be as provided from time to time by resolution of the Board of Directors. In the absence of such resolution, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the Corporation subject to the control of the Board of Directors.

Section 4.07 Duties of Officers May Be Delegated. In case any officer is absent, or for any other reason that the Board of Directors may deem sufficient, the Chief Executive Officer or the Board of Directors may delegate for the time being the powers or duties of such officer to any other officer or to any director.

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ARTICLE V

INDEMNIFICATION

Section 5.01 Indemnification. Each person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or while serving as a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee, or in any other capacity while serving as a director, officer, employee, agent or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith.

Section 5.02 Authorization of Indemnification. Any indemnification under this Article V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the indemnitee is proper in the circumstances because such person has met the applicable standard of conduct. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders (but only if a majority of the directors who are not parties to such action, suit or proceeding, if they constitute a quorum of the board of directors, presents the issue of entitlement to indemnification to the stockholders for their determination). Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent that any indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 5.01, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith (and, for the avoidance of doubt, without the necessity of a determination that the person has met any applicable standard of conduct under the DGCL).

Section 5.03 Good Faith Defined. For purposes of any determination under Section 5.02, to the fullest extent permitted by applicable law, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the corporation or another enterprise. The term “another enterprise” as used in this Section 5.03 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the corporation as a director, officer, employee or agent. The provisions of this Section 5.03 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct (if any) with respect to a right to indemnification.

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Section 5.04 Advancement of Expenses. In addition to indemnification pursuant to Section 5.01, the Corporation shall pay an indemnitee the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon receipt by the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under Section 5.01 or otherwise.

Section 5.05 Right of Indemnitee to Bring Suit. If a claim under Sections 5.01 or 5.04 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct under the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article V or otherwise shall be on the Corporation.

Section 5.06 Limitation on Indemnification. Except with respect to a proceeding to enforce rights to indemnification or advancement, the Corporation shall indemnify or advance expenses to any indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

Section 5.07 Non-Exclusivity of Rights. The rights conferred on any person by this ARTICLE V will not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in their official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees, or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL.

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Section 5.08 Other Indemnification. The Corporation’s obligation, if any, to indemnify and hold harmless any indemnitee who was or is serving at its request as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise, or nonprofit entity.

Section 5.09 Indemnification of Employees and Agents. The Corporation may grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent permitted by law and on such terms and conditions as may be determined by the Corporation.

Section 5.10 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

Section 5.11 Definition of the “Corporation”. The term the “Corporation” in this Article V includes: the Corporation and any predecessor thereto and in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, stands in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

Section 5.12 Nature of Rights; Repeal, Amendment, or Modification. The rights conferred upon indemnitees in this ARTICLE V shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, repeal, or modification of this ARTICLE V shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VIStock Certificates and Their Transfer

Section 6.01 Certificates Representing Shares. The shares of stock of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. The certificates representing shares of stock shall be signed by, or in the name of, the Corporation by any two authorized officers of the Corporation. Any or all such signatures may be electronic or facsimiles. In case any officer, transfer agent, or registrar who has signed such a certificate ceases to be an officer, transfer agent, or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if the signatory were still such at the date of its issue.

Section 6.02 Transfers of Stock. Stock of the Corporation shall be transferable in the manner prescribed by law and in these bylaws. Transfers of stock shall be made on the books administered by or on behalf of the Corporation only by the direction of the registered holder thereof or such person’s attorney, lawfully constituted in writing, and, in the case of certificated shares, upon the surrender to the Corporation or its transfer agent or other designated agent of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued.

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Section 6.03 Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

Section 6.04 Lost, Stolen, or Destroyed Certificates. The Board of Directors or the Secretary may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen, or destroyed certificate. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors or the Secretary may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen, or destroyed certificate, or the owner’s legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate or uncertificated shares.

ARTICLE VII

General Provisions

Section 7.01 Seal. The seal of the Corporation shall be in such form as shall be approved by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise, as may be prescribed by law or custom or by the Board of Directors.

Section 7.02 Fiscal Year. The fiscal year of the Corporation shall be the calendar year or as otherwise determined by resolution of the Board of Directors.

Section 7.03 Checks, Notes, Drafts, Etc. All checks, notes, drafts, or other orders for the payment of money of the Corporation shall be signed, endorsed, or accepted in the name of the Corporation by such officer, officers, person, or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

Section 7.04 Conflict with Applicable Law or Certificate of Incorporation. These bylaws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these bylaws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

Section 7.05 Books and Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided, that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, the records so kept comply with Section 224 of the DGCL. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE VIII
Amendments

These bylaws may be adopted, amended, or repealed by the stockholders entitled to vote; provided, however, that pursuant to the Certificate of Incorporation, the Board of Directors may adopt, amend, or repeal these by-laws and, provided further, that any proposal by a stockholder to amend these by-laws will be subject to the provisions of ARTICLE II of these by-laws except as otherwise required by law. The fact that such power has been so conferred upon the Board of Directors does not divest the stockholders of the power, nor limit their power to adopt, amend, or repeal bylaws.

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Exhibit 99.1

KindlyMD, Inc. Announces Corporate Rebrand to Nakamoto Inc.

New Name Represents Company Shift to Bitcoin-Native Operating Strategy

Nashville, TN, January 21, 2026 – Nakamoto Inc. (NASDAQ: NAKA) (“Nakamoto” or the “Company”), a Bitcoin company, today announced that it has changed its corporate name from KindlyMD, Inc. to Nakamoto Inc., to integrate its corporate identity with the Company’s long-term strategy in the Bitcoin ecosystem. The healthcare business will continue operations through Kindly LLC, a wholly owned subsidiary of Nakamoto. The Company’s common stock and warrants will remain listed under the NAKA and NAKAW ticker symbols, respectively.

The rebranding is intended to better align the Company’s corporate identity with its objective of becoming the premier Bitcoin company focused on disciplined capital allocation, as well as the acquisition and development of Bitcoin-aligned operating businesses.

“By rebranding under the name Nakamoto, we are reinforcing Nakamoto’s role as a Bitcoin company built for the future,” said David Bailey, Chairman and CEO of Nakamoto Inc. “This name change is designed to eliminate ambiguity around our objectives and further our goal to support Bitcoin’s long-term success.”

Since implementing its Bitcoin-focused strategy, Nakamoto has executed a series of foundational milestones to establish a scalable operating and treasury platform. These include the accumulation of a Bitcoin treasury worth more than $500 million and the deployment of capital into strategic investments and treasury assets across multiple international markets.

The Company’s corporate website, including the investor relations page, is now located at www.nakamoto.com. The rebranding will also be reflected in future regulatory filings and disclosures, as applicable. No action is required by shareholders in connection with the rebranding.

About Nakamoto Inc.

Nakamoto Inc. is a Bitcoin company building a global portfolio of Bitcoin-native companies. Nakamoto plans to grow its Bitcoin holdings through disciplined accumulation and to leverage its treasury to acquire and develop an ecosystem of Bitcoin companies across finance, media, advisory and more. Nakamoto aims to provide commercial and financial infrastructure for the next generation of capital markets. For more information, please visit nakamoto.com .

Forward Looking Statements

All statements, other than statements of historical fact, included in this press release that address activities, events or developments that that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements, as defined under U.S. federal securities laws, related to the Company. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and often include statements about our future operations, business strategies, plans, objectives, expectations, intentions, goals, projections, prospects, future events, or performance, as well as underlying assumptions. These statements covering matters such as expectations, plans, strategic outlooks, financial projections, market conditions, regulatory environments, Bitcoin-related strategies, Bitcoin treasury management activities, and the Company’s anticipated holding of Bitcoin as part of its corporate treasury are inherently uncertain and involve numerous assumptions and risks.

Forward-looking terms used may include, but are not limited to, “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “would,” “may,” “plan,” “will,” “guidance,” “look,” “goal,” “future,” “build,” “focus,” “continue,” “strive,” “allow,” “seek,” “aim,” “target,” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements and similar expressions. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, descriptions of the Company and its operations, strategies and plans, integration, debt levels and leverage ratio, capital expenditures, cash flows and anticipated uses thereof, including the purchase, custody, and potential sale or other use of Bitcoin, synergies, opportunities and anticipated future performance, including the management team and board of directors of the Company. These statements may also relate to broader macroeconomic trends, industry developments, technology adoption, competitive positioning, market expansion, product launches, research and development efforts, acquisitions or dispositions, legal or regulatory developments, and other initiatives that could affect our future business performance. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These include risks relating to Bitcoin market volatility, cybersecurity and custody of digital assets, potential changes in laws or accounting standards relating to cryptocurrency, and regulatory developments affecting Bitcoin or other digital assets, as well as the risk that changes in the Company’s capital structure and governance could have adverse effects on the market value of its securities; the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on the Company operating results and business generally; the risk that the Company may be unable to reduce expenses or access financing or liquidity; the impact of any related economic downturn; the risk of changes in governmental regulations or enforcement practices; adverse impacts from geopolitical events, health crises, supply chain disruptions, changes to laws or accounting standards, cybersecurity threats or data breaches, intellectual property disputes, competitive pressures, or changes in consumer behavior; and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond the Company’s control, including those detailed in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10- Q, Current Reports on Form 8-K, and such other documents of the Company filed, or to be filed, with the SEC that are or will be available on the Company’s website at www.nakamoto.com and on the website of the SEC at www.sec.gov. All forward-looking statements are based on assumptions that the Company believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not undertake any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Nothing contained herein constitutes an offer to buy or sell securities of the Company or any other party, nor does it constitute a solicitation of any proxy or vote.

Media Contact

Carissa Felger / Sam Cohen

Gasthalter & Co.

(212) 257-4170

Nakamoto@gasthalter.com

Investor Relations Contact

Sean Mansouri, CFA / Aaron D’Souza
Elevate IR
(720) 330-2829
NAKA@elevate-ir.com